Exhibit 5

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                       AMENDED AND RESTATED

                      STOCKHOLDERS' AGREEMENT



                               Among



                       FRANCE TELECOM S.A.,



                        DEUTSCHE TELEKOM AG



                                and



                        SPRINT CORPORATION



                   Dated as of ----------, 1998





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




                         TABLE OF CONTENTS



Page


ARTICLE I
DEFINITIONS............................................2

ARTICLE II   RESTRICTIONS ON TRANSFER OF
SHARES....................32
      Section 2.1.  General Transfer
Restrictions..................32
      Section 2.2.  Transfers to Qualified
Subsidiaries............32
      Section 2.3.  Other Transfers Prior to January 31,
2001......33
      Section 2.4.  Other
Transfers................................33
      Section 2.5.  Company Rights to
Purchase.....................34
      Section 2.6.  Termination of Transfer
Restrictions...........40
      Section 2.7.  Notice of Certain
Actions......................42
      Section 2.8.  Restrictive
Legends............................42
      Section 2.9.  Reorganization, Reclassification,
                    Merger, Consolidation
                    or Disposition of
Shares.......................44
      Section 2.10. Strategic Mergers;
                    Business Combinations; Company
                    Tender for
Shares..............................44
      Section 2.11. Effect of Proposed
Redemption..................44

ARTICLE III  PROVISIONS CONCERNING DISPOSITION OF LONG
             DISTANCE
ASSETS.......................................45
      Section 3.1.  Offers to FT and
DT............................45
      Section 3.2.  Assignment of
Rights...........................48
      Section 3.3.  Timing of
Disposition..........................48
      Section 3.4.  Method of
Purchase.............................48
      Section 3.5.  Termination of
Rights..........................49

ARTICLE IV   PROVISIONS CONCERNING CHANGE OF
CONTROL...............50
      Section 4.1.  Sale of Assets or
Control......................50
      Section 4.2.  Required Share
Purchases.......................50

ARTICLE V    EQUITY PURCHASE
RIGHTS................................51
      Section 5.1.  Right to
Purchase..............................51
      Section 5.2.
Notice.........................................53
      Section 5.3.  Manner of Exercise; Manner of
Payment..........54
      Section 5.4.
Adjustments....................................54
      Section 5.5.  Closing of
Purchases...........................55
      Section 5.6.  Terms of
Payment...............................55
      Section 5.7.  Suspension of Equity Purchase
Rights...........56


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Page




ARTICLE VI   HOLDINGS BY MAJOR
COMPETITORS.........................58

ARTICLE VII
COVENANTS.............................................59
      Section 7.1.  Reservation and Availability
                    of Capital
Stock...............................59
      Section 7.2.  Assignee
Purchasers............................59
      Section 7.3.  Automatic Exercise of Rights
                    with Respect to Option Shares;
                    Method of
Purchase.............................59
      Section 7.4.  Procedures for
Redemption......................61
      Section 7.5.  Joint Action by FT and
DT......................63
      Section 7.6.  Compliance with Tax
Laws.......................63
      Section 7.7.  Compliance with Security
Requirements..........63
      Section 7.8.  Major
Issuances................................64
      Section 7.9.  Participation by Class A Directors
                    in Certain Circumstances
 ......................65
      Section 7.10.
Spin-offs......................................65
      Section 7.11. FCC
Licenses...................................66
      Section 7.12. Issuance of Class A
Stock......................66
      Section 7.13. Defeasance of Fifth
Series.....................66
      Section 7.14. Continuing
Directors...........................66
      Section 7.15. Long Distance
Business.........................66
      Section 7.16. Intellectual
Property..........................66
      Section 7.17. Automatic Exercise of Rights with
                    Respect to CP Conversion
                    Shares; Method of
Purchase.....................67

ARTICLE VIII TERMINATION OF CERTAIN
RIGHTS.........................68

ARTICLE IX   TAX
INDEMNIFICATION...................................69
      Section 9.1.  Indemnification for Company
Purchase...........69
      Section 9.2.  Indemnification for Supplementary
Payments.....70
      Section 9.3.  Rebate of
Indemnity............................70
      Section 9.4.  Exclusions from
Indemnity......................71
      Section 9.5.  Consequences of
Assignment.....................72
      Section 9.6.
Verification...................................72
      Section 9.7.  Contest
Rights.................................73

ARTICLE X    U.S. REAL PROPERTY TAX
MATTERS........................74
      Section 10.1.
Notification...................................74
      Section 10.2. Control of FIRPTA
Determination................74
      Section 10.3. Issuance of Certification; Related
Matters.....75


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Page



      Section 10.4. Advisory
Costs................................75
      Section 10.5.
Indemnity.....................................75
      Section 10.6. Contest
Rights................................76

ARTICLE XI
MISCELLANEOUS........................................77
      Section 11.1.
Notices.......................................77
      Section 11.2. Waiver, Amendment,
etc........................78
      Section 11.3. No
Partnership................................78
      Section 11.4. Binding Agreement; Assignment;
                    No Third Party Beneficiaries
 .................79
      Section 11.5. GOVERNING LAW; DISPUTE RESOLUTION;
                    EQUITABLE
RELIEF..............................79
      Section 11.6.
Severability..................................80
      Section 11.7.
Translation...................................81
      Section 11.8. Table of Contents; Headings;
Counterparts.....81
      Section 11.9. Entire
Agreement..............................81
      Section 11.10.Waiver of
Immunity............................81
      Section 11.11.Acquisitions by FT
                    and DT of Stock from Third
Parties............82
      Section 11.12.Effect of
Conversion..........................82
      Section 11.13.Continuing Director
Approval..................82


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


           AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


      THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of _____________, 1998 (this "Agreement"), by and among SPRINT CORPORATION, a corporation formed under the laws of Kansas (the "Company"), FRANCE TELECOM S.A., a societe anonyme formed under the laws of France ("FT"), and DEUTSCHE TELEKOM AG, an Aktiengesellschaft formed under the laws of Germany ("DT");


                       W I T N E S S E T H:


      WHEREAS, the Company, FT and DT entered into an Investment
Agreement dated as of July 31, 1995, as amended (the "Investment
Agreement") pursuant to which FT and DT purchased shares of capital stock of the Company;

      WHEREAS, in connection with the transactions contemplated by the Investment Agreement, the Company, FT and DT entered into a Stockholders' Agreement dated as of January 31, 1996, which agreement was amended on June 24, 1997 (the "1996 Stockholders' Agreement");

      WHEREAS, the Company, FT and DT entered into a Master Restructuring and Investment Agreement dated as of May 26, 1998 (the "FT/DT Restructuring Agreement"), which contemplates, among other things, the purchase by FT and DT of shares of Series 3 PCS Stock;

      WHEREAS, as a condition precedent to and in consideration of the transactions contemplated in the FT/DT Restructuring Agreement, the Company, FT and DT are required to enter into this Agreement and in reliance thereon the Company, FT and DT have has entered into the FT/DT Restructuring Agreement;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the FT/DT Restructuring Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of FT, DT and the Company (each a "Party and collectively the "Parties"), intending to be legally bound, hereby agrees that the 1996 Stockholders' Agreement is hereby amended and restated in its entirety as follows:

                             ARTICLE I

                            DEFINITIONS
                            -----------

      The following capitalized terms used in this Agreement will have the following meanings:

           "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person, provided that (a) no JV Entity shall be deemed an Affiliate of any party hereto unless (i) FT, DT and Atlas own a majority of the Voting Power of such JV Entity and the Company does not have the Tie-Breaking Vote, or (ii) FT, DT or Atlas has the Tie-Breaking Vote; (b) FT, DT and the Company shall not be deemed Affiliates of each other; (c) Atlas shall be deemed an Affiliate of FT and DT; and (d) the term "Affiliate" shall not include any Governmental Authority of France or Germany or any other Person Controlled, directly or indirectly, by any such Governmental Authority, in each case except for FT, DT, Atlas and any other Person directly, or indirectly through one or more intermediaries, Controlled by FT, DT or Atlas.

           "Alien" means "aliens", "their representatives", "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

           "Amended and Restated Confidentiality Agreements" means the Amended and Restated DT Investor Confidentiality Agreement and the Amended and Restated FT Investor Confidentiality
Agreement.

           "Amended and Restated DT Investor Confidentiality
Agreement" means the Amended and Restated Investor
Confidentiality Agreement between the Company and DT dated as of the date hereof.

           "Amended and Restated FT Investor Confidentiality
Agreement" means the Amended and Restated Investor
Confidentiality Agreement between the Company and FT dated as of the date hereof.

           "Amended and Restated Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement among the Company, FT and DT, dated as of the date hereof, as it may be amended or supplemented from time to time.

           "Amended and Restated Standstill Agreement" means the
Amended and Restated Standstill Agreement among the Company, FT and DT, dated as of the date hereof, as it may be amended or supplemented from time to time.


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           "Applicable Law" means all applicable provisions of
all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

           "Applicable CP Period" means a period beginning on the fifth day prior to a record date relating to a vote of the stockholders of the Company or the payment of dividends to the stockholders of the Company and ending on the day following such record date.

           "Applicable FON Ratio" shall have the meaning set forth in Section 7.5(b) hereof.

           "Applicable Overall Ratio" shall have the meaning set forth in Section 7.5(a) hereof.

           "Applicable PCS Ratio" shall have the meaning set forth in Section 7.5(b) hereof.

           "Articles" means the Articles of Incorporation of the Company, as amended or supplemented from time to time.

           "Assignment Notice" shall have the meaning set forth in
Section 3.2 hereof.

           "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, provided that when used to indicate a relationship with FT or DT or their respective Subsidiaries or Affiliates, the term "Associate" shall mean (a) in the case of FT, any Person occupying any of the positions listed on Schedule A hereto, and (b) in the case of DT, any Person occupying any of the positions listed on Schedule B hereto, provided, further, that, in each case, no Person occupying any such position described in clause (a) or (b) hereof shall be deemed an "Associate" of FT or DT, as the case may be, unless the Persons occupying all such positions described in clauses (a) and (b) hereof Beneficially Own, in the aggregate, more than 0.2% of the Voting Power of the Company.

           "Atlas" means the company formed as a societe anonyme under the laws of Belgium pursuant to the Joint Venture
Agreement, dated as of December 15, 1994, between FT and DT, as amended.

           "Available Record Date Blackout Shares," with respect to any Record Date Blackout Period, means a number of shares of Series 3 FON Stock and/or Series 3 PCS Stock, the allocation of which is determined by Section 5.8, which after giving effect to the issuance of such shares represents Votes in an amount equal to the lesser of (i) 20% of the Voting Power of the Company minus the sum of (x) the Percentage Ownership Interest of the Class A Holders as of the beginning of such Record Date Blackout Period, and (y) the Percentage Ownership Interest which would be represented by shares with respect to which the Class A Holders have Equity Purchase Rights, after giving effect to the issuance of such shares, (ii) 0.75% of the outstanding

Voting Power of Sprint as of the first day of the Record Date Blackout Period, and (iii) 1.25% of the outstanding Voting Power of Sprint as of the first day of the Record Date Blackout Period, less the Percentage Ownership Interest represented by the number of Shares purchased pursuant to Section 5.8 during the preceding 12 months.

           "Basis Windfall" shall have the meaning set forth in
Section 9.3 hereof.

           "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, means any Person which:

           (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing) including, without limitation, pursuant to the Investment Agreement, the FT/DT Restructuring Agreement and this Agreement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

           (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

           (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof), provided that (i) Class A Common Stock, Sprint FON Stock and Sprint PCS Stock held by one of FT or DT or its Affiliates or Associates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates or Associates; (ii) Sprint FON Stock and Sprint PCS Stock shall not be deemed to be Beneficially Owned by FT, DT or their Affiliates or Associates by virtue of the top up rights and standby commitments granted under the Purchase Rights Agreement except to the extent that FT, DT or their Affiliates or Associates have (A) acquired shares of Sprint FON Stock or Sprint PCS Stock pursuant to the Purchase Rights Agreement, or (B) become irrevocably committed to acquire, and the Cable Partners have become irrevocably committed to sell, shares of Sprint FON Stock or Sprint PCS Stock pursuant to the Purchase Rights Agreement (with such Beneficial Ownership being determined on a full-voting basis), subject only to customary closing conditions, if any; and (iii) FT, DT and their Affiliates and Associates shall not be deemed to Beneficially Own any incremental Voting Power resulting solely from the increase in Voting Power provided for by the application of Section 7.5(d) of the Articles.

           "Board of Directors" means the board of directors of the Company.

           "Brokers' Transactions" means brokers' transactions within the meaning of Rule 144 of the Securities Act, or any successor rule.

           "Business Day" means any day other than a day on which commercial banks in The City of New York, Paris, France, or
Frankfurt am Main, Germany, are required or authorized by law to be closed.

           "Buyers" shall have the meaning set forth in the FT/DT
Restructuring Agreement.

           "Buy Notice" shall have the meaning set forth in
Section 2.5(b) hereof.

           "Bylaws" means the Bylaws of the Company, as amended or supplemented from time to time.

           "Cable Partners" means Tele-Communications, Inc.,
Comcast Corporation and Cox Communications, Inc. and any of their respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of their respective businesses or assets.

           "Cellular and Wireless Division" means the former
Cellular and Wireless Communications Services Division of the
Company.

           "Change in Law" shall have the meaning set forth in
Section 10.2(b) hereof.

           "Change of Control" means a:

           (a) decision by the Board of Directors to sell Control of the Company or not to oppose a third party tender offer for Voting Securities of the Company representing more than 35% of the Voting Power of the Company; or

           (b) change in the identity of a majority of the Directors due to (i) a proxy contest (or the threat to engage in a proxy contest) or the election of Directors by the holders of Preferred Stock; or (ii) any unsolicited tender, exchange or other purchase offer which has not been approved by a majority of the Independent Directors, provided that a Strategic Merger shall not be deemed to be a Change of Control and, provided, further, that any transaction between the Company and FT and DT or otherwise involving FT and DT and any of their direct or indirect Subsidiaries which are parties to a Contract therefor shall not be deemed to be a Change of Control.

           "Class A Common Stock" means the Class A Common Stock of the Company, including the Old Class A Common Stock and the Class A Common Stock -- Series DT (each as described in the
Articles).

           "Class A Director" means any Director elected by the Class A Holders pursuant to Section 2(a) of ARTICLE FIFTH of the
Articles or appointed by Class A Directors pursuant to Section
4(b) of ARTICLE FIFTH of the Articles.

           "Class A FON Shares" means shares of Series 3 FON
Stock and Shares Issuable With Respect to the Class A Equity
Interest in the FON Group.

           "Class A Holder Eligible Notes" means notes of a Class A Holder issued pursuant to Section 5.6, substantially in the form of Exhibit A attached hereto, made payable to the Company which, in the written opinion of an investment banking firm of recognized international standing addressed to the Company and reasonably satisfactory to the Company, would sell, at the date of their issuance, at a price equal to their principal amount (taking into account the likely manner and timing of resale by the Company), provided that no note of any Class A Holder shall be deemed to be a Class A Holder Eligible Note (a) if such Class A Holder's debt instruments are at that time rated by Moody's Investors Service, Inc., Standard and Poor's Corporation or Duff & Phelps Credit Rating Co., and if it is to be issued at a time when such Class A Holder's debt instruments comparable to the note proposed to be a Class A Holder Eligible Note (or, if rated, such note itself) do not possess at least two of the three following ratings: Baa3 or better (or a comparable rating if the rating system is changed) by Moody's Investors Service, Inc.; BBB- or better (or a comparable rating if the rating system is changed) by Standard and Poor's Corporation; and BBB- or better (or a comparable rating if the rating system is changed) by Duff & Phelps Credit Rating Co., and (b) unless nationally-recognized counsel shall have delivered an opinion in form and substance reasonably satisfactory to each payee that such notes are enforceable obligations of such Class A Holder in accordance with the terms thereof, and provided, further, that no note issued by any Qualified Subsidiary shall be deemed to be a Class A Holder Eligible Note unless FT or DT, as the case may be, shall have executed a guarantee with respect to the obligations of such Qualified Subsidiary thereunder, satisfactory in form and substance to the Company.

           "Class A Holders" means FT, DT and any Qualified Subsidiary to which shares of Class A Stock or Non-Class A Common Stock have been transferred in accordance with Section 2.2 hereof, and any Qualified Stock Purchaser that acquires shares of Class A Stock or Non- Class A Common Stock pursuant to Article VI or Section 5.1 of this Agreement or pursuant to Section 2.2(b) of the Amended and Restated Standstill Agreement (and shall include such Persons even after all of the shares of Class A Stock have been converted into Non-Class A Common Stock of the Company).

           "Class A PCS Shares" means shares of Series 3 PCS
Stock and Shares Issuable With Respect to the Class A Equity
Interest in the PCS Group.

           "Class A Provisions" means Section 5 (but only with respect to those provisions addressing the Class A Stock),
Section 6 (but only with respect to those provisions addressing the Class A Stock), Section 8, Section 9 (but only with respect to those provisions addressing the Class A Stock), Section 10,
Section 11 and Section 12 of ARTICLE SIXTH of the Company's Articles of Incorporation, as amended from time to time.

           "Class A Stock" means the Class A Common Stock, the
Series 3 FON Stock and the Series 3 PCS Stock.

           "Closing Price" means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" means the Fair Market Value of such security.

           "Code" means the U.S. Internal Revenue Code of 1986, as amended.

           "Committed Percentage" means, as to any Class A Holder, the percentage obtained by dividing the aggregate number of Votes represented or to be represented by the Voting Securities of the Company (a) owned of record by such Class A Holder or by its nominees, and (b) which such Class A Holder has committed to the Company to purchase pursuant to Sections 7.3 and
7.8 or Articles V and VI hereof (but not pursuant to the FT/DT Restructuring Agreement until such shares are acquired pursuant to such agreement), by the sum of (i) the Voting Power of the Company and (ii) the Votes to be represented by any Voting Securities of the Company such Class A Holder has committed to the Company to purchase from the Company pursuant to Article V or VI or Section 7.3 hereof (but not pursuant to the FT/DT Restructuring Agreement until such shares are acquired pursuant to such agreement).

           "Company" shall have the meaning set forth in the preamble.

           "Company Eligible Notes" means notes of the Company (or its permitted assignee pursuant to Section 2.5), satisfactory in form and substance to the Company, FT and DT, made payable to the Transferring Stockholder, or Class A Holder as provided in
Section 2.6(b)(ii) hereof, which, in the written opinion of an investment banking firm of recognized international standing addressed to the Transferring Stockholder, or Class A Holder as provided in Section 2.6(b)(ii) hereof, and reasonably satisfactory to such Transferring Stockholder or Class A Holder, as the case may be, would sell, at the date of their issuance, at a price equal to their principal amount (taking into account the likely manner and timing of resale by such Transferring Stockholder or Class A Holder, as the case may be), provided that no note of the Company (or its permitted assignee pursuant to Section 2.5) shall be deemed to be a Company Eligible Note (a) if it is to be issued at a time when the Company's (or such assignee's) debt instruments comparable to the notes proposed to be a Company Eligible Note (or such note itself) do not possess at least two of the three following ratings: Baa3 or better (or a comparable rating if the rating system is changed) by Moody's Investors Service, Inc.; BBB- or better (or a comparable rating if the rating system is changed) by Standard and Poor's Corporation; and BBB- or better (or a comparable rating if the rating system is changed) by Duff & Phelps Credit Rating Co., and
(b) unless nationally-recognized counsel shall have delivered an opinion in form and substance reasonably satisfactory to each payee that such notes are enforceable obligations of the Company (or such assignee) in accordance with the terms thereof.

           "Company Purchase" shall have the meaning set forth in
Section 9.1 hereof.

           "Company Stock Payment Notes" shall have the meaning set forth in Section 7.3 hereof.

           "Company Tax Payment" shall have the meaning set forth in Section 9.3 hereof.

           "Continuing Director" means any Director who is unaffiliated with the Buyers and their "affiliates" and "associates" (as each such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1,
1982) and was a Director prior to the time that any Buyer or any such affiliate or associate became an Interested Stockholder (as such term is defined in the Fair Price Provisions), and any successor of a Continuing Director if such successor is not affiliated with any such Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

           "Contract" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

           "Control" means, with respect to a Person or Group, any of the following:

           (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or

           (b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

           "Corporation Joint Venture Termination" means any of the following:

           (a) the sale of Venture Interests by a Sprint Party pursuant to Section 20.5(a) of the Joint Venture Agreement;
      or

           (b) the receipt by the FT/DT Parties of the Tie-Breaking Vote due to a Funding Default, Material
      Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the Sprint Parties.

           "CP Closing" shall have the meaning set forth in
Article VIII of the FT/DT Restructuring Agreement.

           "CP Conversion Shares" shall mean shares of Series 1
PCS Stock issued upon the conversion of shares of Series 2 PCS
Stock.

           "Director" means a member of the Board of Directors.

           "DT" shall have the meaning specified in the preamble.

           "Eligible Purchaser" shall have the meaning set forth in Section 2.5(c)(i) hereof.

           "Equity Purchase Price" shall have the meaning set forth in Section 5.5(b) hereof.

           "Equity Purchase Right" shall have the meaning set forth in Section 5.1 hereof.

           "ESMR" means any commercial mobile radio service, and the resale of such service, of the type authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules or similar Applicable Laws of any other country in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

           "Europe" means the current geographic area covered by the following countries and territories located on the European continent, plus in the case of France, its territories and possessions located outside the European continent: Albania, Andorra, Austria, Belgium, Bosnia-Hercegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Montenegro, Netherlands, Norway, Poland,

Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain,
Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican
City.

           "Excess Taxes" shall have the meaning set forth in
Section 9.1 hereof.

           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC from time to time promulgated thereunder.

           "Exempt Asset Divestitures" mean, with respect to the Company and its Subsidiaries:

           (a) Transfers of assets, shares or other equity interests (other than Long Distance Assets) to joint ventures approved by FT and DT prior to January 31, 1996;

           (b) Transfers of assets, shares or other equity interests (other than Long Distance Assets) to (i) any entity in exchange for equity interests in such entity if, after such transaction, the Company owns at least 51 percent of both the Voting Power and equity interests in such entity or (ii) any joint venture that is an operating joint venture not controlled by any of its principals and in which (x) the Company has the right, acting alone, to disapprove (and thereby prohibit) decisions relating to acquisitions and divestitures involving more than 20 percent of the Fair Market Value of such entity's assets, mergers, consolidations and dissolution or liquidation of such entity and the adoption of such entity's business plan and (y) Major Competitors of the Joint Venture do not in the aggregate own more than 20% of the equity interests or Voting Power;

           (c) Transactions in which the Company exchanges one or more (i) local exchange telephone businesses for one or more such businesses or (ii) public cellular or wireless radio telecommunications service systems for one or more such systems, provided that the Company shall not, directly or indirectly, receive cash in any such transaction in an amount greater than 20 percent of the Fair Market Value of the property or properties Transferred by it;

           (d) Transfers of assets, shares or other equity interests (other than Long Distance Assets) by the Company to any of its Subsidiaries, or by any of its Subsidiaries to the Company or any other Subsidiary of the Company;

           (e) any Spin-off of equity interests of a wholly-owned Subsidiary that is not a Subsidiary which, directly or indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in the Articles and the Bylaws;

           (f) Transfers of assets (other than Long Distance Assets) of the Company or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition, the "IT Assets"), to any Person that regularly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information technology or data processing functions or services to the Company or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to the Company as determined in good faith by the Company, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such assets, or the Company or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to the Company as determined in good faith by the Company, and (ii) the Transfer of such assets will not materially and adversely affect the operation of the Company; or

           (g) Transfers of assets (other than Long Distance Assets or IT Assets) of the Company or any of its Subsidiaries to any Person in connection with any contractual arrangement (for purposes of this definition, a "Non-IT Service Contract") pursuant to which such Person undertakes to provide services to the Company or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to the Company as determined in good faith by the Company, provided, that (i) the Fair Market Value of such assets, together with the Fair Market Value of assets of the Company Transferred to such Person or other Persons in related transactions, do not represent more than five percent of the Fair Market Value of the assets of the Company, (ii) the Transfer of such assets will not materially and adversely affect the operation of the Company, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the assets so Transferred or the Company or such Subsidiary has the right to cause such Non-IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to the Company as determined in good faith by the Company.

           "Exempt Long Distance Asset Divestitures" mean, with respect to the Company and its Subsidiaries:

           (a)  Transfers of Long Distance Assets to a Qualified
      Joint Venture;

           (b) Transfers of Long Distance Assets to any entity if the Company and its Subsidiaries after such transaction own at least 70 percent of both the Voting Power and equity interests of such entity, provided that if a Major
      Competitor of FT or DT or the

      Joint Venture holds equity interests in such entity, such Major Competitor's equity interests and Votes in such entity as a percentage of the Voting Power of such entity shall not, directly or indirectly, exceed 20 percent;

           (c) Transfers of Long Distance Assets pursuant to an underwritten, widely- distributed public offering at the conclusion of which the Company and its Subsidiaries shall own at least 51 percent of both the Voting Power and equity interests in the entity that owns such Long Distance Assets;

           (d) Transfers in the ordinary course of business of Long Distance Assets determined by the Company to be unnecessary for the orderly operation of the Company's business, and sale-leasebacks of Long Distance Assets and similar financing transactions after which the Company and its Subsidiaries continue in possession and control of the Long Distance Assets involved in such transaction;

           (e) Transfers of Long Distance Assets by the Company to any of its Subsidiaries, or by any of its Subsidiaries to the Company or any other Subsidiary of the Company;

           (f) Transfers of Long Distance Assets to FT or DT or any assignee thereof pursuant to this Agreement;

           (g) any Spin-off of equity interests of a wholly-owned Subsidiary which, directly or indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in the Articles and the Bylaws;

           (h) Transfers of Long Distance Assets of the Company or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition, the "IT Assets"), to any Person that regularly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information technology or data processing functions or services to the Company or any of its Subsidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to the Company as determined in good faith by the Company, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such Long Distance Assets, or the Company or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to the

      Company as determined in good faith by the Company, and
      (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Distance Business. Any such IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Distance Asset; or

           (i) Transfers of Long Distance Assets (other than IT Assets) of the Company or any of its Subsidiaries to any Person in connection with any contractual arrangement (for purposes of this definition "Non-IT Service Contract") pursuant to which such Person undertakes to provide services to the Company or any of its Subsidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to the Company as determined in good faith by the Company, provided, that (i) the Fair Market Value of such Long Distance Assets, together with the Fair Market Value of Long Distance Assets Transferred to such Person or other Persons in related transactions, do not represent more than three percent of the Fair Market Value of the Long Distance Assets of the Company, (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Distance Business, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the Long Distance Assets so Transferred or the Company or such Subsidiary has the right to cause such Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to the Company as determined in good faith by the Company. Any such Non-IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Distance Asset.

           "Exercise Amount" shall have the meaning set forth in
Section 7.3 hereof.

           "Fair Market Value" means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arms-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors as certified in a resolution delivered to all of the Class A Holders.

           "Fair Price Provisions" means ARTICLE SEVENTH of the
Articles, and any successor provision thereto.

           "FCC" means the Federal Communications Commission.

           "FCC Order" means, with respect to any proposed
Transfer of Long Distance Assets by the Company, either:

           (a) an effective written order or other final action from the FCC (either in the first instance or upon review or reconsideration) either declaring that FT and DT are not prohibited by Section 310 from owning such Long Distance Assets or stating that no such declaration is required, and as to which no Proceeding shall be pending or threatened that presents a substantial possibility of resulting in a reversal thereof; or

           (b) an effective written order from, or other final action taken by, the FCC pursuant to delegated authority (either in the first instance or upon review or reconsideration) either declaring that FT and DT are not prohibited by Section 310 from owning such Long Distance Assets, or stating that no such declaration is required, which order or final action shall no longer be subject to further administrative review, and as to which no Proceeding shall be pending or threatened that presents a substantial possibility of resulting in a reversal thereof;

For purposes of clause (b) of this definition, an order from, or other final action taken by, the FCC pursuant to delegated authority shall be deemed no longer subject to further administrative review:

           (x) if no petition for reconsideration or application for review by the FCC of such order or final action has been filed within thirty days after the
                date of public notice of such order or final action, as such 30-day period is computed and as such date is defined in Sections 1.104 and 1.4
(or
                any successor provisions), as applicable, of the FCC's rules, and the FCC has not initiated review of such order or final action on its own motion within forty days after the date of public notice of the order or final action, as such 40-day period is computed and such date is defined in Sections 1.117 and 1.4 (or any successor provisions) of the FCC's rules; or

           (y) if any such petition for reconsideration or application for review has been filed, or, if the FCC has initiated review of such order or final action on its own motion, the FCC has issued an effective written order or taken final action to the effect set forth in clause (a) above.

           "FIRPTA Determination" means with respect to any sale, exchange (including a deemed exchange) or other disposition by a Class A Holder of Shares, a determination as to whether the Company is a "United States Real Property Holding Corporation" within the meaning of Section 897 of the Code and the regulations thereunder (or any successor provision).

           "FIRPTA Tax" shall have the meaning set forth in
Section 10.5 hereof.

           "First Notice Period" shall have the meaning set forth in Section 2.5(a) hereof.

           "First Offer Price" shall have the meaning set forth in Section 2.5(a) hereof.

           "FON Trading Average" means (i) the Volume Weighted Trading Average of the Series 1 FON Stock for the ten consecutive Trading Days following the date of the Recapitalization, divided by (ii) a fraction, the numerator of which is the number of shares of Sprint FON Common Stock which are outstanding immediately prior to the Recapitalization and the denominator of which is the number of shares of Series 1 FON Stock issued in the Recapitalization.

           "Formula Price" means (i) prior to the
Recapitalization, as to a share of Class A Common Stock, a per share price equal to the greater of (a) the Market Price of a share of Sprint FON Common Stock on the date of the sale of such share of Class A Common Stock, and (b) an amount equal to the Weighted Average Price paid by the Class A Holders for the share of Class A Common Stock, together with a stock appreciation factor thereon (calculated on the basis of a 365-day year) at the rate of 3.88% through and including the date of such redemption, such stock appreciation factor to be calculated, on an annual compounding basis, from the date of the purchase of such share of Class A Common Stock until the date of redemption, (ii) after the Recapitalization, as to a Class A FON Share, a per share price equal to the greater of (a) the Market Price of a share of Series 1 FON Stock on the date of the sale of such Class A FON Share, and (b) an amount equal to the Weighted Average Price paid by the Class A Holders for the Class A FON Share, together with a stock appreciation factor thereon (calculated on the basis of a 365-day year) at the rate of 3.88% through and including the date of such redemption, such stock appreciation factor to be calculated, on an annual compounding basis, from the date of the purchase of such Class A FON Share until the date of redemption, and (iii) as to a Class A PCS Share, a per share price equal to the greater of
(a) the Market Price of a share of Series 1 PCS Stock on the date of the sale of such Class A PCS Share, and (b) an amount equal to the Weighted Average Price paid by the Class A Holders for the Class A PCS Share, together with a stock appreciation factor thereon (calculated on the basis of a 365-day year) at the rate of 3.88% through and including the date of such redemption, such stock appreciation factor to be calculated, on an annual compounding basis, from the date of purchase of such Class A PCS Share until the date of redemption. In determining the Weighted Average Price paid by the Class A Holders for purposes of this definition following the Recapitalization, the original purchase price paid by the Class A Holders for shares of Class A Common Stock acquired by the Class A Holders prior to the Recapitalization shall be allocated among the Class A FON Shares and the Class A PCS Shares as follows: (i) the amount allocated to the Class A FON Shares shall be equal to the aggregate amount paid by the Class A Holders for Class A Common Stock prior to the Recapitalization, multiplied by (A) the FON Trading Average, divided by (B) the sum of the FON Trading Average and the PCS Trading Average, and (ii) the amount allocated to the Class A PCS Shares shall be equal to the aggregate amount paid by the Class A Holders for Class A Common Stock prior to the Recapitalization, multiplied by (A) the PCS Trading Average, divided by (B) the sum of the FON Trading Average and the PCS Trading Average.

           "France" means the Republic of France, including
French Guiana, Guadeloupe, Martinique and Reunion, and its territories and possessions.

           "FT" shall have the meaning specified in the preamble.

           "FT/DT Joint Venture Termination" means any of the following:

           (a) the sale of Venture Interests by an FT/DT Party pursuant to Section 20.5(b), 20.5(c) or 20.5(d) of the Joint Venture Agreement; or

           (b) the receipt by the Sprint Parties of the Tie-Breaking Vote due to a Funding Default, Material
      Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the FT/DT Parties.

           "FT/DT Party" shall have the meaning set forth in the Joint Venture Agreement.

           "FT/DT Restructuring Agreement" shall have the meaning set forth in the Recitals.

           "FT/DT Stock Payment Notes" means notes of FT and DT in substantially the form of Exhibit E.

           "FT/DT Weighted Purchase Price" means the Weighted Average Price paid by FT, DT, their respective Qualified Subsidiaries and any Qualified Stock Purchasers for Class A Common Stock, Class A FON Shares or Class A PCS Shares, as the case may be, calculated solely with respect to Class A Common Stock, Class A FON Shares or Class A PCS Shares, as the case may be, purchased from the Company pursuant to this Agreement, the Investment Agreement or the FT/DT Restructuring Agreement. In determining the FT/DT Weighted Purchase Price paid by the Class A Holders for purposes of this definition following the Recapitalization, the original purchase price paid by the Class A Holders for shares of Class A Common Stock prior to the Recapitalization shall be allocated among the Class A FON Shares and the Class A PCS Shares as follows: (i) the amount allocated to the Class A FON Shares shall be equal to the aggregate amount paid by the Class A Holders for Class A Common Stock purchased from the Company prior to the Recapitalization, multiplied by (A) the FON Trading Average, divided by (B) the sum of the FON Trading Average and the PCS Trading Average, and (ii) the amount allocated to the Class A PCS Shares shall be equal to the aggregate amount paid by the Class A Holders for Class A Common Stock purchased from the Company prior to the Recapitalization, multiplied by (A) the PCS Trading Average, divided by (B) the sum of FON Trading Average and the PCS Trading Average.

           "Germany" means the Federal Republic of Germany.

           "Governmental Approval" means any consent, waiver, grant, concession or License of, registration or filing with, or declaration, report or notice to, any Governmental Authority.

           "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government, provided that the term "Governmental Authority" shall not include FT, DT, Atlas or any of their respective Subsidiaries.

           "Group" means any group within the meaning of Section
13(d)(3) of the Exchange Act.

           "Indemnitee" shall have the meaning set forth in
Section 9.1 hereof.

           "Independent Director" means any member of the Board of Directors who (a) is not an officer or employee of the Company, or any Class A Holder, or any of their respective Subsidiaries, (b) is not a former officer of the Company, or any Class A Holder, or any of their respective Subsidiaries, (c) does not, in addition to such person's role as a Director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to the Company, or any Class A Holder, or their respective Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of the Company (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to the Company, any Class A Holder, or the organization so represented or such person, and (d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses (a), (b) and
(c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with the Company, any Class A Holder, or any of their respective Subsidiaries, that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of the Company, or any Class A Holder, or any of their respective Subsidiaries, or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director. Notwithstanding anything to the contrary contained in this definition, each Director as of July 31, 1995 who was not an executive officer of the Company shall be deemed to be an Independent Director hereunder.

           "Initial Charter Amendment" means the Amended and Restated Articles of Incorporation of Sprint filed with the Secretary of State of the State of Kansas on _____, 1998 effecting the creation of the PCS Stock, among other things.

           "Investment Agreement" shall have the meaning set forth in the Recitals.

           "Joint Venture" means the joint venture formed by FT, DT, Sprint Sub and the Company as provided in the Joint Venture
Agreement.

           "Joint Venture Agreement" means the Joint Venture
Agreement dated as of June 22, 1995, as amended on January 31, 1996, and on June 30, 1997, by and among the Company, Sprint Sub,
FT, DT and Atlas.

           "Joint Venture Documents" shall have the meaning set forth in the Joint Venture Agreement.

           "JV Entity" shall have the meaning set forth in the Joint Venture Agreement.

           "LD Disapproval Notice" shall have the meaning set forth in Section 3.1(d) hereof.

           "LD Option Period" shall have the meaning set forth in
Section 3.1(d) hereof.

           "LD Sale Notice" shall have the meaning set forth in
Section 3.1(c) hereof.

           "License" means any license, ordinance, authorization, permit, certificate, variance, exemption, order, franchise or approval, domestic or foreign.

           "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

           "Lien Transfer" shall mean the granting of any Lien on any Long Distance Asset, other than:

           (a) a Lien securing purchase money indebtedness that does not have a term longer than the estimated useful life of the Long Distance Asset subject to such Lien;

           (b) Liens or other comparable arrangements relating to the financing of accounts receivable; and

           (c) Liens securing any other indebtedness for borrowed money, provided that (i) the amount of such indebtedness, when added to the aggregate amount of purchase money indebtedness referred to in clause (a) above, does not exceed 30% of the total book value of the Long Distance Assets as at the date of the most recently published balance sheet of the Company, (ii) the indebtedness secured by such Liens is secured only by Liens on Long Distance Assets, (iii) the face amount of such indebtedness does not exceed the book value of the Long Distance Assets subject to such Liens, and (iv) such indebtedness is for a term no longer than the estimated useful life of the Long Distance Assets subject to such Liens.

           "Local Exchange Division" means the Local Division of the Company.

           "Long Distance Assets" means:

           (a) the assets reflected in the Company's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division;

           (b) any assets acquired by the Company or any of its Subsidiaries following December 31, 1994 that are reflected in the Company's balance sheet as included in the Long
      Distance Division;

           (c) any assets of the Company or any of its Subsidiaries that are not reflected in the Company's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division, which after December 31, 1994 are transferred by the Company or any of its Subsidiaries to, or reclassified by the Company or any of its Subsidiaries as part of, the Long Distance Division;

           (d) any assets acquired by the Company after December
      31, 1994 that are used or held for use primarily for the benefit of the Long Distance Business; and

           (e) any assets referred to in clauses (a) through (c) above that are used or held for use primarily for the benefit of the Long Distance Business which are transferred or reclassified by the Company or any of its Subsidiaries outside of the Long Distance Division, but which continue to be owned by the Company or any of its Subsidiaries;

provided that the term "Long Distance Assets" shall not include
(i) any assets that are used or held for use primarily for the benefit of any Non-Long Distance Business, or (ii) any other assets reflected in the Company's balance sheet for the year ended December 31, 1994 as included in the Cellular and Wireless Division or the Local Exchange Division (other than as such assets in the Cellular and Wireless Division or the Local Exchange Division may be transferred or reclassified in accordance with paragraph
(c) of this definition).

           "Long Distance Business" means all long distance telecommunications activities and services of the Company and its Subsidiaries at the relevant time, including (but not limited to) all long distance transport services, switching and value-added services for voice, data, video and multimedia transmission, migration paths and intelligent overlapping architectures, provided that the term "Long Distance Business" shall not include any activities or services primarily related to any Non-Long Distance Business.

           "Long Distance Division" means the Long Distance
Division of the Company.

           "Major Competitor" means (a) with respect to FT or DT, a Person that materially competes with a major portion of the telecommunications services business of FT or DT in Europe, or a Person that has taken substantial steps to become such a Major Competitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in France or Germany, provided that FT and/or DT furnish in writing to the Company reasonable evidence of the occurrence of such steps; (b) with respect to the Company, a Person that materially competes with a major portion of the telecommunications services business of the Company in North America, or a Person that has taken substantial steps to become such a Major Competitor and which the Company has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in the United States of America, provided that the Company furnish in writing to each Class A Holder reasonable evidence of the occurrence of such steps; and (c) with respect to the Joint Venture, a Person that materially competes with a major portion of the telecommunications services business of the Joint Venture, or a Person that has taken substantial steps to become such a Major Competitor and which FT, DT or the Company has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that FT, DT or the Company furnish in writing to each other party hereto reasonable evidence of the occurrence of such steps.

           "Major Issuance" means any transaction, including, but not limited to, a merger or business combination, resulting, directly or indirectly, in the issuance (or sale from treasury) in connection with such transaction of Voting Securities of the Company with a number of Votes equal to or greater than the Major Issuance Threshold, as measured on the date of such issuance or sale.

           "Major Issuance Threshold" means, with respect to an issuance of Voting Securities, 30 percent of the Voting Power of the Company immediately prior to such issuance.

           "Mandatory Payment Amount" shall have the meaning set forth in Section 7.3(c)(ii) hereof.

           "Market Price" means, with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to (a) in the case of a Class A FON Share, the Market Price of a share of Series 1 FON Stock; and (b) in the case of a Class A PCS Share, the Market Price of a share of Series 1 PCS Stock. The Market Price of any options, warrants, rights or other securities convertible into or exercisable for a Class A FON Share or a Class A PCS Share, as the case may be, shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Series 1 FON Stock or Series 1 PCS Stock, respectively, upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for a Class A FON Share or a Class PCS Share, as the case may be.

           "Material Adverse Effect" means, with respect to any Person, the effect of any event, occurrence, fact, condition or change that is materially adverse to the business, operations, results of operations, financial condition, assets or liabilities of such Person.

           "NASDAQ" means the National Association of Securities
Dealers, Inc. Automated Quotations System.

           "1996 Stockholders' Agreement" shall have the meaning set forth in the Recitals.

           "Non-Class A Common Stock" means the Sprint FON Common
Stock and the Sprint PCS Common Stock.

           "Non-Long Distance Business" means (a) the ownership of any equity or other interests in the Joint Venture or any of the JV Entities; the enforcement or performance of any of the rights or obligations of the Company or any Subsidiary of the Company pursuant to the Joint Venture Agreement; or any activities or services of the Joint Venture or any of the JV Entities; (b) the interests, assets, properties and businesses attributed to the PCS Group (as defined in the Articles) in accordance with ARTICLE SIXTH, Section 10 of the Articles; (c) any activities or services primarily related to the provision of subscriber connections to a local exchange or switch providing access to the public switched telephone network; (d) any activities or services primarily related to the provision of exchange access services for the purpose of originating or terminating long distance telecommunications services; (e) any activities or services primarily related to the resale by the Local Exchange Division of long distance telecommunications services of the Company or other carriers; (f) any activities or services primarily related to the provision of inter-LATA long distance telecommunications services that are incidental to the local exchange services business of the Local Exchange Division;
(g) any activities or services primarily related to the provision of intra-LATA long distance telecommunications services; (h) any activities or services (whether local, intra-LATA or inter-LATA) primarily related to the provision of cellular, PCS, ESMR or paging services, mobile telecommunications services or any other voice, data or voice/data wireless services, whether fixed or mobile, or related to telecommunications services provided through communications satellite systems (whether low, medium or high orbit systems); and (i) the use of the "Sprint" brand name or any other brand names, trade names or trademarks owned or licensed by the Company or any of its Subsidiaries.

           "North America" means the current geographic area covered by the following countries: Canada, the United States of Mexico and the United States of America.

           "Notifying Class A Holder" shall have the meaning set forth in Section 10.2 hereof.

           "Number of Shares Issuable With Respect to the Class A
Equity Interest in the FON Group" shall have the meaning set forth in ARTICLE SIXTH, Section 10 of the Articles.

           "Number of Shares Issuable With Respect to the Class A
Equity Interest in the PCS Group" shall have the meaning set forth in ARTICLE SIXTH, Section 10 of the Articles.

           "Offered Shares" shall have the meaning set forth in
Section 2.5(a) hereof.

           "Option Shares" shall have the meaning set forth in
Section 5.2 hereof.

           "Other Investment Documents" means the Investment Agreement, the FT/DT Restructuring Agreement, the Amended and Restated Standstill Agreement, the Amended and Restated Confidentiality Agreements, any Qualified Subsidiary Standstill Agreement, the Amended and Restated Registration Rights Agreement, any Qualified Subsidiary Confidentiality Agreement, any standstill agreement entered into by a holder of equity interests of a Qualified Subsidiary pursuant to the Amended and Restated Standstill Agreement or any confidentiality agreement entered into by a holder of equity interests of a Qualified Subsidiary pursuant to the Amended and Restated Confidentiality Agreements.

           "Other Purchaser" shall have the meaning set forth in
Section 2.5(c)(ii) hereof.

           "Passive Financial Institution" means a bank (or comparable financial institution), insurance company, pension or retirement fund that acquires Voting Securities or other equity interests in a Qualified Subsidiary without the purpose or effect of changing or influencing the control of the Qualified Subsidiary or the Company, nor in connection with or as a participant in any transaction having such purpose or effect, provided that the term "Passive Financial Institution" shall not include any Major Competitor of the Company or the Joint Venture.

           "PCS" means a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

           "PCS Preferred Stock" means the Preferred Stock --
Series 7, no par value, of Sprint, which is to be created prior to the CP Closing.

           "PCS Trading Average" means (i) the Volume Weighted Trading Average of the Series 1 PCS Stock for the ten consecutive Trading Days following the date of the Recapitalization, divided by (ii) a fraction, the numerator of which is the number of shares of Sprint FON Common Stock which are outstanding immediately prior to the Recapitalization and the denominator of which is the number of shares of Series 1 PCS Stock issued in the Recapitalization.

           "Percentage Ownership Interest" means, with respect to any Person, that percentage of the Voting Power of the Company represented by Votes associated with the Voting Securities of the Company owned of record by such Person or by its nominees.

           "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

           "Planned Date" means the planned date for the initial filing of a registration statement with the SEC relating to a proposed Public Offering or the first date on which it is proposed that a Class A Holder consummate Brokers' Transactions as to any securities.

           "Post-Restructuring Series 3 PCS Shares" shall mean
(i) the shares of Series 3 PCS Stock issued or to be issued to FT and DT under the FT/DT Restructuring Agreement in respect of the CP/FT-DT Top Up Purchase, the CP/IPO Top Up Purchase and the CP/Greenshoe Top Up Purchase (each as defined in the FT/DT Restructuring Agreement), (ii) the shares of Series 3 PCS Stock to be issued to FT and DT after the date of this Agreement pursuant to the Equity Purchase Rights to be exercised by FT and DT under Article V of this Agreement, (iii) shares of Series 3 PCS Stock issued to FT or DT upon conversion of Sprint PCS Common Stock acquired in purchases by FT and DT from third parties and not in violation of the Amended and Restated Standstill Agreement, and (iv) shares into which such shares described in clauses (i), (ii) and (iii) are converted pursuant to any recapitalization, it being understood that such term shall not include any Sprint PCS Stock acquired by FT or DT in the Recapitalization or pursuant to the FT/DT Restructuring Agreement other than shares acquired in respect of the CP/FT-DT Top Up Purchase, the CP/IPO Top Up Purchase and the CP/Greenshoe Top Up Purchase.

           "Preferred Stock" means any series of Preferred Stock of the Company.

           "Principal Investment Documents" shall have the meaning set forth in Section 7.10 hereof.

           "Private Offer Notice Period" shall have the meaning set forth in Section 2.5(c)(i) hereof.

           "Private Sale Notice" shall have the meaning set forth in Section 2.5(c)(i) hereof.

           "Proceeding" means any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental
Authority.

           "Proposed Price" shall have the meaning set forth in
Section 2.5(c)(i) hereof.

           "Proposed Terms" shall have the meaning set forth in
Section 2.5(c)(i) hereof.

           "Public Offering" means an underwritten public offering of securities of the Company pursuant to an effective registration statement under the Securities Act.

           "Public Sale Notice" shall have the meaning set forth in Section 2.5(a) hereof.

           "Purchase Rights Agreement" means the Top Up Right
Agreement dated as of May 26, 1998 among FT, DT and the Cable
Partners as in effect on such date.

           "Qualified Joint Venture" means any operating joint venture of which not more than 20% in the aggregate of the Voting
Power or outstanding equity interests thereof are owned by Major
Competitors of FT or DT or of the Joint Venture, and that

           (a) has received contributions of assets by the other participants therein which are predominately of a nature similar or complementary to the Long Distance Assets contributed by the Company;

           (b) owns assets that are available for use by the Company on a basis which is no less favorable than that which is afforded to other participants in such joint venture;

           (c) would treat the Joint Venture, as a customer of the joint venture, no less favorably than other similarly situated customers;

           (d) is operated in a manner not inconsistent with the policies of the Joint Venture; and

           (e) as to which the Company undertakes to use commercially reasonable efforts to align the activities of such joint venture with those of the Joint Venture, including, without limitation, to use commercially reasonable efforts to cause such joint venture to become a distributor of the services falling within the scope of the Joint Venture (if so selected by the Joint Venture), to align the joint venture's network technology with the network technology of the Joint
Venture,
      and to use the Joint Venture's services to the maximum extent practicable,

provided that, in addition to the requirements set forth above, a joint venture shall not be deemed to be a Qualified Joint Venture if the predominant contribution of the Company to such joint venture is Long Distance Assets comprising the transport media, associated switching, electronic transmissions equipment, systems and operating software comprising the Company's long distance telecommunications network ("Critical Long Distance Assets"), unless the Company owns a majority of the equity interests and the Voting Power of such joint venture; and provided, further, that with respect to a joint venture in which the predominant contribution of the Company is Long Distance Assets that are not Critical Long Distance Assets, such joint venture shall not be deemed to be a Qualified Joint Venture unless such joint venture is either (i) Controlled by the Company or (ii) not Controlled by any of its participants, but in which the Company has the contractual or other legal right, acting alone, to disapprove (and thereby prohibit) decisions relating to acquisitions and divestitures involving more than 20 percent of the Fair Market Value of such joint venture's assets, mergers, consolidations and dissolution or liquidation of such joint venture, and the adoption of such joint venture's business plan.

           "Qualified LD Purchaser" means, for any Transfer of Long Distance Assets, a purchaser that (a) has the legal and financial ability to buy such Long Distance Assets proposed to be sold and (b) would not be a Major Competitor of the Company based on the businesses to be retained by the Company following the Transfer of such Long Distance Assets.

           "Qualified Stock Purchaser" means a Person that (a) FT and DT reasonably believe has the legal and financial ability to purchase shares of Class A Stock from the Company in accordance with Article VI of this Agreement or to purchase shares in accordance with Section 2.2 of the Amended and Restated Standstill Agreement and (b) would not be a Major Competitor of the Company or of the Joint Venture immediately following such purchase.

           "Qualified Stock Purchaser Standstill Agreement" shall mean a standstill agreement between the Company, the Qualified Stock Purchaser and the Person or Persons, if any, which, directly or indirectly, ultimately Control a Qualified Stock Purchaser, satisfactory in form and substance to each party hereto.

           "Qualified Subsidiary" means any Person which

           (a) is a Subsidiary of either FT or DT or an entity that would be such a Subsidiary if FT's and DT's aggregate ownership in such entity were held individually by one of FT or DT, provided that no Major Competitor or Major Competitors of the Company or of the Joint Venture may, individually or in the aggregate, Beneficially Own Voting Securities representing ten percent or more of the Voting Power of such entity, and provided, further, that if the Voting Securities of such entity owned directly by FT and DT or indirectly through Wholly-Owned Subsidiaries of either of them are entitled to a number of Votes representing in the aggregate less than 80 percent of the Voting Power of such entity, then:

                (i) the Voting Securities owned by FT and DT and Wholly-Owned Subsidiaries, plus Voting Securities, if any, owned by Passive Financial Institutions must in the aggregate be entitled to a number of Votes representing at least 80 percent of the Voting Power of such entity; and

                (ii) FT and DT and Wholly-Owned Subsidiaries must in the aggregate own Voting Securities entitled to a number of Votes representing more than 50 percent of the Voting Power of, and more than 50 percent of the outstanding equity interests in, such entity; and

           (b) has (i) entered into a Qualified Subsidiary Standstill Agreement and a confidentiality agreement satisfactory in form and substance to each party hereto and
      (ii) (x) caused all holders of any of its equity interests (other than FT, DT and Passive Financial Institutions) (each such other holder being a "Strategic Investor") to enter into a Strategic Investor Standstill Agreement and
      (y) caused all holders of any of its equity interests (other than FT and DT) to enter into a confidentiality agreement satisfactory in form and substance to each party hereto.

           "Qualified Subsidiary Standstill Agreement" shall have the meaning set forth in the Investment Agreement.

           "Recapitalization" shall have the meaning set forth in
Article VIII of the FT/DT Restructuring Agreement.

           "Record Date Blackout Period" means a period of ten Trading Days beginning on the ninth Trading Day before a record date for a meeting of the Company's stockholders or for the payment of dividends with respect to Class A Stock and ending on (and including) such record date (which shall be a Trading Day), if during such period the Class A Holders are prohibited from purchasing shares of Sprint FON Stock and Sprint PCS Stock from third parties in the open market due to applicable anti-fraud rules.

           "Redemption Securities" means any debt or equity securities of the Company, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to
Section 2.2(b) of ARTICLE SIXTH of the Company's Articles, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Company), have a Market Price, at the time notice of redemption is given pursuant to Section 2.2(d) of the Company's Articles, at least equal to the redemption price required to be paid by such Section 2.2.

           "Refusal Notice" shall have the meaning set forth in
Section 2.5(c)(ii) hereof.

           "Refusal Price" shall have the meaning set forth in
Section 2.5(c)(ii) hereof.

           "Refusal Shares" shall have the meaning set forth in
Section 2.5(c)(ii ) hereof.

           "Refusal Terms" shall have the meaning set forth in
Section 2.5(c)(ii) hereof.

           "Required Sale Notice" shall have the meaning set forth in Section 7.4(d)(i) hereof.

           "Restricted Period" shall have the meaning set forth in Section 3.1(a) hereof.

           "Rights" shall have the meaning set forth in Section
5.1(c) hereof.

           "Rights Agreement" means the Rights Agreement, dated as of June 9, 1997, between the Company and UMB Bank, N.A., as amended on _______, 1998 and as it may be further amended or supplemented from time to time.

           "SEC" means the United States Securities and Exchange
Commission.

           "Second Notice Period" shall have the meaning set forth in Section 2.5(b) hereof.

           "Second Offer" shall have the meaning set forth in
Section 2.5(b) hereof.

           "Second Offer Price" shall have the meaning set forth in Section 2.5(b) hereof.

           "Section 310" means Section 310(b) of the
Communications Act of 1934, as amended (or any successor provision of law).

           "Section 9.2 Excess Taxes" shall have the meaning set forth in Section 9.2 hereof.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "Series 1 FON Stock" means the FON Common Stock --
Series 1, par value U.S. $___ per share, of Sprint to be created in the Subsequent Charter Amendment.

           "Series 1 PCS Stock" means the PCS Common Stock --
Series 1, par value U.S. $___ per share, of Sprint to be created by the Initial Charter Amendment.

           "Series 2 FON Stock" means the FON Common Stock --
Series 2, par value U.S. $___ per share, of Sprint to be created by the Subsequent Charter Amendment.

           "Series 2 PCS Stock" means the PCS Common Stock --
Series 2, par value U.S. $___ per share, of Sprint to be created by the Initial Charter Amendment.

           "Series 3 FON Stock" means the FON Common Stock --
Series 3, par value U.S. $___ per share, of Sprint to be created by the Subsequent Charter Amendment.

           "Series 3 PCS Stock" means the PCS Common Stock --
Series 3, par value U.S. $___ per share, of Sprint to be created by the Initial Charter Amendment.

           "Shares" means (a) shares of Class A Stock, Non-Class A Common Stock, PCS Preferred Stock or any other Voting Securities of the Company, (b) securities of the Company convertible into Voting Securities of the Company and (c) options, warrants or other rights to acquire such Voting Securities, but in the case of this clause (c) excluding any rights of the Class A Holders or FT and DT to acquire Voting Securities of the Company pursuant to the FT/DT Restructuring Agreement, the Purchase Rights Agreement and this Agreement (but not excluding any Voting Securities received upon the exercise of such rights).

           "Shares Issuable With Respect to the Class A Equity
Interest in the FON Group" shall have the meaning set forth in ARTICLE SIXTH, Section 10 of the Articles.

           "Shares Issuable With Respect to the Class A Equity
Interest in the PCS Group" shall have the meaning set forth in ARTICLE SIXTH, Section 10 of the Articles.

           "Sprint FON Common Stock" means (i) prior to the
Recapitalization, the Common Stock, par value U.S. $2.50 per share, of the Company, and (ii) following the Recapitalization, the Series 1 FON Stock and the Series 2 FON Stock.

           "Sprint FON Stock" means the Sprint FON Common Stock and the Series 3 FON Stock.

           "Sprint PCS Common Stock" means the Series 1 PCS Stock and the Series 2 PCS Stock.

           "Sprint PCS Stock" shall mean the Sprint PCS Common
Stock and the Series 3 PCS Stock.

           "Specified Long Distance Assets" shall have the meaning set forth in Section 3.1(c) hereof.

           "Spin-off" means any spin-off or other pro rata distribution of equity interests of a wholly-owned direct or indirect Subsidiary of the Company to the stockholders of the Company.

           "Sprint Party" shall have the meaning set forth in the Joint Venture Agreement.

           "Sprint Sub" shall have the meaning set forth in the Joint Venture Agreement.

           "Strategic Investor Standstill Agreement" shall have the meaning set forth in the Investment Agreement.

           "Strategic Merger" means a merger or other business combination involving the Company (a) in which the Class A Holders are entitled to retain or receive, as the case may be, voting equity securities of the surviving parent entity in exchange for or in respect of (by conversion or otherwise) such Class A Stock, with an aggregate Fair Market Value equal to at least 75% of the sum of (i) the Fair Market Value of all consideration which such Class A Holders have a right to receive with respect to such merger or other business combination, and
(ii) if the Company is the surviving parent entity, the Fair Market Value of the equity securities of the surviving parent entity which the Class A Holders are entitled to retain, (b) immediately after which the surviving parent entity is an entity whose voting equity securities are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act or which otherwise has any class or series of its voting equity securities held by at least 500 holders and (c) immediately after which no Person or Group (other than the Class A Holders) owns Voting Securities of such surviving parent entity with Votes equal to more than 35 percent of the Voting Power of such surviving parent entity.

           "Subject Shares" shall have the meaning set forth in
Section 2.5(c)(I) hereof.

           "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests, provided that Atlas shall be deemed to be a Subsidiary of each of FT and DT.

           "Supervisory Board" means, as the case may be, the board of directors of FT, the Aufsichtsrat of DT, or an analogous body in the case of a Qualified Stock Purchaser or Qualified LD
Purchaser.

           "Supplementary Payment" shall have the meaning set forth in Section 7.4(d)(iii) hereof.

           "Surplus Shares" shall have the meaning set forth in
Section 7.4(d)(i) hereof.

           "Surplus Shares Sale" shall have the meaning set forth in Section 7.4(d)(i) hereof.

           "Third Party Approval" means any consent, waiver, grant, concession, license, authorization, permit, certificate, exemption, franchise or approval of, registration or filing with, or declaration, report or notice to any Person other than a Governmental Authority.

           "Tie-Breaking Vote" shall have the meaning set forth in Section 18.1(a) of the Joint Venture Agreement and shall include any successor provision thereto.

           "Total Realized Amount" shall have the meaning set forth in Section 7.4(d)(iii) hereof.

           "Trading Day" means, with respect to any security, a day on which the principal national securities exchange on which such security is listed or admitted to trading, or NASDAQ, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or NASDAQ, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

           "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens, (b) any conversion or exchange of any security of the Company pursuant to a merger or other business combination involving the Company, (c) any transfer of ownership of assets to the surviving entity in a Strategic Merger, or pursuant to any other merger or other business combination not prohibited by the Class A Provisions, or
(d) any foreclosure or other execution upon any of the assets of the Company or any of its Subsidiaries other than foreclosures resulting from Lien Transfers.

           "Transfer Restrictions" means those restrictions on Transfer of Shares set forth in Sections 2.2, 2.3 and 2.5 hereof.

           "Transferring Stockholder" shall have the meaning set forth in Section 2.4 hereof.

           "Treaty Benefit" means:

           (a) the 5% rate of dividend withholding (or any successor rate applicable to non-portfolio investments);

           (b) the exemption from income tax with respect to dividends paid or profits distributed by the Company;

           (c) the exemption from income tax with respect to gains or profits derived from the sale, exchange, or disposal of stock in the Company; or

           (d) the exemption from taxes on capital with respect to stock in the Company;

           under, in the case of (a), (b), (c) and (d) above, either (i) the relevant income tax treaty between the United States and France, in the case of FT, and the United States and Germany, in the case of DT, or (ii) any provisions of French statutory law, in the case of FT, or German statutory law, in the case of DT, which refers to, or is based on or derived from, any provision of such treaty, or

           (e) any other favorable treaty benefit or statutory benefit, that specifically requires the ownership of a certain amount of voting power or voting interest in the Company, under a provision of the relevant income tax treaty between the United States and France or the statutory laws of France, in the case of FT, or the relevant income tax treaty between the United States and Germany or the statutory laws of Germany, in the case of DT, provided that the chief tax officer of FT or DT certifies that such benefit is reasonably expected to provide to FT or DT, as the case may be, combined tax savings in the year such certification is made and in future years of at least U.S. $15 million.

           "Unrelated Party Sale" shall have the meaning set forth in Section 9.1 hereof.

           "Venture Interests" shall have the meaning set forth in the Joint Venture Agreement.

           "Volume Weighted Trading Average" means, with respect to any share of capital stock as of a specific date, the volume-weighted average Closing Prices of such security for the relevant trading period.

           "Vote" means, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote, provided that with respect to the Company only, the term "Vote" means the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights such as those set forth in the Class A Provisions) with respect to matters other than the election of directors at a meeting of the stockholders of the Company.

           "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

           "Voting Securities" means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of the Company, shall include, without limitation, the Non-Class A Common Stock, the Class A Stock and the PCS Preferred Stock, but shall not include any shares issued pursuant to the Rights Agreement to the extent such issuance is caused by action of a Class A Holder.

           "Weighted Average Price" means the weighted average per unit price paid by the purchasers of any capital stock, debt instrument or security of the Company. In determining the price of shares of Non-Class A Common Stock or Class A Stock issued upon the conversion or exchange of securities or issued upon the exercise of options, warrants or other rights, the consideration for such shares shall be deemed to include the price paid to purchase the convertible security or the warrant, option or other right, plus any additional consideration paid upon conversion or exercise. If any portion of the price paid is not cash, the Independent Directors (acting by majority vote) shall determine in good faith the Fair Market Value of such non-cash consideration. If any new shares of Non-Class A Common Stock are issued together with other shares or securities or distributions of other assets of the Company for consideration which covers both the new shares and such other shares, securities or other assets, the portion of such consideration allocable to such new shares shall be determined in good faith by the Independent Directors (acting by majority vote), in each case as certified in a resolution sent to all Class A Holders.

           "Wholly-Owned Subsidiaries" means companies or other business organizations all of the outstanding Voting Securities of which are owned, directly or indirectly, by either or both of FT and DT, other than any de minimis ownership required by Applicable Law.

           "Windfall Benefit" shall have the meaning set forth in
Section 9.2 hereof.


                            ARTICLE II

                RESTRICTIONS ON TRANSFER OF SHARES

      Section 2.1.  General Transfer Restrictions. The right of
Class
A Holders to Transfer any Shares is restricted as provided in
Article II of this Agreement, and no Transfer of Shares by any Class A Holder may be effected except in compliance with this
Article II. Any attempted or actual Transfer by a Class A Holder of Shares in violation of this Agreement shall be of no effect and null and void and shall not be recorded on the stock transfer books of the Company.

      Section 2.2. Transfers to Qualified Subsidiaries. Subject in each case to compliance with Applicable Law and the receipt of any necessary material Governmental Approvals, a Class A Holder may without restriction Transfer Shares to Qualified Subsidiaries or FT or DT (each, for the purposes of this Section 2.2, a "Transferee") in accordance with this Section 2.2, provided that, in the case of each Transfer to a Qualified Subsidiary, each Class A Holder having an equity interest in such Qualified Subsidiary shall (a) be liable for the performance by such Qualified Subsidiary of its obligations under this Agreement and any Other Investment Documents to which such Qualified Subsidiary is or becomes a party, (b) act as agent for such Qualified

Subsidiary in connection with the receipt or giving of any and all notices or approvals under this Agreement and any such Other Investment Documents and (c) not cause or permit any such Subsidiary to lose its status as a Qualified Subsidiary at any time when such Subsidiary owns Shares. At least ten days prior to any proposed Transfer to a Transferee, the transferring Class A Holder shall notify the Company of its intent to make such Transfer, such notice to state the name and address of the Transferee (and the identity of the shareholders of such Transferee and the relationship of the Transferee to the transferring Class A Holder), the proposed date of such Transfer, the number and class of Shares to be Transferred and the proposed terms of such Transfer. Any Transfer made pursuant to this
Section 2.2 shall be effective only if the Transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption substantially in the form of Exhibit B hereto and such Transferee thereby shall become a party to this Agreement.

      Section 2.3. Other Transfers Prior to January 31, 2001.
Until
January 31, 2001, Shares shall not be Transferred by a Class A Holder except as provided in Section 2.2, provided that Post-Restructuring Series 3 PCS Shares shall not be subject to the restriction set forth in this Section 2.3, but shall be subject to the restrictions and limitations set forth in Sections
2.4 and 2.8.

      Section 2.4. Other Transfers. If Section 2.3 hereof does not apply or is terminated pursuant to Section 2.6, but subject to the Company's rights under Section 2.5, each Class A Holder may Transfer Shares (each such Class A Holder being a "Transferring Stockholder") without restriction, provided that, with respect to any such Transfer (including any Transfer of Post-Restructuring Series 3 PCS Shares):

           (a) a Transfer in a single transaction or a series of related transactions of Shares may be made to a Person or Group (other than a Qualified Subsidiary or Subsidiaries or FT or DT) that Beneficially Owns Voting Securities with a number of Votes representing greater than five percent of the Voting Power of the Company immediately following such Transfer or Transfers only in connection with a Public Offering in which:

                (i) the Transferring Stockholder does not, to the
           best of its knowledge, Transfer a number of Shares representing more than two percent of the Voting Power of the Company to a Person or Group that, prior to such Transfer, Beneficially Owned Voting Securities entitled to a number of Votes representing three percent or more of the Voting Power of the Company;

                (ii) the Transferring Stockholder does not, to the best of its knowledge, Transfer in a single transaction or a series of related transactions to a Person or Group a number of Shares representing more than five percent of the Voting Power of the Company; and

                (iii) the Transferring Stockholder does not, to the best of its knowledge, Transfer in a single transaction or series of related transactions Shares to a Person or Group that is required under Section 13(d) of the Exchange Act to file a Schedule 13D with respect to the Company (a "Schedule 13D Filer") or, as a result of such Transfer, will become a Schedule 13D Filer, provided that such Transferring Stockholder shall have notified the managing or coordinating underwriter or underwriters participating in such Public Offering of the restrictions set forth in clauses (i), (ii) and (iii) and provided, further, that, in determining the best knowledge of a Transferring Stockholder, such holder may rely on written certification received from such managing or coordinating underwriters or from purchasers of shares in such Public Offering, unless such holder has actual knowledge to the contrary;

           (b) the restrictions contained in Section 2.4(a) shall continue until such time as the sum of (A) the aggregate Committed Percentage of the Class A Holders, and (B) the percentage of Voting Power of the Company represented by Voting Securities which the Class A Holders have the right to commit to purchase pursuant to Sections 7.3 and 7.8 and Articles V and VI of this Agreement, falls below three and one-half percent for more than 150 consecutive days after the rights to commit to purchase provided in Article V have expired; and

           (c) For so long as the sum of (i) the aggregate Committed Percentage of the Class A Holders, and (ii) the percentage of Voting Power of the Company which the Class A Holders have the right to commit to purchase pursuant to Sections 7.3 and 7.8 and Articles V and VI of this Agreement is greater than five percent, but less than nine percent (if the events described in clause (2) of Section 2.6(a)(v) shall have occurred) or ten percent (if the events described in clause (1) of Section 2.6(a)(v) shall have occurred), no Class A Holder or Holders may Transfer Shares representing in excess of one percent of the outstanding Voting Power of the Company to any one Person or Group (other than a Qualified Subsidiary or Subsidiaries or FT or DT) in any transaction or series of related transactions, except in connection with a Public Offering as provided in Section 2.4(a), or Transfer Shares other than in a Public Offering to any Major Competitor of the Company.

      Section 2.5. Company Rights to Purchase. (a) If a
Transferring
Stockholder proposes to Transfer Shares (other than any Post-Restructuring Series 3 PCS Shares) in a Public Offering or in Brokers Transactions, such Transferring Stockholder shall first deliver written notice (the "Public Sale Notice") to the Company of such Transferring Stockholder's desire to effect such Transfer setting forth in reasonable detail (i) the number and class of Shares to be sold (the "Offered Shares"), (ii) the Market Price per share on the date of the Public Sale Notice (the "First Offer Price"), (iii) the Planned Date of such Transfer, and (iv) any other material proposed terms of the Transfer. Upon receipt of the Public Sale Notice, the Company shall have the right to purchase all, but not less than all, of the Offered Shares at the First Offer Price, as adjusted to comply with the requirements of Article IX, such right to be exercised within ten Business Days following delivery of the Public Sale Notice to the Company (the "First Notice Period"). The Public Sale Notice shall constitute an offer to the Company (or its assignee, as provided below), which shall be irrevocable during the First Notice Period, to sell to the Company or its assignee the Offered Shares upon the terms provided in this Section 2.5(a) and the Public Sale Notice. The Company shall exercise such right to purchase by delivering written notice to such Transferring Stockholder at any time during the First Notice Period setting forth its irrevocable commitment to purchase such Offered Shares subject to receipt of any required material Third Party Approvals or Governmental Approvals (the same to be specified in reasonable detail in such notice), compliance with Applicable Law and the absence of any injunction or similar legal order preventing such transaction, provided that the Company shall not be permitted to deliver such notice (and accordingly may not purchase the Offered Shares) unless a majority of the Continuing Directors shall have first approved (unless such approval is not required under Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, such purchase of the Offered Shares. The Company may assign its rights to purchase the Offered Shares under this Section 2.5(a) to any Person who is not a Major Competitor of FT or DT or of the Joint Venture. If the Company does not exercise such right, or the Company or its assignee does not close the purchase of the Offered Shares within the time periods provided in Section 2.5(d), such Transferring Stockholder may, to the extent not otherwise prohibited under this Article II, sell the Offered Shares, subject to compliance with Applicable Law and receipt of any required material Third Party Approvals or Governmental Approvals (x) in the case of a Public Offering, subject to subsection (b) of this Section 2.5, or (y) in the case of Brokers' Transactions within 45 days after the end of the First Notice Period or 45 days after the applicable date provided in Section 2.5(d) if the Company has exercised its rights under this Section 2.5(a) and the Company or its assignee has failed to close the purchase of the Offered Shares within the time periods provided in Section 2.5(d). Any Offered Shares to have been sold in Brokers' Transactions that continue to be held by the Transferring Stockholder following the expiration of such period shall again be subject to the provisions of this Article II.

      (b) If a Transferring Stockholder proposes to Transfer Shares (other than any Post-Restructuring Series 3 PCS Shares) in a Public Offering, on the seventh Business Day prior to the Planned Date, such Transferring Stockholder shall deliver to the Company a written offer (the "Second Offer") to sell to the Company the Offered Shares at the Market Price per share, as adjusted to comply with the requirements of Article IX, of the Series 1 FON Stock or Series 1 PCS Stock, as the case may be, on the Business Day immediately preceding such seventh Business Day (such Market Price, the "Second Offer Price"), provided that no Second Offer need be made if the Second Offer Price would be more than 90 percent of the First Offer Price and provided, further, that, prior to making a Second Offer, any Transferring Stockholder may, in its complete discretion, change the Planned Date to a date not later than 120 days after the original Planned Date. The Company shall have 24 hours (the "Second Notice Period") in which to deliver to such Transferring Stockholder written notice of its decision to accept the Second Offer (a "Buy Notice"), provided that the Company shall not be permitted to deliver such Buy Notice (and accordingly may not purchase the Offered Shares) unless a majority of the Continuing Directors shall have first approved (unless such approval is not required under Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, such purchase of the Offered Shares. The Second Offer shall constitute an offer to the Company or its assignee, as provided below, which shall be irrevocable during such Second Notice Period, to sell to the Company or its assignee such Offered Shares upon the terms set forth in this Section 2.5(b) and the Second Offer. Delivery of a Buy Notice to such Transferring Stockholder shall constitute an irrevocable commitment on the part of the Company to purchase such Offered Shares upon the terms set forth in this Section 2.5(b) (subject to the receipt of any required material Third Party Approvals or Governmental Approvals (the same to be specified in reasonable detail in such Buy Notice), compliance with Applicable Law and the absence of any injunction or similar legal order preventing such transaction), and to reimburse such Transferring Stockholder for all of its reasonable out-of-pocket expenses incurred in connection with such Transfer, including the reasonable fees and expenses of its advisors and legal counsel, upon receipt of a certificate of such Transferring Stockholder setting forth in reasonable detail such out-of-pocket expenses. The Company may assign its rights to purchase the Offered Shares under this
Section 2.5(b) to any Person who is not a Major Competitor of FT or DT or the Joint Venture. If a Buy Notice is not timely delivered to such Transferring Stockholder, or the Company or its assignee does not close the purchase of the Offered Shares within the applicable time period provided in Section 2.5(d), such Transferring Stockholder shall have no obligation to sell the Offered Shares to the Company, and subject to compliance with Applicable Law and the receipt of any required material Third Party Approvals or Governmental Approvals, may, to the extent not otherwise prohibited under this Article II, Transfer the Offered Shares at any time prior to 45 days after the Planned Date or the applicable date provided in Section 2.5(d) if the Company has accepted the Second Offer and the Company or its assignee has failed to close the purchase of the Offered Shares within the time period provided in Section 2.5(d), provided that the Transferring Stockholder may delay for a reasonable period its offering beyond such 45th date if it determines in good faith that such a delay is advisable because of marketing considerations or because the registration statement pursuant to which such Offered Shares are registered has not yet been declared effective, provided, further, that, if such offering is delayed for longer than ten Business Days after such 45th date, the Offered Shares shall again be subject to the Company's purchase rights under this paragraph (b) and the obligations of the Class A Holders to make a Second Offer. Any Offered Shares which continue to be held by the Transferring Stockholder following the applicable period shall again be subject to the provisions of this Article II.

      (c) If a Transferring Stockholder proposes to Transfer
Shares (other than any Post-Restructuring Series 3 PCS Shares) in a transaction not covered by Section 2.2, 2.5(a) or 2.5(b) and otherwise permitted by this Article II,

           (i) such Transferring Stockholder shall first deliver written notice (a "Private Sale Notice") to the Company stating that such Transferring Stockholder proposes to effect such Transfer, such notice to describe in reasonable detail (x) the number and class of Shares to be Transferred (the "Subject Shares"), (y) a price per share (the "Proposed Price") and (z) other material terms of such Transfer determined by such Transferring Stockholder in its sole discretion (the "Proposed Terms"). Upon receipt of the Private

      Sale Notice, the Company shall have the right to purchase all, but not less than all, of the Subject Shares at the Proposed Price, as adjusted to comply with the requirements of Article IX, and in accordance with the Proposed Terms for a period of ten Business Days (the "Private Offer Notice Period"). The Private Sale Notice shall constitute an offer to the Company or its assignee, as provided below, which is irrevocable during such Private Offer Notice Period, to sell to the Company or its assignee such Subject Shares upon the terms set forth in this Section 2.5(c)(i) and the Private Sale Notice. The Company may exercise such right by delivering written notice to such Transferring Stockholder at any time during the Private Offer Notice Period setting forth its irrevocable commitment to purchase such Subject Shares at the Proposed Price, as adjusted to comply with the requirements of Article IX, in accordance with the Proposed Terms subject to receipt of any required material Third Party Approvals or Governmental Approvals (the same to be specified in reasonable detail in such notice), compliance with Applicable Law and the absence of any injunction or similar order preventing such transaction, provided that the Company shall not be permitted to deliver such notice (and accordingly may not purchase the Subject Shares) unless a majority of the Continuing Directors shall have first approved (unless such approval is not required under Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, such purchase of the Subject Shares. The Company may assign its rights to purchase the Subject Shares under this Section 2.5(c)(i) to any Person who is not a Major Competitor of FT or DT or of the Joint Venture. If the Company fails to exercise such right, or the Company or its assignee does not close the purchase of the Subject Shares within the applicable time period provided in
      Section 2.5(d), then such Transferring Stockholder, subject to compliance with Applicable Law and receipt of any required material Third Party Approvals or Governmental Approvals, may, to the extent not otherwise prohibited under this Article II, sell all of the Subject Shares to any one or more Eligible Purchasers at the Proposed Price (taking into account any adjustments thereto which may have been made to comply with the requirements of Article IX) and in accordance with the Proposed Terms (or at a better price and on terms more favorable to such Transferring Stockholder) within 180 days after delivery of the Private Sale Notice to the Company or 180 days after the applicable date provided in Section 2.5(d) if the Company has exercised its rights under this Section 2.5(c)(i) and the Company or its assignee has failed to close the purchase of the Subject Shares within the time period provided in
      Section 2.5(d). Any Subject Shares which continue to be held by the Transferring Stockholder following such periods shall again be subject to the provisions of this Article
      II. For purposes of this Section 2.5, the term "Eligible Purchaser" shall mean a Person or Group that would be eligible pursuant to Rule 13d-1(b) under the Exchange Act to file a Schedule 13G with respect to the Company if such Person or Group Beneficially Owned Voting Securities representing five percent or more of the Voting Power of the Company; and

           (ii) if a Transferring Stockholder proposes to Transfer Shares (other than any Post-Restructuring Series 3
      PCS Shares) pursuant to a bona fide offer to purchase
      Shares from a purchaser that is not an Eligible Purchaser
      (an "Other Purchaser"), prior to such

      Transferring Stockholder's accepting such offer, such Transferring Stockholder shall first deliver notice thereof (a "Refusal Notice") to the Company and to each other Class A Holder, setting forth in reasonable detail, (w) the number and class of Shares to be Transferred (the "Refusal Shares"), (x) the price per share of such bona fide offer (the "Refusal Price"), (y) the other material terms of such bona fide offer (the "Refusal Terms"), and (z) the identity of the offeror. Upon receipt of such notice, the Company shall have the right to purchase all, but not less than all, of the Refusal Shares upon the Refusal Terms, subject to receipt of any required material Third Party Approvals or Governmental Approvals (the same to be specified in reasonable detail in the Company's notice described in this paragraph), compliance with Applicable Law and the absence of any injunction or similar legal order preventing such transaction, at the Refusal Price, as adjusted to comply with the requirements of Article IX. The Refusal Notice shall constitute an offer to the Company or its assignee, as provided below, which is irrevocable during the period described in the next sentence, to sell to the Company or its assignee the Refusal Shares upon the terms set forth in this Section 2.5(c)(ii) and the Refusal Notice. The Company shall have ten Business Days after receipt of such notice in which to exercise such right by delivering written notice stating its irrevocable commitment to so exercise to the Transferring Stockholder, provided that the Company shall not be permitted to deliver such notice (and accordingly may not purchase the Refusal Shares) unless a majority of the Continuing Directors shall have first approved (unless such approval is not required under Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, such purchase of the Refusal Shares. The Company may assign its rights to purchase the Refusal Shares under this Section 2.5(c)(ii) to any Person who is not a Major Competitor of FT or DT or of the Joint Venture. If the Company fails to exercise such right, or the Company or its assignee does not close the purchase of the Refusal Shares within the applicable time period provided in Section 2.5(d), then such Transferring Stockholder, subject to compliance with Applicable Law and receipt of any required material Third Party Approvals or Governmental Approvals, may, to the extent not otherwise prohibited under this Article II, sell all of the Refusal Shares to the Other Purchaser at the Refusal Price (taking into account any adjustments thereto which may have been made to comply with the requirements of Article IX) and in accordance with the Refusal Terms (or at a better price and upon terms more favorable to such Transferring Stockholder) within 180 days following delivery of such notice to the Company or 180 days after the date provided in Section 2.5(d) if the Company has exercised its rights under this
      Section 2.5(c)(ii) and the Company or its assignee has failed to close the purchase of the Refusal Shares within the applicable time period provided in Section 2.5(d). Any Refusal Shares which continue to be held by the Transferring Stockholder following such period shall again be subject to the provisions of this Article II.

      (d) The closing of purchases of Shares pursuant to this
Section 2.5 shall take place within (i) 45 days in the case of purchases by the Company or an assignee, or (ii) 180 days in the case of purchases by an assignee if all required Governmental Approvals necessary to permit such closing by such assignee have not been obtained within such 45-day period, after the exercise of the Company's right to purchase at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, or at such other date, time or place as the Company and the Transferring Stockholder may otherwise agree.

           (i)  At such closing,

                (x) the Transferring Stockholder shall (A) sell, transfer and deliver to the Company or its assignee all of its right, title and interest in and to the Shares to be purchased by the Company or its assignee free and clear of Liens, (B) deliver to the Company or its assignee a certificate or certificates representing such Shares duly endorsed in blank or accompanied by stock transfer powers duly endorsed in blank together with evidence of payment of any applicable stock transfer taxes and (C) deliver to the Company or its assignee an executed written representation of such Transferring Stockholder, in form and substance reasonably satisfactory to the Company or its assignee, representing that (1) such Transferring Stockholder is validly existing and has validly authorized such Transfer, (2) such Transfer does not violate or otherwise conflict with the organizational documents of such Transferring Stockholder or require any material Third Party Approval or Governmental Approval on the part of such Transferring Stockholder which has not yet been obtained and (3) the Transferring Stockholder shall Transfer the Shares to be purchased free and clear of all Liens arising due to the action or inaction of such Transferring Stockholder; and

                (y) the Company or its assignee shall deliver to such Transferring Stockholder an amount (the "Purchase Price") in cash or in cash and securities of the Company, as hereinafter provided, equal to the product of (A) the First Offer Price, the Second Offer Price, the Proposed Price or the Refusal Price, as the case may be, in each case as adjusted to comply with the requirements of Article IX; and (B) the number of Shares to be acquired by the Company or its assignee.

           (ii) Payment of the Purchase Price shall be made as follows:

                (x) If the Purchase Price is less than $200 million, payment of the entire Purchase Price shall be made by wire transfer of immediately available funds to such bank and account as such Transferring
           Stockholder shall designate.

                (y) If the Purchase Price is $200 million or greater, but less than or equal to $500 million, payment of $200 million of the Purchase Price shall be made by wire transfer of immediately available funds to such bank and account as such Transferring Stockholder shall designate, an amount equal to one-half of the difference between the Purchase Price and $200 million (for purposes of this Section 2.5, the "One-Half Quantity") shall be paid in Company Eligible Notes maturing one year from the date of such closing; and an amount equal to the One-Half Quantity shall be paid in Company Eligible Notes maturing two years from the date of such closing. The principal of any such Company Eligible Notes shall be adjusted to comply with the requirements of Article IX such that the Transferring Stockholder receives principal in an amount equal to the One-Half Quantity on each of the first and second anniversaries of such closing.

                (z) If the Purchase Price exceeds $500 million, payment of $200 million of the Purchase Price shall be made by wire transfer of immediately available funds to such bank and account as such Transferring Stockholder shall designate, an amount equal to one-third of the difference between the Purchase Price and $200 million (for purposes of this Section 2.5, the "One-Third Quantity") shall be paid in Company Eligible Notes maturing one year from the date of such closing; an amount equal to the One-Third Quantity shall be paid in Company Eligible Notes maturing two years from the date of such closing; and an amount equal to the One-Third Quantity shall be paid in Company Eligible Notes maturing three years from the date of such closing. The principal of any such Company Eligible Notes shall be adjusted to comply with the requirements of Article IX such that the Transferring Stockholder receives principal in an amount equal to the One-Third Quantity on each of the first, second and third anniversaries of such closing.

      Section 2.6. Termination of Transfer Restrictions. (a) The
Transfer Restrictions shall terminate and cease to be of further force and effect hereunder (but the provisions of Section 2.4 shall continue):

                (i)    if there is a Corporation Joint Venture
Termination;

                (ii)   upon the first anniversary of a sale of
all
           of the Venture Interests of the Sprint Parties or the FT/DT Parties pursuant to Section 17.2, 17.3, 17.4, 19.3, 20.6 or 20.11 of the Joint Venture Agreement or upon the first anniversary of the date on which the Joint Venture is otherwise terminated, in each case, other than pursuant to (x) an FT/DT Joint Venture Termination or (y) a Corporation Joint Venture Termination;

                (iii)  if the Company has breached in any
material
           respect its obligations under Article III, IV, V and VI, Section 7.1, 7.4, 7.8, 7.10 or 7.11 of this
           Agreement; Article FIFTH of the Articles (to the extent such Article relates to the rights of the holders of Class A Stock); or the Class A Provisions, provided, that, if the Company so breaches any of these obligations, and such breach is capable of being cured without adversely affecting in any material respect the Class A Holders or their rights hereunder or under the Other Investment Documents, the Articles or the Bylaws, (x) the date of termination of the Transfer Restrictions shall be delayed for a period of not more than 180 days from the date of such breach, or, in the case of a dispute as to whether such a breach has occurred, for 90 days following the rendering of an order of a court of competent jurisdiction in connection therewith, in either case if during such time the Company is attempting in a diligent manner to cause such breach to be cured and (y) the Transfer Restrictions shall not terminate if such breach is cured within the applicable period;

                (iv)   if the Company shall have determined to
           proceed with a transaction described in Section 4.1 hereof;

                (v) if the sum of (x) the aggregate Committed Percentage of the Class A Holders, and (y) the percentage of Voting Power of the Company represented by Voting Securities which the Class A Holders have the right to commit to purchase pursuant to Sections
           7.3 and 7.8 and Articles V and VI of this Agreement falls below (1) ten percent for more than 150 consecutive days, immediately after the issuance of additional Voting Securities of the Company other than pursuant to a Major Issuance; or (2) nine percent, immediately after a Transfer of Shares by Class A Holders, provided that the rights of the Company contained in Sections 2.5(a) and 2.5(b) hereof shall, in either case, continue until the sum of (I) the aggregate Committed Percentage of the Class A Holders, and (II) the percentage of Voting Power of the Company represented by Voting Securities which the Class A Holders have the right to commit to purchase pursuant to Sections 7.3 and 7.8 and Articles V and VI of this Agreement, falls below five percent;

                (vi) if the sum of (x) the aggregate Committed Percentage of the Class A Holders, and (y) the percentage of Voting Power of the Company represented by Voting Securities which the Class A Holders have the right to commit to purchase pursuant to Sections
           7.3 and 7.8 and Articles V and VI of this Agreement falls below ten percent as a result of a Major Issuance and the Class A Holders (1) furnish in writing to the Company a written binding election not to exercise their rights to purchase Class A Stock from the Company pursuant to Section 7.8 with respect to such transaction and, for 180 days following the date of such Major Issuance, not to make open market purchases pursuant to Section 7.8 that would result in the Class A Holders having an aggregate Committed Percentage of ten percent or more, or (2) fail to exercise their rights to purchase Class A Stock from the Company pursuant to Section 7.8 with respect to such transaction and to exercise their rights to commit to make open market purchases pursuant to
           Section 7.8, within the prescribed time periods;

                (vii)  if a Person other than a Class A Holder
           shall acquire a Percentage Ownership Interest greater than 20 percent or there is a Change of Control within the meaning of clause (b) of such definition;

                (viii) unless all of the outstanding shares of Class A Stock have been converted into shares of Non-Class A Common Stock or the rights of the Class A Holders under Section 8.2 of ARTICLE SIXTH of the Articles are suspended pursuant to clauses (ii) or
           (iii) of Section 8.5(b) of ARTICLE SIXTH of the Articles, if, between January 31, 1998 and January 31, 2001, the Company or any of its Subsidiaries, as the case may be, shall take or engage in, directly or indirectly, any of the actions described in Section 8.2(a)(i), 8.2(a)(ii), 8.2(a)(iii) or 8.2(a)(iv) of
           ARTICLE SIXTH of the Articles, notwithstanding a written notice signed by FT and DT expressing disapproval thereof delivered to the Company within 30 days of delivery of the notice from the Company relating thereto as provided in Section 2.7; or

                (ix)   if the Class A Holders elect to be
released
           from the Transfer Restrictions pursuant to Section
           7.8(a) hereof.

           (b)  [Reserved]

      Section 2.7. Notice of Certain Actions. Unless all of the outstanding shares of Class A Stock have been converted into shares of Non-Class A Common Stock or the rights of the Class A Holders under Section 8.2 of ARTICLE SIXTH of the Articles are suspended pursuant to clause (ii) or (iii) of Section 8.5(b) of ARTICLE SIXTH of the Articles, until January 31, 2001, at least 40 days prior to (a) the Company or any of its Subsidiaries taking or engaging in, directly or indirectly, any of the actions described in Sections 8.2(a)(i) and 8.2(a)(ii) of ARTICLE SIXTH of the Articles, or (b) the Company taking or engaging in, directly or indirectly, any of the transactions described in Sections 8.2(a)(iii) and 8.2(a)(iv) of ARTICLE SIXTH of the Articles, the Company shall provide each Class A Holder with notice of such proposed transaction.

      Section 2.8. Restrictive Legends. (a) A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Upon original issuance thereof and until such time as the same is no longer required hereunder or under Applicable Law, any certificate issued representing any of the shares of Class A Stock or any other Shares held by the Class A Holders (including, without limitation, all certificates issued upon Transfer or in exchange thereof or substitution therefor) shall bear the following restrictive legend:

           THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE
           BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT
           BEEN REGISTERED UNDER THE SECURITIES ACT OF
           1933, AS AMENDED (THE "ACT"), AND MAY NOT BE

           OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT.

           THE TRANSFER OF THE SHARES EVIDENCED BY THIS
           CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE STOCKHOLDERS' AGREEMENT, DATED JANUARY 31, 1996, AMONG SPRINT CORPORATION, FRANCE TELECOM AND DEUTSCHE TELEKOM AG, AS FROM TIME TO TIME IN EFFECT, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF SPRINT CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST TO SPRINT CORPORATION. NO SUCH TRANSFER WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS' AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST SPRINT CORPORATION TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH STOCKHOLDERS' AGREEMENT.

           THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT
           TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE
           STOCKHOLDERS' AGREEMENT AND NO VOTE OF SUCH SHARES
           THAT CONTRAVENES SUCH AGREEMENT SHALL BE EFFECTIVE.

           (b) The certificates representing Shares owned by the Class A Holders (including, without limitation, all certificates issued upon Transfer or in exchange thereof or substitution therefor) shall also bear any legend required under any other Applicable Laws, including state securities or blue sky laws.

           (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Shares owned by the Class A Holders in order to implement the restrictions on Transfer set forth in this Article II.

           (d) FT and DT shall submit all certificates representing Shares held by FT, DT or any of their respective Affiliates, and shall use commercially reasonable efforts to cause all other Class A Holders to submit all such certificates, to the Company so that the legend or legends required by this
Section 2.8 may be placed thereon.

           (e) The Company shall not incur any liability for any delay in recognizing any Transfer of Shares if the Company in good faith reasonably believes that such Transfer may have been or would be in violation of the provisions of Applicable Law or this Agreement.

           (f) After such time any of the legends described in this Section 2.8 are no longer required on any certificate or certificates representing Shares owned by the Class A Holders, upon the request of FT or DT or such other Class A Holder the Company will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.

           (g) No Class A Holder may pledge Shares (other than Post-Restructuring Series 3 PCS Shares) except to a Person that is a bona fide financial institution. Prior to the consummation of a pledge of Shares (other than Post-Restructuring Series 3 PCS Shares) by a Class A Holder, such Class A Holder shall deliver, or shall cause such prospective pledgee to deliver, an acknowledgment that such pledgee has examined the legend set forth in Section 2.8(a) and understands and agrees that any rights it has with respect to such Shares are subject to those of the Company set forth in this Agreement, including agreeing that
(i) no foreclosure on such Shares shall be effected except as permitted by, and in accordance with, the terms of this Agreement, and (ii) under no circumstances shall such pledgee be entitled to exercise voting rights, consent rights or disapproval rights with respect to such Shares, except for the right to vote as a holder of shares of Series 1 FON Stock or Series 1 PCS Stock, as the case may be, if such pledgee owns such Shares after a foreclosure conducted in accordance with the terms hereof.

      Section 2.9. Reorganization, Reclassification, Merger, Consolidation or Disposition of Shares. The provisions of this
Article II shall apply, to the fullest extent set forth herein, with respect to the Shares and to any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), or any other securities of such entity which have, or which may be converted or exercised to acquire securities which will have, a Vote, that in each case may be issued in respect of, in exchange for, or in substitution of such Shares, including, without limitation, in connection with any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations (including the Recapitalization), mergers, consolidations and the like occurring after the date hereof.

      Section 2.10. Strategic Mergers; Business Combinations;
Company
Tender for Shares. Notwithstanding anything in this Article II to the contrary, the restrictions on Transfer set forth in this
Article II (not including Section 2.9) shall not apply to any conversion or exchange of Shares in connection with a Strategic Merger or any other merger or other business combination not prohibited by the Class A Provisions or a Transfer into a tender offer made by the Company for Shares.

      Section 2.11. Effect of Proposed Redemption. Following April 26, 1999, the Company shall, prior to redeeming any Shares pursuant to Section 2.2 of ARTICLE SIXTH of the Articles, provide the Class A Holders with notice of its intention to so redeem such Shares, which notice shall set forth the number of such Shares held by the Class A Holders which are proposed to be redeemed. For a period of 120 days thereafter (as extended day for day for each day that such sales are actually delayed during such time period because (i) the Shares proposed to be redeemed cannot be sold due to the anti-fraud rules of the U.S. securities laws, or (ii) the Company has delayed a proposed registration of such Shares in accordance with Section 1.4 of the Amended and Restated Registration Rights Agreement), the Class A Holders shall be entitled, on a pro rata basis in accordance with their respective Committed Percentages, to sell free of the restrictions on Transfer set forth in Section 2.3 hereof (but subject to the provisions of Sections 2.4 and 2.5 hereof) that number of Shares in the aggregate which the Company has proposed to redeem from the Class A Holders. Notwithstanding the foregoing, the Company may elect to redeem Shares held by the Class A Holders during such 120-day period (as so extended) by paying to the Class A Holders the Market Price (as defined in Section 2.2 of ARTICLE SIXTH of the Articles) (which if the Company has so elected to redeem during such 120-day period (as so extended) shall be modified in accordance with Article IX).

                            ARTICLE III

     PROVISIONS CONCERNING DISPOSITION OF LONG DISTANCE ASSETS
     ---------------------------------------------------------

      Section 3.1. Offers to FT and DT. (a) Subject to Section
3.5
of this Agreement, (i) after the first to occur of (x) January 31, 2001 and (y) such time as (I) legislation shall have been enacted repealing Section 310, (II) an FCC Order shall have been issued or (III) outside counsel to the Company with a nationally-recognized expertise in telecommunications regulatory matters delivers to each of FT and DT a legal opinion in form and substance reasonably satisfactory to each of FT and DT to the effect that Section 310 does not prohibit FT or DT from owning the Long Distance Assets proposed to be Transferred by the Company, and prior to the earliest to occur of (x) January 31, 2006, (y) the delivery by FT, DT or any of their Affiliates (or a Permitted Designee (as such term is defined in the Joint Venture Agreement)) of a notice pursuant to Section 17.2(b) of the Joint Venture Agreement indicating the agreement to purchase all of the Sprint Venture Interests (as such term is defined in the Joint Venture Agreement) following an offer by the Company or Sprint Sub pursuant to Section 17.2(a) of the Joint Venture Agreement, and (z) the delivery by the Company and/or Sprint Sub of a notice pursuant to Section 17.3(a) of the Joint Venture Agreement exercising the put right to sell all of their Sprint Venture Interests (as such term is defined in the Joint Venture Agreement) to FT, DT and Atlas (or a Permitted Designee (as such term is defined in the Joint Venture Agreement)), or (ii) during any time in which the rights provided to the Class A Holders under Section 8.2(b) of ARTICLE SIXTH of the Articles would be in effect but for the fact that they have been suspended pursuant to Sections 8.5(b)(ii) or (iii) of ARTICLE SIXTH of the Articles (each such period described in clause (i) and clause (ii) being a "Restricted Period"), and subject to the right of first offer in favor of FT and DT set forth in Section 3.1(c) hereof, if the Company or any of its Subsidiaries proposes to Transfer (except in a Lien Transfer, an Exempt Long Distance Asset Divestiture or in a sale of all or substantially all of the Company's assets), in a transaction or a series of related transactions, Long Distance Assets with the effect that the Company and its Subsidiaries would no longer own 51 percent or more of the Fair Market Value of the Long Distance Assets owned by them prior thereto (calculated as at the date the Company or such Subsidiary enters into a definitive agreement to effect such Transfer), then the Company must deliver an LD Sale Notice in which it offers to sell at least 51 percent of the Fair Market Value of the Long Distance Assets (calculated as of such date) (and any liabilities to be assumed by the transferee in connection therewith) to FT and DT, in the manner provided in
Section 3.1(c), provided that the Company shall not be permitted to deliver such LD Sale Notice (and accordingly may not proceed with such Transfer) unless a majority of the Continuing Directors shall have first approved (unless such approval is not required pursuant to Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, a Transfer to FT and DT of the Specified Long Distance Assets at the price and upon the terms and conditions set forth in the LD Sale Notice.

      (b) Subject to Section 3.5 of this Agreement, during a Restricted Period, the Company and its Subsidiaries shall not undertake a Lien Transfer unless each creditor or other party which is the beneficiary of any Lien relating to such Lien Transfer (a "Lien Creditor") and the Company execute a legally binding instrument in favor of each of FT and DT in form and substance reasonably satisfactory to each of FT and DT providing that at least 45 days prior to any foreclosure or other execution upon the Long Distance Assets subject to such Lien, such Lien Creditor and the Company shall provide each of FT and DT with notice of such foreclosure or other execution, such notice to constitute an exclusive and, subject to Section 3.2, irrevocable offer (i) for the Company to sell to FT and DT all of such Long Distance Assets at a price equal to the Fair Market Value of such assets, free and clear of any Lien relating to such Lien Transfer, and upon other customary terms and conditions, or (ii) at FT's and DT's option, to permit FT and/or DT to pay to such Lien Creditor all amounts due to it which are secured by such Lien, in which case (x) such Lien Creditor shall release such Lien, (y) FT and DT shall be subrogated to the claims of the Lien Creditor against the Company and shall have all rights of such Lien Creditor against the Company and in respect of such Lien, and (z) the Company shall grant, and take all action necessary to perfect, a Lien in favor of FT and DT in the Long Distance Assets subject to such Lien Transfer, securing the Company's obligations subrogated to FT and DT, provided that the Company shall not be permitted to undertake any such Lien Transfer unless a majority of the Continuing Directors shall have first approved (unless such approval is not required under Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, each of the documents and transactions contemplated by this sentence. FT and DT may exercise their rights hereunder by delivering a notice to the Company at any time prior to any such foreclosure or execution, setting forth which right it wishes to exercise. If FT and DT exercise their rights under clause (i) of the preceding sentence, the provisions of Sections 3.2 and 3.4 of this Agreement shall apply mutatis mutandis. For purposes of this
Section 3.1(b), the Fair Market Value of any Long Distance Assets shall be the value of such assets, without regard to the effect of the Liens constituting the Lien Transfer in question, but considering all other Liens on such assets and any other relevant factors, as determined by an investment banking or appraisal firm of internationally recognized standing reasonably satisfactory to the Company and FT and DT, the cost of which shall be borne by the Company.

      (c) Subject to Section 3.5 of this Agreement, during a Restricted Period, if the Company or any of its Subsidiaries shall propose to Transfer (other than in a Lien Transfer, an Exempt Long Distance Asset Divestiture or in a sale of all or substantially all of the Company's assets), in a transaction or a series of related transactions, Long Distance Assets with a Fair Market Value (calculated as at the date the Company or such Subsidiary enters into a definitive agreement to effect such Transfer) that, when aggregated with the Fair Market Value of all Long Distance Assets previously so Transferred after July 31, 1995 (calculated in each case as of the date the Company or such Subsidiary entered into a definitive agreement to Transfer such Long Distance Assets), equals or exceeds 30 percent of the Fair Market Value of the Long Distance Assets of the Company and its Subsidiaries taken as a whole (calculated as at the date the Company or such Subsidiary enters into a definitive agreement to effect such Transfer), the Company shall first deliver written notice (the "LD Sale Notice") to each of FT and DT stating that the Company proposes to effect such a Transfer and setting forth in reasonable detail (i) the Long Distance Assets proposed to be Transferred (the "Specified Long Distance Assets"), (ii) the price which the Company expects to receive for such assets and
(iii) the other material terms and conditions of Transfer (including the assumption of liabilities, if any, by the transferee in connection therewith), provided that the Company shall not be permitted to deliver such LD Sale Notice (and accordingly may not proceed with such Transfer) unless a majority of the Continuing Directors shall have first approved (unless such approval is not required pursuant to Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, a Transfer to FT and DT of the Specified Long Distance Assets at the price and upon the terms and conditions set forth in the LD Sale Notice. The Company shall be entitled to effect such proposed Transfer on terms no less favorable to the Company than as set forth in the LD Sale Notice unless within 30 days of the delivery of the LD Sale Notice to FT and DT, both FT and DT notify the Company in writing of their disapproval of such Transfer.

      (d) Upon receipt of notice to the Company that both FT and DT have disapproved of such Transfer (an "LD Disapproval Notice"), unless the Company abandons the proposed Transfer and notifies each of FT and DT of such abandonment within thirty Business Days of delivery of an LD Disapproval Notice (in which case the provisions of this Article III shall apply to any subsequent Transfer of the Specified Long Distance Assets), FT and DT, or a Qualified LD Purchaser (in the case of an assignment pursuant to Section 3.2) shall have the exclusive and, subject to
Section 3.2, irrevocable right to purchase all, but not less than all, of the Specified Long Distance Assets at the price and upon the terms and conditions (including the assumption of liabilities, if any, by the transferee in connection therewith) set forth in the LD Sale Notice. FT and DT, or a Qualified LD Purchaser (in case of an assignment pursuant to Section 3.2), may exercise the right described in this Section 3.1(d) by delivering notice to the Company setting forth their irrevocable binding commitment to purchase the Specified Long Distance Assets at the price and on the terms and conditions set forth in the LD Sale Notice, subject to compliance with Applicable Laws and the receipt of all required material Third Party Approvals and

Governmental Approvals. Such notice must be delivered within 90 days after the date of receipt of the LD Sale Notice, such period to be extended to the earlier to occur of (i) five Business Days following the latest to occur of the next regularly scheduled meetings of the Supervisory Boards of FT, DT and any Qualified LD Purchaser (in case of such an assignment), and (ii) 150 days following the date of receipt of the LD Sale Notice described above (such period, the "LD Option Period").

      Section 3.2. Assignment of Rights. At any time during the LD
Option Period, upon 45 days' notice (an "Assignment Notice") to the Company, FT and DT may assign the rights described in Section 3.1(c) to one or more Qualified LD Purchasers, provided that FT and DT shall disclose to the Company the identity of each Qualified LD Purchaser and such other relevant information regarding each such Qualified LD Purchaser as the Company may reasonably request prior to assignment of such right. The Company, in its sole discretion, may abandon any Transfer described in its LD Sale Notice delivered pursuant to Section 3.1(c) upon notice to each of FT and DT within 15 days after delivery of an Assignment Notice, in which case the rights described in Sections 3.1(c) and (d) shall automatically be rescinded and of no effect notwithstanding FT's and DT's acceptance thereof, but in such event the Company may not thereafter sell the Specified Long Distance Assets to such Qualified LD Purchaser and may not offer to engage in a transaction involving Long Distance Assets substantially identical to the Specified Long Distance Assets for a period of one year following such abandonment. Any such subsequent transaction within a Restricted Period shall be subject to this
Article III.

      Section 3.3. Timing of Disposition. If FT and DT fail to exercise the rights described in Sections 3.1(c) and (d), the Company may proceed to Transfer the Specified Long Distance Assets, provided that it enters into a legally binding agreement, subject to standard terms and conditions for a purchase contract for assets of the type to be Transferred, to Transfer the Specified Long Distance Assets upon terms no less favorable to the Company than those described in the LD Sale Notice delivered pursuant to Section 3.1 within 150 days after the end of the LD Option Period. If the Company does not obtain such a binding agreement within such time (or if it abandons such Transfer pursuant to Section 3.2), the Company may not engage in a transaction involving substantially identical Long Distance Assets for one year from the date of the LD Sale Notice. Any such subsequent transaction within a Restricted Period shall be subject to this Article III.

      Section 3.4. Method of Purchase. If FT and DT, or a
Qualified
LD Purchaser, as the case may be, exercise the right provided in
Section 3.1, the closing of the purchase of the Specified Long Distance Assets shall take place within 90 days after the date of exercise of such option, at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York at 10:00 a.m., New York time, or at such other date, time or place as the Company and FT and DT, or the Qualified LD Purchaser, as the case may be, may agree, subject to the receipt of all necessary material Governmental Approvals, material Third Party Approvals and, if required by Applicable Law, approval of the stockholders of the Company. At such closing, the Company shall deliver to FT and DT, or the Qualified LD Purchaser, as the case may be, bills of sale, assignments, endorsements, releases and such other documents and instruments as may be necessary, or, as determined by counsel to FT and DT, or the Qualified LD Purchaser, as the case may be, appropriate, to convey and vest in the buyer, title to each of the Specified Long Distance Assets to the extent, and in conformity with the terms of such sale, each as specified in the LD Sale Notice. Simultaneously therewith, FT and DT, or the Qualified LD Purchaser, as the case may be, shall deliver to the Company, by wire transfer of immediately available funds to such bank and account as the Company may designate, a cash amount equal to the purchase price of the Specified Long Distance Assets, as set forth in the Company's LD Sale Notice delivered pursuant to Section 3.1(b). In addition to any other obligations which FT and DT may have at such closing, if a Qualified LD Purchaser is to purchase Specified Long Distance Assets at such closing, FT and DT shall certify to the Company that such Qualified LD Purchaser meets the qualifications set forth in this Agreement for being a Qualified LD Purchaser as of the date of such closing. If, notwithstanding the relevant parties' reasonable efforts, the required approvals described in this
Section 3.4 have not been received or the parties have not waived the requirement for any such approvals at the time the closing is scheduled to occur hereunder, the closing shall be postponed up to 180 days following the date of such originally scheduled closing or such other time as the parties to such transaction may agree. If by such time all such approvals have not been obtained or the requirement for any such approvals waived by the parties to such transaction, the rights of FT, DT and any Qualified LD Purchaser to purchase such Specified Long Distance Assets shall terminate and the Company shall be entitled to proceed with the proposed Transfer of such assets on the terms set forth in the LD Sale Notice.

      Section 3.5. Termination of Rights. Unless earlier terminated pursuant to Article VIII(b) hereof, the rights provided in this
Article III and Section 7.15 hereof shall terminate, and cease to be of any further force or effect, (a) upon the conversion of all of the outstanding shares of Class A Stock into Non-Class A Common Stock pursuant to Sections 8.5(a), 8.5(b), 8.5(c) or 8.5(g) of ARTICLE SIXTH of the Articles, (b) if the aggregate Committed Percentage of the Class A Holders shall be below ten percent for more than 180 consecutive days following a Major Issuance, or (c) upon a sale of all of the Venture Interests of the Sprint Parties or the FT/DT Parties pursuant to Section 17.2, 17.3, 17.4, 19.3, 20.6 or 20.11 of the Joint Venture Agreement or on the date the Joint Venture is otherwise terminated, in each case other than due to an FT/DT Joint Venture Termination or a Corporation Joint Venture Termination. In addition, any rights provided in this Article III and Section 7.15 hereof shall be suspended and may not be exercised during any period of time in which the rights provided to the Class A Holders under Section 8.2(b) of ARTICLE SIXTH of the Articles are suspended pursuant to
Section 8.5(b)(iv) of ARTICLE SIXTH of the Articles.

                            ARTICLE IV

              PROVISIONS CONCERNING CHANGE OF CONTROL
              ---------------------------------------

      Section 4.1. Sale of Assets or Control. So long as shares of
Class A Stock are outstanding, but subject to Article VIII of this Agreement, if the Company determines to sell all or substantially all of the assets of the Company or not to oppose a tender offer by a Person other than any Class A Holder or Holders for Voting Securities of the Company representing more than 35 percent of the Voting Power of the Company or to sell Control of the Company or to effect a merger or other business combination, which would result in a Person (other than FT or DT or any of their Qualified Subsidiaries) holding Voting Securities of the resulting entity representing 35 percent or more of the Voting Power of such entity, the Company shall conduct such transaction in accordance with reasonable procedures to be determined by the Board of Directors, and permit FT and DT to participate in that process on a basis no less favorable than that granted any other participant.

      Section 4.2. Required Share Purchases. If a Person other than
FT, DT or any of their respective Affiliates makes a tender offer for Voting Securities of the Company representing not less than 35 percent of the Voting Power of the Company and the terms of such tender offer do not permit the Class A Holders to sell an equal or greater percentage of:

                (i)   if the tender offer involves only Series 1
           FON Stock, Class A FON Shares as the holders of Series
           1 FON Stock are permitted to sell taking into account any proration,

                (ii)  if the tender offer involves only Series 1
           PCS Stock, Class A PCS Shares as the holders of Series
           1 PCS Stock are permitted to sell taking into account any proration, or

                (iii) if the tender offer involves both Series 1 FON Stock and Series 1 PCS Stock, Class A FON Shares and Class A PCS Shares as the holders of Series 1 FON Stock and Series 1 PCS Stock, respectively, are permitted to sell taking into account any proration, then upon the purchase by such Person of securities representing not less than 35 percent of the Voting Power of the Company in such tender offer, FT, DT and their Qualified Subsidiaries, as a group, shall have the option, exercisable upon delivery of written notice to the Company (or its successor) at any time within 30 days after the termination of the period during which tenders may be made into such tender offer, to sell to the Company all but not less than all, of the Shares that they were unable to tender on the same basis as the other shareholders, at a price per share (x) in the case of Class A FON Shares, equal to the price per share of Series 1 FON Stock offered pursuant to the tender offer, (y) in the case of Class A PCS Shares, equal to the price per share of Series 1 PCS Stock offered pursuant to the tender offer, and (z) in the case of Class A FON

Shares and Class A PCS Shares, equal to the price per share of Series 1 FON Stock and Series 1 PCS Stock offered pursuant to the tender offer. Notwithstanding the preceding sentence, the Class A Holders shall have no rights pursuant to this Section 4.2 if, at the date of termination of the period during which tenders may be made into such tender offer, the Class A Holders have a right to receive in exchange for all the shares of each class and/or series of Class A Stock corresponding to the classes and/or series of stock subject to the tender offer, publicly traded securities with an aggregate Fair Market Value, and/or cash in an amount, not less than the aggregate price per share of the Series 1 FON Stock and/or Series 1 PCS Stock, as the case may be, paid pursuant to the tender offer in a back-end transaction required to be effected within 90 days after the close of the tender offer.


                             ARTICLE V

                      EQUITY PURCHASE RIGHTS
                      ----------------------

      Section 5.1. Right to Purchase. Except as provided in
Section
5.7 hereof, and except to the extent that the Class A Holders have acquired shares pursuant to the FT/DT Restructuring Agreement which otherwise would have given rise to Equity Purchase Rights hereunder, each Class A Holder shall have the right (an "Equity Purchase Right") to purchase from the Company (on a pro rata basis reflecting the respective ownership of shares of the applicable series or class of Class A Stock corresponding to the underlying series or class of Non-Class A Common Stock being issued, unless in the case of Section 5.1(d) all of the Class A Holders provide the Company prior to such purchase with written instructions to the contrary and such instructions are not inconsistent with Section 7.5 hereof or the Amended and Restated Standstill Agreement):

           (a) except under the circumstances described in clauses (e) and (f) below, if the Company shall issue (or sell from treasury) shares of Sprint FON Common Stock prior to the Recapitalization (including, without limitation, any shares issued upon (i) the exercise of stock options, warrants or other rights not issued pursuant to the Rights Agreement or in respect of options or other contractually binding rights under employee benefit plans, arrangements or contracts or (ii) the conversion or exchange of any securities) other than upon the conversion or exchange of Class A Common Stock, that number of additional shares of Class A Common Stock sufficient for the Class A Holders to maintain their aggregate Committed Percentage as in effect immediately prior to the issuance of such shares, such Shares to be purchased at a per share purchase price equal to the Weighted Average Price paid for such shares of Sprint FON Common Stock whose issuance gave rise to such Equity Purchase Right;

           (b) except under the circumstances described in clauses (e) and (f) below, if after the Recapitalization the Company shall issue (or sell from treasury) shares of Sprint FON Common Stock (including, without limitation, any shares issued upon (i) the exercise of stock options, warrants or other rights not issued pursuant to the Rights

      Agreement or in respect of options or other contractually binding rights under employee benefit plans, arrangements or contracts or (ii) the conversion or exchange of any securities) other than upon the conversion or exchange of the Series 3 FON Stock or Class A Common Stock, that number of additional shares of Series 3 FON Stock sufficient for the Class A Holders to maintain their aggregate Committed Percentage as in effect immediately prior to the issuance of such shares, such Shares to be purchased at a per share purchase price equal to the Weighted Average Price paid for such shares of Sprint FON Common Stock whose issuance gave rise to such Equity Purchase Right;

           (c) except to the extent the Class A Holders exercise their rights provided in clause (d) below and except under the circumstances described in clauses (e) and (f) below, if the Company shall issue (or sell from treasury) shares of Sprint PCS Common Stock (including, without limitation, any CP Conversion Shares or any shares issued upon (i) the exercise of stock options, warrants or other rights not issued pursuant to the Rights Agreement or in respect of options or other contractually binding rights under employee benefit plans, arrangements or contracts or (ii) the conversion or exchange of any securities) other than upon the conversion or exchange of the Series 3 PCS Stock or Class A Common Stock, that number of additional shares of Series 3 PCS Stock sufficient for the Class A Holders to maintain their aggregate Committed Percentage as in effect immediately prior to the issuance of such shares, such Shares to be purchased at a per share purchase price equal to (x) if the Class A Holders exercise such Equity Purchase Rights during the 45 day period after the date of issuance (or sale from treasury) of such shares of Sprint PCS Common Stock (the "Initial Decision Period") giving rise to the Equity Purchase Right, the Market Price of a share of Series 1 PCS Stock on the date of such issuance, or (y) if the Class A Holders exercise such Equity Purchase Right after the Initial Decision Period, the higher of (I) the Market Price of a share of Series 1 PCS Stock on the date of such issuance giving rise to the Equity Purchase Right, and (II) the Market Price of a share of Series 1 PCS Stock on the date of such exercise by FT and DT of the Equity Purchase Right;

           (d) except to the extent the Class A Holders exercise their rights provided in clause (c) above, if (i) the Company shall issue (or sell from treasury) CP Conversion Shares, (ii) the Series 2 PCS Stock shall convert into Series 1 PCS Stock pursuant to Section 7.5(a) of Article SIXTH of the Articles, (iii) the Voting Power of the PCS Preferred Stock shall increase due to a transfer of the PCS Preferred Stock, or (iv) the CP Warrants shall be exercised in exchange for the issuance of Sprint PCS Stock, that number of additional shares of Series 3 FON Stock sufficient for the Class A Holders to maintain their aggregate Committed Percentage as in effect immediately prior to such event, such Shares to be purchased at a per share purchase price equal to the Market Price of a share of Series 1 FON Stock on the date of such issuance giving rise to the Equity Purchase Right; provided, that (x) the Equity Purchase Rights under this Section 5.1(d) may not be exercised unless prior to exercising such rights the Class A Holders deliver a written certificate signed by their respective chief financial officers to the effect that such

      Class A Holders have made a good faith determination that it is not practicable or advisable at such time to acquire shares of Series 1 FON Stock through open market purchases or other purchases from third parties, and (y) the maximum aggregate amount of Series 3 FON Stock which may be purchased pursuant to this Section 5.1(d) (either in a single purchase or in the aggregate through purchases over time) shall not exceed $300 million;

           (e) if the Company shall issue (or sell from treasury) Voting Securities other than Sprint FON Common Stock or Sprint PCS Common Stock, or issue shares of Sprint FON Common Stock or Sprint PCS Common Stock pursuant to employee benefit plans, arrangements or contracts (other than in respect of the exercise of stock options, warrants or other rights (except rights issued pursuant to the Rights Agreement) in existence at any time on or before April 26, 1996 (including pursuant to employee benefit plans) or upon the conversion of any securities outstanding on or before April 26, 1996) other than upon the conversion or exchange of the Class A Stock or the Series 2 PCS Stock, that number of additional shares of Series 3 FON Stock and/or Series 3 PCS Common Stock, as the case may be, sufficient for the Class A Holders to maintain their aggregate Committed Percentage (and relative proportionate holdings of Series 3 FON Stock and Series 3 PCS Stock) as in effect immediately prior to the issuance of such Voting Securities, such Shares to be purchased at a per share purchase price equal to (i) in the case of the Series 3 FON Stock, the Market Price of a share of Series 1 FON Stock on the date of the issuance which gave rise to such Equity Purchase Right and (ii) in the case of the Series 3 PCS Stock, the Market Price of a share of Series 1 PCS Stock on the date of the issuance which gave rise to such Equity Purchase Right; and

           (f) if the Company shall issue (or sell from treasury) shares of Sprint FON Common Stock or Sprint PCS Common Stock in respect of the exercise of stock options, warrants or other rights (except rights issued pursuant to the Rights Agreement) in existence at any time on or before April 26, 1996 (including pursuant to employee benefit plans) or upon the conversion of any securities outstanding on or before April 26, 1996, other than upon the conversion or exchange of the Class A Stock, that number of additional shares of Series 3 FON Stock or Series 3 PCS Stock, as the case may be, sufficient for the Class A Holders to maintain their aggregate Committed Percentage as in effect immediately prior to the issuance of such Voting Securities, such Shares to be purchased at a per share purchase price equal to the applicable FT/DT Weighted Purchase Price.

      Section 5.2. Notice. The Company shall deliver to each
Class A
Holder (a) written notice of the proposed issuance of any Voting Securities not less than 15 days prior to such issuance, such notice to describe in reasonable detail the expected Weighted Average Price for such Voting Securities and contain the calculation thereof and (b) written notice of the issuance of such Voting Securities within five days after such issuance, such notice to describe in reasonable detail the Weighted Average Price, Market Price or FT/DT Weighted Purchase Price for such Voting Securities and contain the calculation thereof, provided that no such notices need be given in respect of (x) the issuance of CP Conversion Shares (provided that the Company shall give notice to the Class A Holders of the issuance of CP Conversion Shares as soon as practicable after the surrender of the related shares of Series 2 PCS Stock for conversion) or (y) in respect of the issuance of shares of Sprint FON Stock or Sprint PCS Stock, as the case may be, to the holders of securities of the Company in accordance with the terms thereof or grants or exercises pursuant to qualified or non-qualified employee benefit plans, arrangements or contracts, in each case as outstanding on January 31, 1996, or dividend reinvestment plans or dividend reinvestment and stock purchase plans or, in the case of securities issued after, and qualified or non-qualified employee benefit plans, arrangements and contracts adopted after, such date, if and only if the Class A Holders have been given written notice of the issuance of such securities or the adoption of such plans, arrangements and contracts thirty days prior to the date of such issuance or adoption (such shares of Sprint FON Stock or Sprint PCS Stock, as applicable, are collectively hereinafter referred to as the "Option Shares"). The Company shall deliver to each Class A Holder, on the tenth Business Day of each calendar quarter, written notice of the issuance during the preceding calendar quarter of (i) Option Shares, such notice to describe in reasonable detail the Weighted Average Price, Market Price or FT/DT Weighted Purchase Price for such Option Shares and contain the calculation thereof and the securities or plans, arrangements or contracts to which they relate and (ii) shares of Class A Stock to each Class A Holder pursuant to Section 7.3(c) hereof, such notice to set forth the purchase price for such shares of Class A Stock and the calculation thereof.

      Section 5.3. Manner of Exercise; Manner of Payment. The
Class
A Holders may exercise their Equity Purchase Rights by written notice to the Company delivered prior to the thirtieth day after the date of the related post-issuance notice provided for in
Section 5.2 hereof, or as provided in Section 7.3 or 7.17, as the case may be; provided that the Class A Holders may exercise their Equity Purchase Rights arising under Section 5.1(c) with respect to an issuance of Shares by written notice to the Company delivered prior to the second anniversary of the date of such issuance. Payment for the additional Shares purchased or subscribed for by Class A Holders which exercise their Equity Purchase Rights shall be made as provided in Section 5.6 hereof or as otherwise may be agreed by the Company and the exercising Class A Holder or Holders. The total number of Shares issuable upon such exercise shall be issued and delivered to the appropriate Class A Holder against delivery to the Company of the cash and any notes therefor as provided in Section 5.6 hereof or as otherwise may be agreed by the Company and the exercising Class A Holder or Holders. In connection with the occurrence of any issuance that gives rise to Equity Purchase Rights and to purchase rights of the Cable Partners under the PCS Restructuring Agreement, Sprint shall use its reasonable efforts to coordinate the exercise of purchase rights by the Cable Partners and FT and DT to avoid a series of successive exercises of purchase rights triggered by a single issuance.

      Section 5.4. Adjustments. If the Class A Holders, upon exercise of their Equity Purchase Rights, are issued Shares on a date after the date the related Voting Securities are issued (a) the per share purchase price paid by the Class A Holders shall be reduced to reflect the Fair

Market Value of any dividend or distribution made in respect of each such Voting Security prior to such issuance and (b) such purchase price and the number of Shares purchased shall be appropriately adjusted to reflect any stock split, stock dividend or other combination or reclassification of the Class A Stock or Non-Class A Common Stock, as the case may be, during such time, including the Recapitalization.

      Section 5.5. Closing of Purchases. The closing of purchases of
Shares pursuant to the exercise of Equity Purchase Rights by the exercising Class A Holder shall take place on a date specified by the exercising Class A Holder, which date shall be within 30 days after the exercise of such Equity Purchase Rights, at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, at 10:00 a.m., New York City time, or at such other date, time or place as the Company and such exercising Class A Holder may otherwise agree. At such closing:

           (a) the Company shall deliver, or cause to be delivered, to such exercising Class A Holder, certificates representing the shares of Class A Stock to be purchased by such exercising Class A Holder, in the name of such holder, against payment of the purchase price therefor, as provided below;

           (b) such exercising Class A Holder shall deliver to the Company an amount (the "Equity Purchase Price") equal to the product of (i) the applicable price per share determined pursuant to Section 5.1 of this Agreement and
      (ii) the number of Shares to be acquired by such exercising
      Class A Holder.

      Section 5.6. Terms of Payment. Payment for Shares purchased from the Company pursuant to Section 5.1 hereof or Article VI hereof shall be made as follows:

           (a) if (i) the aggregate amount to be paid to the Company is less than $200 million, (ii) the Equity Purchase Rights relating to such purchase have arisen under Section 5.1(c) and such rights were exercised after the Initial Decision Period or (iii) the Equity Purchase Rights relating to such purchase have arisen under Section 5.1(d), payment shall be made by the Class A Holder, or Qualified Stock Purchaser or Purchasers, as the case may be, in cash by wire transfer to such account as the Company may reasonably designate;

           (b) if the amount to be paid to the Company is equal to or greater than $200 million and less than $500 million, unless the Equity Purchase Rights relating to such purchase have arisen under Section 5.1(c) and such rights were exercised after the Initial Decision Period or the Equity Purchase Rights relating to such purchase have arisen under
      Section 5.1(d), not less than $200 million shall be paid in cash by the Class A Holders, or Qualified Stock Purchaser or Purchasers, as the case may be, by wire transfer to such account as the Company may reasonably designate and the remainder, if any, shall be paid in two equal annual installments beginning on the first anniversary of the date of such purchase, the respective obligations of the Class A Holders, or Qualified Stock Purchaser or Purchasers, as the case may be, to pay such installments to be evidenced by Class A Holder Eligible Notes; or

           (c) if the amount to be paid to the Company is equal to or greater than $500 million, unless the Equity Purchase Rights relating to such purchase have arisen under Section 5.1(c) and such rights were exercised after the Initial Decision Period or the Equity Purchase Rights relating to such purchase have arisen under Section 5.1(d), not less than $200 million shall be paid in cash by the Class A Holders, or Qualified Stock Purchaser or Purchasers, as the case may be, by wire transfer to such account as the Company may reasonably designate within 30 days after such date of notice, and the remainder shall be paid in Class A Holder Eligible Notes of the Class A Holders, or Qualified Stock Purchaser or Purchasers, as the case may be, one-third of such amount in Class A Holder Eligible Notes maturing within one year after the date of such purchase, one-third of such amount in Class A Holder Eligible Notes maturing within two years of such date, and one-third of such amount in Class A Holder Eligible Notes maturing within three years of such date.

      Section 5.8. Suspension of Equity Purchase Rights. If at any time (a) the number of Voting Securities of the Company Beneficially Owned in the aggregate by FT, DT and their Affiliates and Associates exceeds any of the applicable Percentage Limitations as set forth in the Amended and Restated Standstill Agreement (without regard to Section 2.3 of such agreement), or (b) the number of Voting Securities of the Company Beneficially Owned in the aggregate by any Qualified Stock Purchaser and its Affiliates and Associates exceeds any of the applicable Percentage Limitations as set forth in the Qualified Stock Purchaser Standstill Agreement applicable to such Qualified Stock Purchaser (without regard to Section 2.2 of such agreement), the Company may by giving notice to the Class A Holders whose aggregate Beneficial Ownership exceeds any of such applicable Percentage Limitations specified in clauses (a) and
(b) of this Section 5.7 suspend the right of such Class A Holders to purchase additional shares of any class or series of capital stock of the Company pursuant to this Agreement or otherwise unless and until such purchase (including any purchase pursuant to Section 7.3 or 7.17 hereof) would not result in the aggregate Beneficial Ownership of the affected Class A Holders exceeding any of such Percentage Limitations applicable to such Class A Holders.

      Section 5.8. Record Date Blackout Purchases.

           (a) During a Record Date Blackout Period, if a Class A Holder held a Percentage Ownership Interest equal to at least 10% on the record date for a stockholders' meeting or dividend payment which immediately preceded the Record Date Blackout Period, such Class A Holders shall be entitled on a pro rata basis with the other Class A Holders in accordance with their respective Committed Percentages to purchase from the Company shares of capital stock of the Company in an aggregate amount for all Class A Holders equal to the Available Record Date Blackout Shares for such Record Date

      Blackout Period. The class of shares to be purchased (i.e., Series 3 FON Stock or Series 3 PCS Stock) shall be determined as set in Section 5.8(b) below, and the price to be paid for such shares shall be (i) with respect to Series 3 FON Stock, the Market Price of the Series 1 FON Stock as of the date of purchase of the Series 3 FON Stock, and (ii) with respect to Series 3 PCS Stock, the Market Price of the Series 1 PCS Stock as of the date of purchase of the Series 3 PCS Stock. Each Class A Holder shall be entitled to exercise the rights under this Section 5.8(b) by written notice to the Company delivered prior to the second Business Day before the record date relating to such Record Date Blackout Period.

           (b) The class of shares (i.e., Series 3 FON Stock or
      Series 3 PCS Stock) to be issued to a Class A Holder under
      Section 5.8(a) with respect to any Record Date Blackout
      Period shall be determined as follows:

                (i)   if the ratio of the Class A FON Shares
owned
           by such Class A Holder to the Class A PCS Shares owned by such Class A Holder exceeds the then applicable ratio of the Votes attributable to all outstanding Sprint FON Stock to the Votes attributable to all outstanding Sprint PCS Stock, the Company shall issue Class A PCS Shares pursuant to Section 5.8(a) until such time as the ratios are equal, at which time the Company shall issue Class A FON Shares and Class A PCS Shares in the same proportions as the then applicable ratio of the Votes attributable to all outstanding Sprint FON Stock to the Votes attributable to all outstanding Sprint PCS Stock;

                (ii)  if the ratio of the Class A PCS Shares
owned
           by such Class A Holder to the Class A FON Shares owned by such Class A Holder exceeds the then applicable ratio of the Votes attributable to all outstanding Sprint PCS Stock to the Votes attributable to all outstanding Sprint FON Stock, the Company shall issue Class A FON Shares pursuant to Section 5.8(a) until such time as the ratios are equal, at which time the Company shall issue Class A FON Shares and Class A PCS Shares in the same proportions as the then applicable ratio of the Votes attributable to all outstanding Sprint FON Stock to the Votes attributable to all outstanding Sprint PCS Stock; and

                (iii) if the ratio of the Class A PCS Shares owned
           by such Class A Holder to the Class A FON Shares owned by such Class A Holder equals the then applicable ratio of the Votes attributable to all outstanding Sprint PCS Stock to the Votes attributable to all outstanding Sprint FON Stock, the Company shall issue Class A FON Shares and Class A PCS Shares in the same proportions as the then applicable ratio of the Votes attributable to all outstanding Sprint FON Stock to the Votes attributable to all outstanding Sprint PCS Stock.

      (c) Shares purchased from the Company pursuant to this
Section 5.8 shall be purchased and paid for in accordance with Sections 5.4 and 5.5 (but not Section 5.6) of this Agreement, mutatis mutandis, except that the closing of such purchase shall occur on the Business Day immediately preceding the record date relating to such Record Date Blackout Period and at the closing the Class A Holders shall pay the purchase price for the Shares so purchased in cash in immediately available funds.


                            ARTICLE VI

                   HOLDINGS BY MAJOR COMPETITORS
                   -----------------------------

      Until January 31, 2006, if a Major Competitor of FT or DT or of the Joint Venture obtains a Percentage Ownership Interest of 20 percent or more as a result of a Strategic Merger, the Class A Holders shall have the right to commit within 30 days following the consummation of such Strategic Merger to purchase from the Company (or its successor in such Strategic Merger) and, upon such commitment, the Company or such successor shall be obligated to sell to the Class A Holders, subject to Applicable Law and the receipt of any required material Governmental Approvals, a number of shares of Class A Stock (which shall consist of Series 3 FON Stock and Series 3 PCS Stock in the same proportions as the Class A FON Shares and the Class A PCS Shares are owned by the Class A Holders at the time of the event giving rise to the Class A Holders' right to so commit) such that the aggregate Committed Percentage of the Class A Holders shall be equal to the Percentage Ownership Interest of such Major Competitor of FT or DT following consummation of such Strategic Merger, such Shares to be purchased at a per share price equal to the applicable Weighted Average Price paid by such Major Competitor, unless the Major Competitor has only purchased Sprint FON Stock or Sprint PCS Stock (but not both), in which event the Shares relating to the class not so purchased by the Major Competitor shall be purchased at the Market Price on the date of the event giving rise to the Class A Holders' right to so commit; provided that to the extent the purchase of Shares pursuant to this Article VI would violate the provisions of Section 310, the Class A Holders shall have the right to assign to one or more non-Alien Qualified Stock Purchasers the right to purchase such Shares from the Company if such Class A Holders assigning such rights to a non-Alien Qualified Stock Purchaser cause such Qualified Stock Purchaser to execute an undertaking in accordance with Section 7.2 of this Agreement. Shares purchased from the Company pursuant to this Article VI shall be purchased and paid in accordance with Sections 5.4, 5.5 and 5.6 of this Agreement, mutatis mutandis.

                            ARTICLE VII

                             COVENANTS

      Section 7.1. Reservation and Availability of Capital Stock.
The Company covenants and agrees that it will cause to be reserved and kept available, out of the aggregate of its authorized but unissued shares of capital stock and its issued shares of capital stock held in its treasury, the full number of shares of

           (a) Series 1 FON Stock then deliverable upon the conversion of all outstanding Class A FON Shares,

           (b) Series 1 PCS Stock then deliverable upon the conversion of all outstanding Class A PCS Shares,

           (c) Series 3 FON Stock then deliverable upon conversion of all of the shares of Sprint FON Common Stock, and

           (d) Series 3 PCS Stock then deliverable upon conversion of all of the shares of Sprint PCS Common Stock,

in the case of each of clauses (a), (b), (c), (d), (e) and (f) that the Class A Holders are permitted to acquire hereunder and under the FT/DT Restructuring Agreement, the Articles and the Amended and Restated Standstill Agreement.

      Section 7.2. Assignee Purchasers. As a condition to the assignment of rights to purchase shares of Class A Stock to a Qualified Stock Purchaser pursuant to Article VI hereof or pursuant to the Amended and Restated Standstill Agreement, FT and DT shall cause such Qualified Stock Purchaser to agree in writing to be bound by the terms and conditions of this Agreement and a Qualified Stock Purchaser Standstill Agreement pursuant to an instrument of assumption substantially in the form of Exhibit C hereto and such Qualified Stock Purchaser thereby shall become a party to this Agreement.

      Section 7.3. Automatic Exercise of Rights with Respect to
Option Shares; Method of Purchase.

           (a) The Class A Holders, at their option, may lend to the Company, and the Company shall borrow, in the aggregate up to an amount specified in writing from time to time to the Company by the Class A Holders, which amount has been determined in good faith by the Class A Holders to be reasonably necessary to cover the purchase price payable by them in connection with their exercise of equity purchase rights pursuant to Section 5.1 with respect to Option Shares to be issued during the succeeding three-month period (the "Exercise Amount"), and from time to time at the option of the Class A

      Holders, the Class A Holders may lend to the Company, and the Company shall borrow from the Class A Holders in the aggregate (pro rata from each Class A Holder in accordance with its relative Committed Percentage at the time of such borrowing), an amount equal to the difference between the Exercise Amount and the amount then outstanding on such loans from the Class A Holders. All loans hereunder shall be evidenced by notes ("Company Stock Payment Notes") satisfactory in form and substance to each party hereto.

           (b) For so long as the Class A Holders are entitled to purchase Shares pursuant to Section 5.1, subject to subsections (c), (e) and (f) of this Section 7.3, each Class A Holder holding a Company Stock Payment Note hereby agrees to exercise its rights to purchase from the Company, and shall so purchase and the Company shall sell, shares of Class A Common Stock, Series 3 FON Stock or Series 3 PCS Stock, as the case may be, pursuant to Section 5.1 hereof upon, and simultaneously with, any issuance of Option Shares.

           (c) For so long as the Class A Holders are entitled to purchase Shares pursuant to Section 5.1, subject to subsections (e) and (f) of this Section 7.3, contemporaneously with each issuance of Option Shares,

                (i) the Company shall either (A) deliver, or cause to be delivered, to each Class A Holder a stock certificate bearing the legends set forth in Section
           2.8 of this Agreement, registered in the name of such Class A Holder on the stock ledger of the Company and representing the number of Shares which such Class A Holder is entitled to purchase pursuant to Section 5.1 hereof as a result of such issuance of Option Shares, or (B) cause the Company's transfer agent to reflect on its books and records the ownership by such Class A Holder of an additional number of Shares representing the number of Shares which such Class A Holder is entitled to purchase pursuant to Section 5.1 hereof as a result of such issuance of Option Shares; and

                (ii) pursuant to the terms of the Company Stock Payment Notes, (x) the Company shall repay (in accordance with the procedures set forth in clause
           (y), below) a portion of the principal of such Company Stock Payment Notes equal to the amount of the purchase price for such Shares (as determined in accordance with Section 5.1 hereof) (a "Mandatory Payment Amount"), provided that the Company shall hold such Mandatory Payment Amount in trust for the benefit of such exercising Class A Holder, subject to clause
           (y) below, and (y) simultaneously with such payment, the Company shall apply such Mandatory Payment Amount to the payment of such purchase price, provided that no such purchase of Shares shall occur if the unpaid principal amount of Company Stock Payment Notes held by the exercising Class A Holder represents insufficient funds to pay such purchase price in its entirety, in which case no reduction in the unpaid principal amount of the Company Stock Payment Notes held by such exercising Class A Holder shall occur.

           (d) Subject to subsections (c), (e) and (f), the provisions of this Section 7.3 shall be deemed to comply with all the requirements of Article V hereof with respect to the exercise of such rights relating to the issuance by the Company of Option Shares and no further notices must be delivered or action be taken pursuant to this Agreement on the part of any of the Class A Holders or the Company in order to effectuate the exercise of such rights.

           (e) This Section 7.3 shall become immediately inoperative and of no force and effect with respect to any Class A Holder (i) upon delivery by such Class A Holder to the Company of a notice to that effect, or (ii) if, with respect to such Class A Holder, ownership of at least 10% of the Voting Securities of the Company by such Class A Holder is not a necessary condition or sufficient condition to obtaining a Treaty Benefit, as determined in a manner identical to that set forth in Sections 2(a)(iii)(2), (3),
      (4) and (5) of ARTICLE FIFTH of the Articles with respect to the termination of the provisions of Section 2(a)(iii)(1) of such ARTICLE FIFTH provided that this
      Section 7.3 thereafter shall become operative and of full force and effect with respect to such Class A Holder (i) if this Section 7.3 is not at that time of no force and effect pursuant to clause (ii) of this Section 7.3(e), upon delivery by such Class A Holder to the Company of a notice to that effect or (ii) if, with respect to such Class A Holder, ownership of at least 10% of the Voting Securities of the Company by such Class A Holder is a necessary condition or sufficient condition to obtaining a Treaty Benefit, as determined in a manner identical to that set forth in Sections 2(a)(iii)(2), (3), (4) and (5) of ARTICLE FIFTH of the Articles with respect to the termination of the provisions of Section 2(a)(iii)(1) of such ARTICLE FIFTH.

           (f) The rights and obligations of the Class A Holders and the Company under this Section 7.3 shall terminate upon the conversion of all outstanding shares of Class A Stock as provided in Section 8.5 of ARTICLE SIXTH of the Articles, provided that such termination shall not affect any rights of the Class A Holders to payment under any Company Stock Payment Notes then outstanding.

      Section 7.4. Procedures for Redemption.

            (a) If the aggregate percentage of Shares
      Beneficially Owned by the Class A Holders is less than the percentage permitted under Section 310 to be Beneficially Owned by Aliens, the Company will not redeem any Shares Beneficially Owned by the Class A Holders pursuant to
      Section 2.2 of ARTICLE SIXTH of the Articles, provided that notwithstanding the foregoing, the Company may, after consultation in good faith with each of the Class A Holders to consider alternatives to such redemption, redeem Shares Beneficially Owned by the Class A Holders if and to the extent that the outstanding shares of Class A Stock represent Votes constituting greater than 20% of the aggregate Voting Power of the Company, in each case at such time, and if, after considering all reasonable alternatives, the failure to redeem such Shares would have a material adverse effect on the Company as reflected in a resolution certified to the Class A Holders by a determination made in good faith by the Independent Directors.

           (b)(i) If at any time the Company should invoke its right to redeem its capital stock, the Company shall unless prohibited by Applicable Law first designate for redemption capital stock other than shares of Class A Stock, before designating for redemption any shares of Class A Stock.

           (ii) If the Company issues Redemption Securities in full or partial payment of the redemption price for shares of Class A Stock in a circumstance in which Section 7.4(b)(i) hereof or Section 2.2(f) of ARTICLE SIXTH of the Articles requires adjustment under Article IX of this Agreement, then principal payments under such Redemption Securities shall be adjusted to comply with the requirements of Article IX such that the Class A Holders shall receive an amount equal to the principal amount of such Redemption Securities.

           (c) The Company shall take all reasonable measures to permit the Class A Holders to obtain or maintain their Percentage Ownership Interest in accordance with Applicable Laws of the United States, including applying for a waiver of the restrictions on Alien ownership set forth in Section 310 if there is a reasonable possibility of obtaining such a waiver.

           (d) (i)On or prior to April 26, 1999, the Company shall have the right, at any time during which the Company has the right pursuant to Section 7.4(a) hereof to redeem shares of Class A Stock in accordance with Section 2.2 of ARTICLE SIXTH of the Articles and following a determination by the Board of Directors that such redemption is necessary or advisable to comply with the requirements of Section 310, to deliver a notice (a "Required Sale Notice") to the Class A Holders requiring them to sell (a "Surplus Shares Sale") that number of shares of Class A Stock (the "Surplus Shares") necessary so that, immediately following such Surplus Shares Sale, the aggregate Percentage Ownership Interest of the Class A Holders shall be 20% or such greater percentage specified in such notice as being necessary or advisable for the Class A Holders to attain in order to comply with the requirements of Section 310.

           (ii) Upon receipt of the Required Sale Notice, the Class A Holders shall sell the Surplus Shares in third party or open market sales. The Surplus Shares Sale shall be conducted as promptly as practicable following receipt of the Required Sale Notice, but in no event later than 120 days following the date of receipt thereof, as extended day for day for each day that such sales are actually delayed during such time period because (i) the Surplus Shares cannot be sold due to the anti-fraud rules of the U.S. securities laws, or (ii) the Company has delayed a proposed registration of the Surplus Shares in accordance with Section 1.4 of the Amended and Restated Registration Rights Agreement.

           (iii) Each Class A Holder selling Surplus Shares shall,
      promptly upon the conclusion of the Surplus Shares Sale, deliver to the Company a notice stating that such Surplus Shares Sale has been concluded and indicating the total amount of consideration received therefrom (the "Total Realized Amount") for the Surplus Shares sold in such sale. Following receipt of such notice, the Company shall pay (a "Supplementary Payment") to each Class A Holder selling Surplus Shares the excess, if any, of the aggregate Formula Price applicable to such Surplus Shares over the Total Realized Amount (in each case as modified to comply with the requirements of Section 9.2).

      Section 7.5. Joint Action by FT and DT.

            (a) The ratio of the aggregate Percentage Ownership Interest of the overall Voting Power of the Company of one of FT or DT (and its Qualified Subsidiaries) to the aggregate Percentage Ownership Interest of the overall Voting Power of the Company of the other of FT or DT (and its Qualified Subsidiaries) shall not be greater than 3 to 2 (the "Applicable Overall Ratio").

           (b) The ratio of the aggregate Percentage Ownership Interest of the Voting Power represented by the Class A FON Shares of one of FT or DT (and its Qualified Subsidiaries) to the aggregate Percentage Ownership Interest of the Voting Power represented by the Class A FON Shares of the other of FT or DT (and its Qualified Subsidiaries) shall not be greater than 4 to 1 (the "Applicable FON Ratio"). In addition, the ratio of the aggregate Percentage Ownership Interest of the Voting Power represented by the Class A PCS Shares of one of FT or DT (and its Qualified Subsidiaries) to the aggregate Percentage Ownership Interest of the Voting Power represented by the Class A PCS Shares of the other of FT or DT (and its Qualified Subsidiaries) shall not be greater than 4 to 1 (the "Applicable PCS Ratio")

           (c) FT and DT shall vote, and shall cause each of their respective Qualified Subsidiaries to vote, all shares of Class A Stock held by them as a single block on all matters.

      Section 7.6. Compliance with Tax Laws. FT and DT shall furnish the Company or its paying agent any certification, information return, documentation or other form that they are entitled to furnish and that is required under Applicable Law to establish the applicability of, or relief or exemption from, United States withholding taxes.

       Section 7.7. Compliance with Security Requirements. To the extent that, in connection with a United States government contract, an agency of the United States government or a contractor requires the Company to restrict access to any properties or information reasonably related to such contract on the basis of Applicable Law with respect to United States national security matters and to the extent that other Applicable Law requires the Company to restrict access to any properties or information and, in accordance with such restrictions, access to certain properties or information may not be given to any Director elected by the Class A Holders without appropriate security clearance, such Director will not be given access to such properties or information and may not participate in deliberations of the Board of Directors or the board of directors of any of the Company's Subsidiaries in which such information with respect to such properties is disclosed. Any such exclusion shall be reflected accurately in the minutes of such deliberations. Without limiting the generality of the foregoing, no Class A Director shall (i) have access to classified information or controlled unclassified information entrusted to the Company except as permissible under the United States Department of Defense Industrial Security Program (the "DISP") and applicable United States laws and regulations, (ii) either seek or accept classified information or controlled unclassified information entrusted to the Company, except as permissible under the DISP or applicable United States laws and regulations, or
(iii) fail to advise any committee established by the Company to monitor compliance with national security matters promptly if such Class A Director reasonably believes any violations or attempted violations of, or actions inconsistent with, Applicable Laws or contractual provisions relating to national security matters have occurred.

      Section 7.8. Major Issuances.

           (a) At least 90 days before the consummation, directly or indirectly, by the Company of any Major Issuance to be effected prior to January 31, 2001, the Company shall deliver to each Class A Holder a notice of such proposed Major Issuance. If there is a written notice signed by FT and DT disapproving such proposed Major Issuance within 75 days of the delivery of such notice and the Company nevertheless effects such Major Issuance, the Class A Holders may elect to be released from the Transfer Restrictions or elect to maintain an aggregate Committed Percentage of at least ten percent as provided in subsection (b) of this Section 7.8.

           (b) If the aggregate Committed Percentage of the Class A Holders falls below ten percent because of a Major Issuance, in addition to Equity Purchase Rights (if applicable), within 180 days after such Major Issuance the Class A Holders may deliver to the Company a written notice in which each Class A Holder commits to the Company to purchase from third parties, within three years after such notice, a number of shares of Series 1 FON Stock and/or Series 1 PCS Stock, as the case may be, sufficient to increase the aggregate Committed Percentage of all Class A Holders to at least ten percent based on the Voting Power of the Company as at the date of such notice.

           (c) Upon delivery of notice to the Company by each of the Class A Holders following a Major Issuance committing each such Class A Holder not to exercise its Equity Purchase Rights in respect of a Major Issuance or its related rights provided in subsection (b) of this Section 7.8, the Class A Holders shall automatically and without any further action on their part be released from the Transfer Restrictions.

      Section 7.9. Participation by Class A Directors in Certain Circumstances. If the Joint Venture Agreement is terminated, the Company may exclude the Class A Directors from deliberations of the Board of Directors that a majority of the Independent Directors, in their good faith judgment, believe involve (a) sensitive information relating to the Company and its relationship to FT or DT or the Company's activities that are competitive with the activities of FT or DT, or (b) matters in which such Class A Directors or the Class A Holders otherwise have conflicts of interest with the Company. Any such exclusion shall be reflected accurately in the minutes of such deliberations.

      Section 7.10. Spin-offs. Prior to consummating any Exempt
Long
Distance Asset Divestiture (before the end of the Restricted
Period described in Section 3.1(a)(i) hereof) involving a Spin-off,

           (a) the Company shall cause the entity whose equity interests are to be distributed in such Spin-off to

                (i) execute agreements with each of FT, DT and their respective Qualified Subsidiaries at the time of such Spin-off no less favorable to FT and DT than this Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Standstill Agreement, and the Amended and Restated Confidentiality Agreements (the "Principal Investment Documents"); and

                (ii) adopt bylaws no less favorable to FT and DT than the Bylaws.

           (b) each of FT, DT and their respective Qualified Subsidiaries that are Class A Holders shall have been afforded a reasonable opportunity (and in no event less than 90 days) to review and approve such Principal Investment Documents, following delivery of such documents prepared in substantial conformity with the requirements of this Section 7.10, provided that, unless FT, DT and their respective Qualified Subsidiaries shall have delivered a notice to the Company, prior to the end of the forty-fifth day following delivery of such documents, stating that such documents were not prepared in substantial conformity with the requirements of this Section 7.10, such documents shall be deemed to have been prepared in substantial conformity with this Section 7.10.

Following the expiration of the period provided in clause (b) of this Section 7.10, each of FT, DT and their respective Qualified Subsidiaries shall execute and deliver the Principal Investment Documents, provided that if each such party does not so execute and deliver such Principal Investment Documents, the Company shall nonetheless have the right to proceed with such Spin-off and the Company shall have no obligation to provide to such Class A Holders securities of such Spin-off Entity with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in the Articles and the Bylaws. The rights and obligations of the parties hereto under this
Section 7.10 shall be suspended or terminate, and cease to be of any further force or effect, (a) with respect to any proposed Spin-off of a Subsidiary of the Company which, directly or indirectly, owns Long Distance Assets, upon the suspension or termination, as the case may be, of the rights of the Class A Holders under Article III hereof; and (b) with respect to any proposed Spin-off of a Subsidiary of the Company other than a Subsidiary which, directly or indirectly, owns Long Distance Assets, upon the suspension or termination, as the case may be, of the rights of the Class A Holders pursuant to Article VIII hereof.

      Section 7.11. FCC Licenses. The Company shall not hold directly any Licenses from the FCC, if the holding of such Licenses by the Company would result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

      Section 7.12. Issuance of Class A Stock. So long as the
Class A
Holders own any shares of Class A Stock, the Company shall not issue any shares of Class A Stock to any Person other than FT, DT, their respective Qualified Subsidiaries and Qualified Stock Purchasers.

      Section 7.13. Defeasance of Fifth Series. If at any time the consolidated net worth of the Company and its Subsidiaries taken as a whole, determined in accordance with Generally Accepted Accounting Principles as applied in the Company's most recent financial statements included in a filing with the SEC, shall be less than $1 billion, the Company shall defease the Fifth Series of the Preferred Stock, by any means reasonably acceptable to FT and DT.

      Section 7.14. Continuing Directors. The Company shall maintain at least seven Continuing Directors on the Board of Directors at all times.

      Section 7.15. Long Distance Business. Except as otherwise required or permitted by this Agreement, the Other Investment Documents, the Articles or the Joint Venture Documents, the Company shall not hold in the Local Exchange Division, or any other division of the Company other than the Long Distance Division assets which are primarily used, or held primarily for use, in or for the benefit of the Long Distance Business, except for assets that in the aggregate are not material to the operation of the Long Distance Business.

      Section 7.16. Intellectual Property. In any sale of 51% of the
Fair Market Value of the Long Distance Assets required by the last sentence of Section 3.1(a) hereof, the Company shall use its reasonable efforts to grant to such Person a non-exclusive, perpetual and worldwide license upon commercially reasonable terms to use all intellectual property not included in the definition of Long Distance Assets owned or licensed by the Company which is reasonably necessary to utilize fully the Long Distance Assets so purchased; provided, however, that the Company shall have no obligation to license the "Sprint" brand name or any other brand names, tradenames or trademarks owned or licensed by the Company or any of its Subsidiaries.

      Section 7.17. Automatic Exercise of Rights with Respect to
CP
Conversion Shares; Method of Purchase.

           (a) For so long as the Class A Holders are entitled to purchase Shares pursuant to Section 5.1, subject to subsections (b), (d) and (e) of this Section 7.17, each Class A Holder hereby agrees to exercise its rights to purchase from the Company, and shall so purchase and the Company shall sell, shares of Series 3 PCS Stock pursuant to Section 5.1 hereof upon, and simultaneously with, any issuance of CP Conversion Shares which occurs during an Applicable CP Period.

           (b) For so long as the Class A Holders are entitled to purchase Shares pursuant to Section 5.1, subject to subsections (d) and (e) of this Section 7.17, contemporaneously with each issuance of CP Conversion
      Shares during an Applicable CP Period,

                (i) the Company shall either (A) deliver, or cause to be delivered, to each Class A Holder a stock certificate bearing the legends set forth in Section
           2.8 of this Agreement, registered in the name of such Class A Holder on the stock ledger of the Company and representing the number of Shares which such Class A Holder is entitled to purchase pursuant to Section 5.1 hereof as a result of such issuance of CP Conversion Shares, or (B) cause the Company's transfer agent to reflect on its books and records the ownership by such Class A Holder of an additional number of Shares representing the number of Shares which such Class A Holder is entitled to purchase pursuant to Section 5.1 hereof as a result of such issuance of CP Conversion Shares; and

                (ii) the principal amount of the applicable FT/DT Stock Payment Note shall be increased by the amount of the purchase price for such Shares (as determined in accordance with Section 5.1 hereof), which principal amount shall be repaid in accordance with the terms of such FT/DT Stock Payment Note.

           (c) Subject to subsections (b), (d) and (e), the provisions of this Section 7.17 shall be deemed to comply with all the requirements of Article V hereof with respect to the exercise of such rights relating to the issuance by the Company of CP Conversion Shares and no further notices must be delivered or action be taken pursuant to this Agreement on the part of any of the Class A Holders or the Company in order to effectuate the exercise of such rights.

           (d) This Section 7.17 shall become immediately inoperative and of no force and effect with respect to any Class A Holder (i) upon delivery by such Class A Holder to the Company of a notice to that effect, or (ii) if, with respect to such Class A Holder, ownership of at least 10% of the Voting Securities of the Company by such Class A Holder is not a necessary condition or sufficient condition to obtaining a Treaty Benefit, as determined in a manner identical to that set forth in Sections 2(a)(iii)(2), (3), (4) and (5) of ARTICLE FIFTH of the Articles with respect to the termination of the provisions of Section 2(a)(iii)(1) of such ARTICLE FIFTH, provided that this Section 7.17 thereafter shall become operative and of full force and effect with respect to such Class A Holder (i) if this Section 7.17 is not at that time of no force and effect pursuant to clause (ii) of this
      Section 7.17(e), upon delivery by such Class A Holder to the Company of a notice to that effect or (ii) if, with respect to such Class A Holder, ownership of at least 10% of the Voting Securities of the Company by such Class A Holder is a necessary condition or sufficient condition to obtaining a Treaty Benefit, as determined in a manner identical to that set forth in Sections 2(a)(iii)(2), (3),
      (4) and (5) of ARTICLE FIFTH of the Articles with respect to the termination of the provisions of Section 2(a)(iii)(1) of such ARTICLE FIFTH.

           (e) The rights and obligations of the Class A Holders and the Company under this Section 7.17 shall terminate upon the conversion of all outstanding shares of Class A Stock as provided in Section 8.5 of ARTICLE SIXTH of the Articles, provided that such termination shall not affect any rights of the Company to payment under any FT/DT Stock Payment Notes then outstanding.

      Section 7.18. Notice of Record Dates. Unless the aggregate Committed Percentage of the Class A Holders falls below ten percent, (i) at least ten Trading Days prior to the date so fixed, the Company shall give written notice to FT and DT of each date fixed by the Board of Directors as the record date (which shall be a Trading Day) for a meeting of the stockholders of the Company or for the payment of dividends in respect of the Sprint FON Stock, the Sprint PCS Stock or the Class A Common Stock, and
(ii) at least ten Trading Days before such a record date for a meeting of the stockholders of the Company or for the payment of dividends, the Company shall provide FT and DT with a calculation setting forth the respective votes to which each class and series of Sprint FON Stock, Sprint PCS Stock and Class A Common Stock shall be entitled in connection with such meeting of stockholders (or, with respect to a record date for the payment of dividends, would be entitled if such record date were a record date for a meeting of stockholders and not a record date for the payment of dividends).


                           ARTICLE VIII

                   TERMINATION OF CERTAIN RIGHTS
                   -----------------------------

           (a) The rights of the Class A Holders under Articles
IV, V and VI and Sections 7.3, 7.4, 7.8, 7.11 and 7.13 hereof shall terminate:

           (i)   if at any time the aggregate Committed
Percentage
      of the Class A Holders is below ten percent (x) for more than 180 consecutive days or (y) immediately following a Transfer of Class A Stock by a Class A Holder;

           (ii) upon the conversion of all of the outstanding shares of Class A Stock into shares of Non-Class A Common
      Stock pursuant to Sections 8.5(b), 8.5(d) or 8.5(g) of
      ARTICLE SIXTH of the Articles;

           (iii) upon a sale of all of the Venture Interests of the Sprint Parties or the FT/DT Parties pursuant to Section 17.2, 17.3, 17.4, 19.3, 20.6 or 20.11 of the Joint Venture
      Agreement or on the date on which the Joint Venture is otherwise terminated, in each case other than due to an FT/DT Joint Venture Termination or a Corporation Joint Venture Termination, provided that the rights of the Class A Holders under Sections 7.3, 7.8(b) and 7.13 hereof and
      Article V hereof shall terminate on the third anniversary of the date of such sale or termination; or

           (iv) upon the consummation of a transaction involving a Change of Control within the meaning of clause (a) of the definition of Change of Control.

           (b) The rights of the Class A Holders under Articles III, IV, V and VI hereof, and Sections 7.3, 7.8, 7.13, 7.15 and
7.17 hereof, shall terminate upon (i) the conversion of all of the outstanding shares of Class A Stock into shares of Non-Class A Common Stock, pursuant to Section 8.5(h) of ARTICLE SIXTH of the Articles.

           (c) The rights of the Class A Holders under Articles IV and VI hereof and Sections 7.4, 7.8, 7.11 and 7.13 hereof shall be suspended and may not be exercised during any period of time in which the rights provided to the Class A Holders under Sections 8.2 (except Sections 8.2(a)(iii) and 8.2(c)), 8.3, 8.4,
8.5 and 8.6 of ARTICLE SIXTH of the Articles are suspended pursuant to Section 8.5(b) of ARTICLE SIXTH of the Articles.

           (d) The rights of a Qualified Stock Purchaser under Articles IV, V and VI hereof and Sections 7.3, 7.4, 7.8, 7.11,
7.13 and 7.17 hereof shall terminate upon (i) the conversion of the outstanding shares of Class A Stock owned by such Qualified Stock Purchaser into Non-Class A Common Stock, pursuant to
Section 8.5(k) of ARTICLE SIXTH of the Articles, and the rights of a Qualified Stock Purchaser under Articles IV and VI hereof and Sections 7.4, 7.8, 7.11, 7.13 and 7.17 hereof shall be suspended and may not be exercised during any period of time in which the rights provided to such Qualified Stock Purchaser under Sections 8.2 (except Sections 8.2(a)(iii) and 8.2(c)), 8.3, 8.4,
8.5 and 8.6 of ARTICLE SIXTH of the Articles are suspended pursuant to Section 8.5(k) of ARTICLE SIXTH of the Articles.


                            ARTICLE IX

                        TAX INDEMNIFICATION
                        -------------------

           Section 9.1. Indemnification for Company Purchase. If the
Company purchases Shares held by a Class A Holder under Section
2.5 or 7.4 of this Agreement or Section 2.2(f) of

ARTICLE SIXTH of the Articles (a "Company Purchase") in the context where such Sections provide that such purchase price or redemption price be modified in accordance with this Article IX and as a result thereof such Class A Holder (together with any Class A Holder described in Section 9.2, an "Indemnitee") incurs U.S. federal income taxes in excess of the U.S. federal income taxes it would have incurred had it sold such Shares to a third party unrelated to the Company or its Affiliates at the applicable price set forth in such Section or Article (such sale to an unrelated third party, an "Unrelated Party Sale" and such excess U.S. federal income taxes, "Excess Taxes"), the Company shall indemnify and hold harmless such Indemnitee on an after-tax basis from and against such Excess Taxes. For purposes of the preceding sentence, the taxes that would have been incurred in an Unrelated Party Sale shall be net of any refund of Taxes that would have been obtained had withholding under Section 1445 of the Code (or any successor provision) applied to such Unrelated Party Sale. If Excess Taxes are imposed through withholding at the source, the Company shall pay, in connection with the applicable Company Purchase, such additional amounts as may be necessary such that after deduction or withholding of all such Excess Taxes (including taxes imposed on such additional amounts), the Indemnitee receives the amount it would have received had no such Excess Taxes been imposed. The Company shall promptly furnish to the applicable Indemnitee an appropriate receipt for the payment of any taxes imposed through withholding.

      Section 9.2. Indemnification for Supplementary Payments. If the Company makes a Supplementary Payment to a Class A Holder in respect of Shares disposed of pursuant to Section 7.4(d) of this Agreement and as a result thereof such Class A Holder incurs taxes in connection with the transaction contemplated in such
Section 7.4(d) in excess of the taxes it would have incurred had such Class A Holder sold such Shares in an Unrelated Party Sale for the Formula Price in the case of a transaction contemplated by Section 7.4 (such excess taxes, "Section 9.2 Excess Taxes"), the Company shall indemnify and hold harmless such Class A Holder on an after-tax basis from and against such Section 9.2 Excess Taxes. For purposes of the preceding sentence, the taxes that would have been incurred in an Unrelated Party Sale at the Formula Price shall be net of any refund of taxes that would have been obtained had withholding under Section 1445 of the Code (or any successor provision) applied to such Unrelated Party Sale.

      Section 9.3. Rebate of Indemnity. Within nine months after the end of each of the five consecutive taxable years of an Indemnitee starting with the taxable year in which the Company has paid any amounts pursuant to Sections 9.1 or 9.2 in respect of such Indemnitee (a "Company Tax Payment"), such Indemnitee shall determine whether it is in a better after-tax economic position as a result of such Company Tax Payment than it would have been in had such Indemnitee (a) in the case of a Company Tax Payment pursuant to Section 9.1, sold the Shares purchased by the Company in an Unrelated Party Sale or (b) in the case of a Company Tax Payment pursuant to Section 9.2, sold the Shares disposed of pursuant to Section 7.4(d) of this Agreement in an Unrelated Party Sale at the Formula Price (the amount of such difference in after-tax economic positions under the preceding clauses (a) or (b), a "Windfall Benefit"). The applicable Indemnitee shall promptly thereafter pay to the Company all or a portion of such Windfall Benefit so that, after taking into account all prior such payments and the tax consequences of making all such payments, such Indemnitee is in the same after-tax economic position that it would have been in had it (a) in the case of a Company Tax Payment pursuant to
Section 9.1, sold the Shares purchased by the Company in an Unrelated Party Sale or (b) in the case of a Company Tax Payment pursuant to Section 9.2, sold the Shares disposed of pursuant to
Section 7.4(d) of this Agreement in an Unrelated Party Sale at the Formula Price. In the case of a Windfall Benefit relating to an increase in the tax basis in shares of Class A Stock of an Indemnitee attributable to a Company Tax Payment (such Windfall Benefit, a "Basis Windfall"), the preceding sentence shall be applied without regard to the five year time limitation contained in the first sentence of this paragraph, provided, however, that no Indemnitee shall be required after the five year limit contained in the first sentence of this paragraph to pay any amount to the Company on account of such Basis Windfall unless the Company notifies such Indemnitee in writing of the existence of such Basis Windfall within three months after the date such Indemnitee disposes of Shares in a transaction in which such Basis Windfall results in a savings of U.S. taxes. In no event shall the amount payable by any Indemnitee to the Company under this paragraph exceed the amount of the Company Tax Payment. If any applicable Indemnitee subsequently determines (within five years after the end of the taxable year of the Company in which the Indemnitee has paid a Windfall Benefit to the Company) that the amount of such Windfall Benefit has been reduced because of an audit adjustment, disallowance of tax credits, a carryback or carryforward of losses or credits or for any other reason, the Company shall promptly after notification thereof make a reconciling payment to such Indemnitee in an amount necessary so that such Indemnitee is in the same after-tax economic position, after taking into account the tax consequences of such reconciling payment, that such Indemnitee would have been in had it (a) in the case of a Company Tax Payment pursuant to Section 9.1, sold the Shares purchased by the Company in an Unrelated Party Sale or (b) in the case of a Company Tax Payment pursuant to Section 9.2, sold the Shares disposed of pursuant to Section 7.4(d) of this Agreement in an Unrelated Party Sale at the Formula Price.

      Section 9.4. Exclusions from Indemnity. Notwithstanding Sections 9.1 and 9.2, the Company shall not be required to indemnify an Indemnitee under this Agreement for any portion of Excess Taxes or Section 9.2 Excess Taxes to the extent that such portion would not be imposed on such Indemnitee but for one or more of the following events:

           (a) the failure of such Indemnitee to qualify for the benefits of the applicable income tax treaty between the United States and the country of the Indemnitee's residence;

           (b) the failure of such Indemnitee to supply the Company with any form or other similar document that it is entitled to supply and that is required to obtain or claim available benefits of an applicable income tax treaty or relief that may be provided under the Code with respect to Excess Taxes or Section 9.2 Excess Taxes, provided, that this Section 9.4(b) shall not apply unless the Company requests from such Indemnitee such form or similar document in writing within a reasonable period of time before the relevant Company Purchase or Supplementary Payment takes place;

           (c) the imposition of Excess Taxes or Section 9.2 Excess Taxes on a transferee or assignee of an original Class A Holder's Shares, but only to the extent the amount of Excess Taxes or Section 9.2 Excess Taxes required to be paid by the Company exceeds the amount of Excess Taxes or Section 9.2 Excess Taxes that would have been required to be paid by the Company absent any transfer of such original Class A Holder's Shares, provided, that this Section 9.4(c) shall not apply if the transferee or assignee is a Qualified Subsidiary and has held such Shares for at least six months prior to the date such Qualified Subsidiary first undertook those discussions or negotiations that resulted in the Company's right to purchase such Shares pursuant to Section 2.5, has held such Shares prior to the date that the FCC has requested that the Company reduce its foreign ownership pursuant to Section 310 in the case of
a
                transaction under Section 7.4;

           (d) penalties arising solely from actions taken by such Indemnitee in connection with unrelated transactions; and

           (e) the Excess Taxes or Section 9.2 Excess Taxes are imposed on the Company Purchase or Supplementary Payment solely because such Indemnitee conducts unrelated activities in the United States sufficient to cause such Indemnitee to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes and such Indemnitee's income or gain from the Company Purchase or Supplementary Payment to be treated as
                effectively connected with that U.S. trade or business.

      Section 9.5. Consequences of Assignment. If the Company assigns to a third party its rights hereunder to effect a Company Purchase, the Company shall remain liable (and such third party shall not be liable) under the provisions of this Article with respect to the purchase or Supplementary Payment by the third party (taking into account the actual tax effect to the Indemnitee of such third party purchase or Supplementary Payment in determining the taxes incurred in excess of the taxes the Indemnitee would have incurred had the shares been sold in an Unrelated Party Sale), and the "Excess Taxes" and Section 9.2 Excess Taxes in such determination shall be computed by taking into account not only U.S. taxes but also any taxes imposed by any other jurisdiction to the extent such taxes would not have been imposed absent such an assignment.

      Section 9.6. Verification. The chief tax officer of any party hereto making or seeking a payment pursuant to this Article IX shall furnish to the other applicable party hereto a written statement describing in reasonable detail the taxes which are the subject of such payment and the computation of the amount so payable. In case of any dispute among the applicable parties hereto regarding the amount of any payment under this Article IX, the applicable parties shall negotiate in good faith to resolve such dispute. Notwithstanding Section 11.5(b) of this Agreement, if such dispute cannot be resolved by the parties hereto, then such dispute shall be referred to an independent accounting firm of international standing reasonably acceptable to the parties hereto in question. The decision of such accounting firm shall be conclusive absent manifest error. The cost of employing such accounting firm shall be borne in equal parts by the parties to such dispute.

      Section 9.7. Contest Rights. (a) Each Indemnitee shall exert its best efforts to inform the Company, either orally or in writing, of any requests received by such Indemnitee for information from, or potential claims by, the U.S. Internal Revenue Service regarding the U.S.
taxation of a Company Purchase or Supplementary Payment.

      (b) If the Company provides an Indemnitee with a written statement regarding the manner in which the Company shall characterize a Company Purchase or Supplementary Payment for U.S. Federal income tax purposes, such Indemnitee shall thereafter treat such Company Purchase or Supplementary Payment for U.S. Federal income tax purposes in a manner consistent with such characterization by the Company, provided that such Indemnitee shall have no such obligation of consistent characterization if such Indemnitee receives an opinion from U.S. tax counsel of national standing to the effect that such characterization by the Indemnitee lacks substantial authority.

      (c) If an Indemnitee receives written notice from the U.S. Internal Revenue Service (including, without limitation, in a preliminary or "30-day" letter) that such Indemnitee is liable for Excess Taxes or Section 9.2 Excess Taxes, such Indemnitee shall promptly notify the Company in writing of such fact and shall permit the Company to assume control over the handling, disposition and settlement of the Excess Taxes issue or Section
9.2 Excess Taxes issue at the examination, administrative and judicial levels in the U.S. Such Indemnitee shall be entitled to participate in all meetings with the U.S. Internal Revenue Service relating to the Excess Taxes issue or Section 9.2 Excess Taxes issue and to review and consult on all submissions to the U.S. Internal Revenue Service or any court with respect to the Excess Taxes issue or Section 9.2 Excess Taxes issue. Such Indemnitee shall cooperate with the Company, as reasonably requested, in connection with any such examination or administrative or judicial proceedings, including, without limitation, by way of signing and filing protests, petitions, notices of appeal and court pleadings and executing powers of attorney to enable the Company to represent the interests of the Indemnitee in, and to assume control over, relevant examinations or proceedings insofar as they relate to Excess Taxes or Section
9.2 Excess Taxes; provided, however, that expenses incurred by such Indemnitee in connection with actions taken at the request of the Company shall be reimbursed to such Indemnitee by the Company on an after-tax basis. The Company shall be entitled to employ counsel of its choice in connection with any of the matters described in this Article and shall bear all expenses associated with the employment of such counsel. The provisions of this paragraph shall also apply to a claim for refund of Excess Taxes or Section 9.2 Excess Taxes paid or withheld. Notwithstanding the foregoing provisions of this Section 9.7(c), if the Company assumes control over an Excess Taxes issue or Section 9.2 Excess Taxes issue at the examination, administrative or judicial levels, the Company shall not be entitled to settle or compromise any such claim except upon the written consent of the applicable Indemnitee. If an applicable Indemnitee fails to grant such consent, the Company shall not be required to pay any amounts in excess of the amount it would have paid had such Indemnitee consented to such settlement or compromise, and such Indemnitee shall bear any further cost or expense of contesting such Excess Taxes issue or
Section 9.2 Excess Taxes issue.


                             ARTICLE X

                  U.S. REAL PROPERTY TAX MATTERS

      Section 10.1. Notification. The Company shall notify each
Class
A Holder whenever a FIRPTA Determination shall be required under the applicable rules of the Code and regulations thereunder. Such notification shall, to the extent practical, be made sufficiently far in advance of any date on which the actions described in
Section 10.3 will be necessary so as to allow for reasonable time for the performance of the legal, accounting and valuation analyses described in this Article X.

      Section 10.2. Control of FIRPTA Determination. If one or more
Class A Holders notify the Company that they desire to control a FIRPTA Determination (each a "Notifying Class A Holder"):

           (a) the Company shall cooperate fully with such Notifying Class A Holders and their legal, accounting and valuation advisors with respect to such FIRPTA Determination. Such cooperation shall include making available information and knowledgeable personnel as reasonably requested as well as making reasonable representations necessary for such advisors to render their opinions and judgments described in this Article X, to the extent that the Company may make such representations in its good faith judgment. The Company shall not, however, be obligated to make any representations as to the fair market value of assets; and

           (b) the Company shall for purposes of such FIRPTA Determination classify as non-real property each of the assets identified as non-real property on Exhibit D to the 1996 Stockholders' Agreement, provided that there has been no change in law, official interpretation or guidance (a "Change in Law") with respect to such classification occurring after the date hereof. The Company and the Notifying Class A Holders shall endeavor to agree as to the classification of any assets not described as non-real property on Exhibit D to the 1996 Stockholders' Agreement (and as to any assets so described but as to which there has been a Change in Law) but, in the absence of such agreement, the

      Company shall accept the reasonable opinion (containing analysis, if appropriate) of nationally recognized accountants or tax counsel chosen by such Notifying Class A
      Holders as to whether it is reasonable to assert that a given asset should or should not be considered to constitute real property for purposes of such FIRPTA
      Determination.

      Section 10.3. Issuance of Certification; Related Matters. In connection with any FIRPTA Determination referred to in Section 10.2, the Company shall, upon the presentation by the Notifying Class A Holders of a reasonable opinion (containing analysis, if appropriate) of nationally recognized accountants or tax counsel to the effect that it is reasonable to assert that the Company is not, and has not at any time during the preceding five years (or shorter period during which any such Notifying Class A Holders held Shares) been, a U.S. real property holding corporation as defined under the Code and the regulations thereunder and as tested on the determination dates described in U.S. Treasury Regulation (S) 1.897-2(c) (or any successor provision):

           (a) in the case of a disposition by a Notifying Class A Holder of Shares to a third party (related or unrelated), issue the statement described in U.S. Treasury Regulation
      (S) 1.897-2 (or any successor provision) indicating that the Shares do not constitute a U.S. real property interest (as defined in the Code and the regulations thereunder) and timely provide appropriate notice to the U.S. Internal Revenue Service; and

           (b) in the case of any redemption or exchange (including a deemed exchange) by the Company of Shares held by any such Notifying Class A Holders, comply with all requirements described in this Article X and refrain from withholding any U.S. tax from the proceeds of such redemption or exchange pursuant to Section 1445 of the Code (or any successor provision).

           In rendering any opinion described in this Section 10.3, the accountants or tax counsel for the Notifying Class A Holders shall be entitled to rely in their discretion upon advice of nationally recognized valuation experts as they deem appropriate and upon information and representations provided by the Company pursuant to this Article X.

      Section 10.4. Advisory Costs. The Company shall pay 50% of all reasonable costs of legal, accounting and valuation services incurred by any Notifying Class A Holder in connection with any FIRPTA Determination.

      Section 10.5. Indemnity. Each Notifying Class A Holder with respect to any FIRPTA Determination shall severally, but not jointly, reimburse the Company on an after-tax basis for (a) any tax under Section 897 of the Code or any successor provision (a "FIRPTA Tax") of such Notifying Class A Holder that the U.S. Internal Revenue Service collects from the Company, including any applicable interest and penalties imposed with respect to such FIRPTA Tax, and (b) any FIRPTA Tax (including applicable interest and penalties) of the third party described in

Section 10.3(a) collected from or imposed on the Company, or any penalties or interest imposed directly on the Company, with respect to such Notifying Class A Holder, but in the case of clause (b) of this Section 10.5, such reimbursement obligation shall apply only to taxes, interest and penalties arising as a result of the Company's taking any action under Section 10.2(b) or Section 10.3 hereof with respect to such Notifying Class A Holder based upon the opinion provided by such Notifying Class A Holder pursuant to Section 10.2 or 10.3.

      Section 10.6. Contest Rights. (a) The Company shall exert its best efforts to inform each Class A Holder, either orally or in writing, of any requests received by the Company for information from, or potential claims by, the U.S. Internal Revenue Service regarding any matter that could result in liability to any Class A Holder under Section 10.5 hereof.

           (b) If the Company receives written notice from the U.S. Internal Revenue Service (including, without limitation, in a preliminary or "30-day" letter) regarding any item for which any Class A Holder may be liable under
      Section 10.5 hereof, the Company shall promptly notify such Class A Holder in writing of such fact and shall permit the Class A Holders so notified to assume control over the handling, disposition and settlement of any such matter at the examination, administrative and judicial levels. The Company shall be entitled to participate in all meetings with the U.S. Internal Revenue Service relating to such issue and to review and consult on all submissions to the U.S. Internal Revenue Service or any court with respect to any such issue. The Company shall cooperate with such Class A Holders, as reasonably requested, in connection with any such examination or administrative or judicial proceedings, including, without limitation, by way of signing and filing protests, petitions, notices of appeal and court pleadings and executing powers of attorney to enable such Class A Holders to represent the interests of the Company in, and to assume control over, relevant examinations or proceedings insofar as they relate to the issues described in this Article; provided, however, that expenses incurred by the Company in connection with actions taken at the request of the Class A Holders shall be reimbursed to the Company by such Class A Holders on an after-tax basis. The Class A Holders shall be entitled to employ counsel of their choice in connection with any of the matters described in this Article X and shall bear all expenses associated with the employment of such counsel. The provisions of this paragraph shall also apply to any claim for a refund of taxes paid or withheld in connection with the matters described in this Article X. Notwithstanding the foregoing provisions of this Section 10.6(b), if any Class A Holders assume control over any issue concerning the liability of the Company described in this Article at the examination, administrative or judicial levels, such Class A Holders shall not be entitled to settle or compromise any such claim except upon the written consent of the Company. If the Company fails to grant such consent, such Class A Holders shall not be required to pay any amounts pursuant to Section 10.5 in excess of the amounts they would have paid had the Company consented to such settlement or compromise, and the Company shall bear any further cost or expense of contesting any such issue.

                            ARTICLE XI

                           MISCELLANEOUS
                           -------------

      Section 11.1. Notices. All notices and other communications required or permitted by this Agreement shall be made in writing in the English language and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier, or seven days after it has been sent by air mail, as follows:

           FT:             6 place d'Alleray
                           75505 Paris Cedex 15
                           France
                           Attn: Group Executive
                                 Vice President
                                 Resources
                           Tel: (33-1) 44-44-84-72
                           Fax: (33-1) 44-44-01-51

           with a copy to: 6 place d'Alleray
                           75505 Paris Cedex 15
                           France
                           Attn: General Counsel
                           Tel: (33-1) 44-44-84-76
                           Fax: (33-1) 44-12-40-35

           and with a
           copy to:        Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York 10022
                           U.S.A.
                           Attn: Alfred J. Ross, Jr., Esq.
                           Tel: (212) 848-4000
                           Fax: (212) 848-8434

           DT:             Friedrich-Ebert-Allee 140
                           D-53113 Bonn
                           Germany
                           Tel: 49-228-181-9000
                           Fax: 49-228-181-8970
                           Attn: Chief Executive Officer
           with a copy to: Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006
                           U.S.A.
                           Attn: Robert P. Davis, Esq.
                           Tel: (212) 225-2000
                           Fax: (212) 225-3999

           Sprint:         2330 Shawnee Mission
                           Parkway, East Wing
                           Westwood, Kansas 66205
                           U.S.A.
                           Attn: General Counsel
                           Tel: (913) 624-8440
                           Fax: (913) 624-8426

           with a copy to: King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia 30303
                           U.S.A.
                           Attn: Bruce N. Hawthorne, Esq.
                           Tel: (404) 572-4903
                           Fax: (404) 572-5146

The parties to this Agreement shall promptly notify each other in the manner provided in this Section 11.1 of any change in their respective addresses. A notice of change of address shall not be deemed to have been given until received by the addressee. Communications by telex or telecopier also shall be sent concurrently by mail, but shall in any event be effective as stated above.

      Section 11.2. Waiver, Amendment, etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, all the parties hereto. No failure or delay of any party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

      Section 11.3. No Partnership. This Agreement is not intended, nor should anything herein be construed, to create the relationship of partners, joint venturers, principal and agent, or other fiduciary relationship among the Class A Holders and the Company. Except as expressly set forth herein, none of the Class A Holders will have any authority to represent or to bind the other Class A Holder or Holders or the Company in any manner whatsoever, and each Class A Holder will be solely responsible and liable for its own acts.

      Section 11.4. Binding Agreement; Assignment; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Except as set forth herein and by operation of law, no party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of each other party to this Agreement. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.

      Section 11.5. GOVERNING LAW; DISPUTE RESOLUTION; EQUITABLE RELIEF. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

      (b) EXCEPT AS PROVIDED IN ARTICLE IX HEREOF, EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING BY IT AGAINST ANY OF THE OTHER PARTIES WITH RESPECT TO ITS RIGHTS, OBLIGATIONS OR LIABILITIES UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, AND EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSONAM, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLED). EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EACH OF FT AND DT HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO

DELIVER A COPY THEREOF TO FT AND DT IN THE MANNER PROVIDED IN
SECTION 11.1. FT AND DT SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT FT AND DT WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK, NEW YORK. IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM. EACH OF FT AND DT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIRMAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH OF FT AND DT EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.

      (c) EACH PARTY HERETO AGREES THAT MONEY DAMAGES WOULD NOT BE A SUFFICIENT REMEDY FOR THE OTHER PARTIES HERETO FOR ANY BREACH OF THIS AGREEMENT BY IT, AND THAT IN ADDITION TO ALL OTHER REMEDIES THE OTHER PARTIES HERETO MAY HAVE, THEY SHALL BE ENTITLED TO SPECIFIC PERFORMANCE AND TO INJUNCTIVE OR OTHER EQUITABLE RELIEF AS A REMEDY FOR ANY SUCH BREACH TO THE EXTENT PERMITTED BY APPLICABLE LAW. EACH PARTY HERETO AGREES NOT TO OPPOSE THE GRANTING OF SUCH RELIEF IN THE EVENT A COURT DETERMINES THAT SUCH A BREACH HAS OCCURRED, AND TO WAIVE ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY.

      Section 11.6. Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by Applicable Law, each party hereto waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, to the extent permitted by applicable Law it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible.

      Section 11.7. Translation. The parties hereto have negotiated this Agreement in the English language, and have prepared successive drafts and the definitive texts of this Agreement in the English language. For purposes of complying with the loi n 94-665 du 4 aout 1994 relative a l'emploi de la langue francaise, the parties hereto have prepared a French version of this Agreement, which French version was executed and delivered simultaneously with the execution and delivery of the English version hereof, such English version having likewise been executed and delivered. The parties deem the French and English versions of this Agreement to be equally authoritative.

      Section 11.8. Table of Contents; Headings; Counterparts. The table of contents and the headings in this Agreement are for convenience of reference only and will not affect the construction of any provisions hereof. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

      Section 11.9. Entire Agreement. This Agreement and the
Other
Investment Documents embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, provided that this provision shall not abrogate (a) any other written agreement between the parties hereto, executed simultaneously with this Agreement, or (b) the understanding set forth in Item 1 of Schedule 2 to that certain memorandum dated June 22, 1995 among the Company, FT and DT. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except as so provided in the preceding sentence.

      Section 11.10. Waiver of Immunity. Each of FT and DT agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from set off or counterclaim relating to this Agreement from the jurisdiction of any competent court described in Section 11.5, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or an arbitral award or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof or thereof (including any obligation for the payment of money). Each of FT and DT agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. (P) 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against FT or DT with respect to this Agreement.

      Section 11.11. Acquisitions by FT and DT of Stock from
Third
Parties. Except as provided by Section 5.7, nothing in this Agreement shall prohibit FT or DT from acquiring shares of Sprint PCS Common Stock or Sprint FON Common Stock from third parties other than the Company; provided, however, that such purchases may be made only if permitted by the Amended and Restated Standstill Agreement.

      Section 11.12. Effect of Conversion. (a) If all of the shares of
Class A Stock shall have been converted into Non-Class A Common Stock, pursuant to Section 8.5 of ARTICLE SIXTH of the Articles, each share of Class A Stock to have been issued by the Company thereafter pursuant to this Agreement shall (i) in the case of Class A Common Stock, instead be issued as one duly issued, fully paid and nonassessable share of Sprint FON Common Stock, (ii) in the case of Series 3 FON Stock, instead be issued as one duly issued, fully paid and nonassessable share of Series 1 FON Stock, and (iii) in the case of Series 3 PCS Stock, instead be issued as one duly issued, fully paid and nonassessable share of Series 1 PCS Stock.

      (b) If all of the shares of Class A Stock held by a Qualified Stock Purchaser shall have been converted into Non-Class A Common Stock, pursuant to Section 8.5 of ARTICLE SIXTH of the Articles, each share of Class A Stock to have been issued by the Company to such Qualified Stock Purchaser pursuant to this Agreement shall (i) in the case of Class A Common Stock, instead be issued as one duly issued, fully paid and nonassessable share of Sprint FON Common Stock, (ii) in the case of Series 3 FON Stock, instead be issued as one duly issued, fully paid and nonassessable shares of Series 1 FON Stock, and
(iii) in the case of Series 3 PCS Stock, instead be issued as one duly issued, fully paid and nonassessable shares of Series 1 PCS Stock.

      Section 11.13. Continuing Director Approval. Where
Continuing
Director approval is otherwise explicitly required under this Agreement with respect to a transaction or determination on the part of the Company, such approval shall not be required if (a) the Fair Price Provisions have been deleted in their entirety,
(b) the Fair Price Provisions have been modified so as explicitly not to apply to any Class A Holder, or they have been modified in a manner reasonably satisfactory to FT and DT so as explicitly not to apply to any transactions with any Class A Holder contemplated by this Agreement or by the Other Investment Documents or the Articles, (c) the transaction in question is not a "Business Combination" within the meaning of the Fair Price Provisions, or (d) the Class A Holder that is a party to the transaction, along with its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982) and Associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982), is not an "Interested Stockholder" or an "Affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions. Where this Agreement provides that Continuing Director approval is explicitly required to undertake a transaction or make a determination on the part of the Company, the Company shall not undertake such transaction or make such determination unless it first delivers a certificate, signed by a duly authorized officer of the Company, to each of FT and DT, certifying that such approval either has been obtained or is not required as set forth in the preceding sentence, and FT and DT shall be entitled to rely on such certificate.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               SPRINT CORPORATION


                               By: _________________________
                                   Name:
                                   Title:

                               FRANCE TELECOM S.A.


                               By:__________________________
                                  Name:
                                  Title:

                               DEUTSCHE TELEKOM AG


                               By: _________________________
                                   Name:
                                   Title:

                            Schedule A

                         Associates of FT

All members of the FT Board of Directors, except for any such members appointed by either the Government of France or any union or employee group or any such members representing FT's publicly traded shares.

Executive Officers:
           Chief Executive Officer

      Members of the Executive Committee:
           Large Business Division
           Development Division
           Finance Division
           Network Division
           Residential and Small Business Division

      Other Officers:
           General Secretary
           Director of Human Resources
           Director of Public Affairs
           Director of Corporate Communications

                            Schedule B


                         Associates of DT*


The term "Associate," as used with respect to DT, shall mean any person occupying any of the positions below:


A.    Management Board Members

      1.   Chairman of the Management Board

      2.   Management Board Member, Business Customers

      3.   Management Board Member, International

      4.   Management Board Member, Networks

      5.   Management Board Member, Finance & Auditing

B.    General Managers and Others

      1.   Corporate Policy, Corporate Strategy, Auditing

      2.   International Mergers & Acquisitions

      3.   Global Relationships

      4.   International Networks

      5.   International Finance/Mergers & Acquisitions

--------

* In the event of a reorganization of DT, this listing shall be deemed to be revised to include any successor position that includes or otherwise incorporates duties and responsibilities substantially similar in nature and scope as the duties and responsibilities of the positions listed herein.

      If DT creates the position of General Counsel having functions and responsibilities comparable to the typical functions and responsibilities of a General Counsel of a U.S. public company, such General Counsel position shall become part of the foregoing list of positions of DT Associates.

                                              EXHIBIT A TO THE
                                       STOCKHOLDERS' AGREEMENT




                [SUBORDINATED] PROMISSORY NOTE
                ------------------------------



                                            New York, New York

U.S.  $____________   _____________, 19__


      FOR VALUE RECEIVED, [CLASS A HOLDER], a _______________ [corporation] [partnership] ("Maker"), promises to pay to SPRINT CORPORATION, a ________________ corporation ("Sprint"), or its registered assigns (Sprint and its registered assigns being referred to herein as "Payee"), at __________________________________, or at such other place as
Payee may from time to time designate in writing, the principal sum of _____________ United States Dollars (U.S. $___________),
together with interest on the principal balance hereof at the rate hereinafter provided, in accordance with the terms and conditions hereof.

      1. Interest. Subject to Section 4 below, commencing on the date hereof and continuing until repayment of the sums due hereunder in full, the principal amount due hereunder shall bear interest at a rate equal to [interest rate to be determined in accordance with the Stockholders' Agreement] per annum and shall be payable quarterly in arrears on the first day of each calendar quarter commencing on ___________, 19__, and on the maturity of this Note (whether by acceleration or otherwise). Interest payable on the principal balance of this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed.

      2. Maturity. Unless sooner accelerated in accordance with the terms of this Note, the entire principal amount due hereunder, together with all accrued but unpaid interest thereon, shall be due and payable in full on [maturity date or dates to be determined in accordance with Section 5.6 of the Stockholders' Agreement].

      3. Optional Prepayment. [The following provision may be included at the option of Maker: So long as there exists no Event of Default (as hereinafter defined) or condition that with notice, lapse of time, or both would constitute an Event of Default, Maker may at its option prepay the outstanding principal balance of this Note in whole, together with all accrued but unpaid interest thereon, by providing prior written notice of such payment to Payee not less than thirty (30) nor more than ninety (90) days' prior to the date fixed for such prepayment.]

      4. Default Rate. From and after an occurrence of an Event of Default and during the continuance thereof, the principal balance due hereunder shall bear interest at a rate per annum equal to two percent (2%) per annum in excess of the rate of interest otherwise set out herein, subject to Section 5 below. Default interest shall be due and payable by Maker upon demand of Payee.

      5. Maximum Lawful Rate. This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision occurs, shall involve payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if, from any circumstances, Payee shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Maker, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance hereof and not to the payment of interest.

      6. Method of Making Payments; Renewal of Obligations. All payments with respect to principal and interest hereunder shall be made by wire transfer of immediately available funds in United States dollars to such account as Payee shall designate in writing to Maker. Maker hereby expressly agrees that to the extent that Maker makes a payment or payments on this Note and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or national law, common law or equitable cause, then to the extent of such payment or repayment, the indebtedness evidenced hereby which is intended to be satisfied by such payment or payments shall be revived and continued in full force and effect as if said payment or payments had not been made.

      7. Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

           a. Failure to Pay. Maker fails to pay any payment of principal or interest when due and payable or declared due and payable in accordance with the terms of this Note and such failure shall continue for three (3) Business Days;

           b. Bankruptcy. (i) Maker [or either of Maker or FT if Maker is a Qualified Subsidiary of FT; or either of Maker or DT if Maker is a Qualified Subsidiary of DT; or any of Maker, FT and DT if Maker is a Qualified Subsidiary of both FT and DT] shall commence proceedings seeking either its own bankruptcy or to be granted a suspension of payments or any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect; (ii) any proceeding such as described in clause (i) of this subsection 7(b) is commenced or applied to be commenced against Maker [or either of Maker or FT if Maker is a Qualified Subsidiary of FT; or either of Maker or DT if Maker is a Qualified Subsidiary of DT; or any of Maker, FT and DT if Maker is a Qualified Subsidiary of both FT and DT], which proceeding remains undismissed for a period of sixty (60) days or is dismissed on the ground of lack of funds sufficient to cover the costs of such proceedings; (iii) a custodian, trustee, administrator or similar official is appointed under any applicable law described in clause (i) of this subsection 7(b) with respect to Maker [or either of Maker or FT if Maker is a Qualified Subsidiary of FT; or either of Maker or DT if Maker is a Qualified Subsidiary of DT or Maker; or any of Maker, FT and DT if Maker is a Qualified Subsidiary of both FT and DT], or such custodian, trustee, administrator or similar official takes charge of all or any substantial part of the property of Maker [or either of Maker or FT if Maker is a Qualified Subsidiary of FT; or either of Maker or DT if Maker is a Qualified Subsidiary of DT; or any of Maker, FT and DT if Maker is a Qualified Subsidiary of both FT and DT]; (iv) an adjudication is made that Maker [or either of Maker or FT if Maker is a Qualified Subsidiary of FT; or either of Maker or DT if Maker is a Qualified Subsidiary of DT; or any of Maker, FT and DT if Maker is a Qualified subsidiary of both FT and DT] is insolvent or bankrupt; (v) any order of relief or other order is entered approving any case or proceeding such as is described in clause (ii) of this subsection 7(b); (vi) Maker [or either of Maker or FT if Maker is a Qualified Subsidiary of FT; or either of Maker or DT if Maker is a Qualified Subsidiary of DT; or any of Maker, FT and DT if Maker is a Qualified Subsidiary of both FT and DT] makes a general assignment for the benefit of its creditors; or (vii) Maker [or either of Maker or FT if Maker is a Qualified Subsidiary of FT; or either of Maker or DT if Maker is a Qualified Subsidiary of DT; or any of Maker, FT and DT if Maker is a Qualified Subsidiary of both FT and DT] takes any corporate or similar action for the purpose of effecting any of the actions, orders or events described in the foregoing clauses of this subsection 7(b); or

           c. Repudiation of Guaranty. [This clause to be included only if Maker is a Qualified Subsidiary of FT and/or DT: The Guaranty (as hereinafter defined) shall cease to be in full force and effect or the validity or enforceability thereof is disaffirmed or repudiated by or on behalf of [FT or DT], or at any time it is or becomes unlawful for [FT or DT] to perform or comply with its obligations under the Guaranty, or the obligations of [FT or DT] under the Guaranty are not or cease to be legal, valid and binding on [FT or DT].]

      8. Remedies. Upon the occurrence of an Event of Default, at the option of Payee, all amounts payable by Maker to Payee under the terms of the Note shall immediately become due and payable by Maker to Payee and Payee shall have all the rights, powers and remedies available under the terms of this Note, by agreement, under applicable law or otherwise. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7(b) above, the amounts hereunder shall become automatically due and payable without presentment, protest or demand of any kind.

      9. Certain Withholding Obligations. Payee agrees that it will provide any applicable statements or forms required to be furnished under an applicable [residence of Maker] income tax treaty or the tax laws of [residence of Maker] in order to obtain any reduction in or exemption from [residence of Maker] tax on interest paid under this Note. Maker agrees that it will timely file any forms (with appropriate attachments) required to be filed with [identify the appropriate tax authority] reporting any payment of interest under this Note. All payments of interest under this Note will be subject to the withholding of any applicable [identify country of which Maker is resident] income tax.

      10. Representations and Warranties of Maker. Maker represents and warrants to Payee that:

           a. Existence of Maker as a [Corporation]
      [Partnership]. [This representation will be adjusted depending on the form of the entity that issues the Note.]

      [Maker is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to execute and deliver this Note and to perform its obligations hereunder.] [Maker is duly formed and in good standing under the laws of its jurisdiction of formation and has full partnership power and authority to execute and deliver this Note and to perform its obligations hereunder.]

      [This paragraph to be used if FT is the Maker of the Note:
      FT is an exploitant public validly existing under the laws of the Republic of France, and has all requisite power and authority to enter into this Note.]

      [This paragraph to be used if DT is the Maker of the Note:
      DT is an Aktiengesellschaft duly formed and validly existing under the laws of the Republic of Germany, and has all requisite corporate power and authority to enter into this Note.]

           b. No Conflicts. The execution and delivery of this Note by Maker and the performance by Maker of its obligations hereunder do not and will not (with or without the giving of notice or the passage of time or both) (i) conflict with or result in a breach or violation of the certificate of incorporation, bylaws or other organizational documents of Maker, (ii) conflict with or result in a violation or breach of, or constitute a default under, any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over Maker or any of its properties or assets where such violation, breach or default would reasonably be expected to result in a material adverse effect on the Maker, or
      (iii) conflict with or result in a violation or breach of, constitute a default under, result in or give to any person any right of termination, cancellation or acceleration or modification in or with respect to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Maker is a party or by which its assets are bound where such violation, breach, default or right of termination, cancellation, acceleration or modification would reasonably be expected to result in a material adverse effect on the Maker.

           c. No Consents. No consent, approval or action of, filing with or notice to, any court or governmental agency or body is required in connection with the execution, delivery and performance by Maker of this Note or the performance of its obligations hereunder.

           d. Authority; Binding Effect. This Note has been duly authorized, executed and delivered by Maker and constitutes the valid and binding agreement of Maker enforceable against Maker in accordance with its terms.

      11. Costs of Collection. Maker agrees to pay all costs and expenses of collection, including reasonable attorneys' fees and expenses (but not including the portion of any fees determined pursuant to the Bundesegebuhrenordnung fur Rechtsanwalte vom 26. Juli 1957 (BGB1) I S. 907 (as it or any successor provision is from time to time in effect), arising in connection with any enforcement action by Payee in which it shall prevail, of any of its rights under this Note whether by or through an attorney-at-law or in an action in bankruptcy, insolvency or other judicial proceedings.

      12. Waivers; Amendment. No delay or failure on the part of Payee to exercise any right or remedy accruing to Payee hereunder, upon any default or breach by Maker of any term or provision hereof, shall be held to be an abandonment thereof. No delay on the part of Payee in exercising any of its rights or remedies shall preclude Payee from the exercise thereof at any time during the continuance of any default or breach. No waiver of a single default or breach shall be deemed a waiver of any subsequent default or breach. Payee may enforce any one or more remedies hereunder successively or concurrently, at its option. All waivers under this Note must be in writing signed by the Party entitled to enforce the right waived. All amendments to this Note must be in writing and signed by both the Maker and the Payee.

      Maker, its successors and assigns, and all other persons liable for the payment of this Note, waive presentment for payment, demand, protest, and notice of demand, dishonor, protest and nonpayment, and consent to any and all renewals, extensions or modifications that might be made by Payee as to the time of payment of this Note from time to time.

      13. Subordination. [Maker shall elect (i) to not include any subordination provisions, (ii) to include the terms and provisions relating to subordination contained in the indenture governing the subordinated debt securities of Maker which have most recently prior to the date of this Note been sold in a public offering or (iii) to include the following provision: The indebtedness evidenced by this Note is subordinate and junior in right of payment to all Senior Indebtedness (an defined below) to the extent and in accordance with the terms and provisions set forth in Exhibit A attached hereto and incorporated herein by this reference. For purposes of this Section 13, the term "Senior Indebtedness" shall mean all indebtedness of Maker, including the principal of and premium, if any, and interest (including interest accrued before and after the filing of any petition seeking reorganization, arrangement, adjustment, or composition of or in respect of Maker) on such indebtedness whether outstanding on the date of this Note or thereafter created, (i) for borrowed money, including all fees, expenses, reimbursements, indemnities and other amounts payable under any credit document or note evidencing money borrowed from banks, (ii) for money borrowed by others and guaranteed, directly or indirectly, by Maker, (iii) constituting purchase money indebtedness for the payment of which Maker is directly or contingently liable, (iv) constituting reimbursement obligations under bank letters of credit, (v) under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements intended to protect Maker against fluctuations in interest or currency rates, or (vi) under any lease of any real or personal property, whether outstanding on the date of execution of this Note or thereafter created, incurred or assumed, which obligations are capitalized on the books of Maker in accordance with generally accepted accounting principles, unless, in any such case, by the terms of the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not superior in right of payment to this Note or to other indebtedness which is pari passu with, or subordinated to, this Note, and any amendments, supplements, refinancings, modifications, refundings, deferrals, renewals or extensions of any such Senior Indebtedness, or securities, notes or other evidences of indebtedness issued in exchange for such Senior Indebtedness. As used in the preceding sentence the term "purchase money indebtedness" shall mean indebtedness evidenced by a note, debenture, bond or other similar instrument (whether or not secured by any lien or other security interest) given in connection with the acquisition of any business, properties or assets of any kind acquired by Maker; provided, however, that, without limiting the generality of the foregoing, the term "purchase money indebtedness" shall not include any conditional sale contract or any account payable or any other indebtedness created or assumed by Maker in the ordinary course of business in connection with the obtaining of inventories or services (such proviso not being intended to exclude from "Senior Indebtedness" any indebtedness for borrowed money incurred by Maker under working capital lines of credit).]

      14. Guaranty. [This Section to be included only if Maker is a Qualified Subsidiary of FT and/or DT: The performance by [Class A Holder] of all of its obligations hereunder shall be unconditionally guaranteed by [its parent, either FT or DT, or, as the case may be, both of FT and DT if Maker is a Qualified Subsidiary by virtue of the combined ownership in Maker of FT and DT] pursuant to a guaranty in form and substance reasonably satisfactory to Sprint (as hereafter amended, modified or supplemented, the "Guaranty").]

      15. Securities Laws. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE SECURITIES LAWS OF ANY U.S. STATE OR OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THIS NOTE IS BEING ACQUIRED BY THE PAYEE HEREOF FOR INVESTMENT ONLY AND FOR SAID PAYEE'S OWN ACCOUNT, AND NEITHER THIS NOTE NOR INTEREST HEREIN MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT TIME EXCEPT IN COMPLIANCE WITH THE ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS, ANY OTHER APPLICABLE SECURITIES LAWS AND ANY OTHER LAWS WHICH ARE APPLICABLE TO SUCH TRANSACTION AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS NOTE. NEITHER THIS NOTE NOR ANY INTEREST HEREIN WILL BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE TERMS OF THIS NOTE; AND NO PERSON SHALL BE RECOGNIZED AS HAVING ANY RIGHT HEREUNDER UNLESS SUCH PERSON HAS BECOME THE REGISTERED HOLDER HEREOF.

      16. Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Note, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party hereto waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Note is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the extent possible.

      17. Notices. All notices and other communications required or permitted under this Note should be made in writing in the English language and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier or seven (7) days after it has been sent by registered or certified mail, return receipt requested, addressed: (a) if to the Payee, at such address as such Payee shall have furnished to the Maker in writing, or until any such Payee so furnishes to the Maker an address, then to and at the address of the last Payee of the Note who has furnished an address to the Maker; or (b) if to the Maker [specify Maker's address], or at such other address, or to the attention of such other officer, as the Maker shall furnish to each Payee in writing.

      18. Captions. The captions herein set forth are for convenience only and should not be deemed to define, limit or describe the scope or intent of this Note.

      19. Successors; Assignment. The terms and provisions of this Note shall be binding upon and inure to the benefit of the successors [if FT is the Maker, include the following text:
(including, without limitation, any successor of FT in a privatization)] and assigns of the Maker and the successors and registered assigns of the Payee. [If FT is the Maker, include the following sentence: In the event of a reorganization of FT pursuant to, as a result of or in connection with, a privatization, the corporation or other entity formed to continue the business activities of FT shall assume the rights and obligations of FT under this Note.] This Note may only be transferred or assigned by the Payee in accordance with the terms of this Section 19 and may not be transferred or assigned to any Person who is a Major Competitor of France Telecom ("FT") or Deutsche Telekom AG ("DT") or of the Joint Venture (as defined below). The Maker will keep at its principal office a register in which the Maker will provide for the registration of this Note and for the registration of transfers of this Note. The Maker may treat the person in whose name any Note is registered on such register as owner thereof for the purpose of receiving payment of the principal and of interest on this Note and for all other purposes, and the Maker shall not be affected by any notice to the contrary. All references in this Note to the Payee shall mean the Person in whose name this Note is at the time registered on such register. Upon surrender of this Note for registration or transfer, or for exchange, to the Maker at the address set forth above, the Maker will execute and deliver in exchange therefor, a new Note or Notes in denominations of at least U.S. $ 50 million (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, U.S. $ 50 million) as requested by the Payee or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be dated so there will be no loss of interest on such surrendered Note and shall otherwise be of like tenor and shall be registered in the name or names of such person as such Payee or transferee may request. In addition to the surrender of the Note being transferred or assigned to Maker, in connection with a request for the transfer or assignment of this Note or the exchange hereof for one or more additional Notes, Maker must also receive a written instrument of transfer in form satisfactory to Maker and duly executed by the registered Payee of this Note and the Payee must also have furnished to the Maker such assurances as Maker may reasonably request that the transfer is in compliance with the Act, all applicable state securities laws, any other applicable securities law and any other laws which are applicable to such transfer. Any purported transfer in violation of the foregoing provision shall be null and void and of no force and effect whatsoever. For purposes of this Section 19, the term "Major Competitor" shall mean (a) with respect to FT or DT, an entity that materially competes with a major portion of the telecommunications services business of FT or DT in Europe, or an entity that has taken substantial steps to become such a Major Competitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in France or Germany, provided that FT and/or DT furnish in writing to the Payee reasonable evidence of the occurrence of such steps; and (b) with respect to the

Joint Venture, an entity that materially competes with a major portion of the telecommunications services business of the Joint Venture, or an entity that has taken substantial steps to become such a Major Competitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that the party so concluding furnishes in writing to the Payee reasonable evidence of the occurrence of such steps. For purposes of this Section 19, the term "Joint Venture" shall mean the venture formed pursuant to the Joint Venture Agreement dated as of June 22, 1995, as amended, among Sprint Corporation, Sprint Global Venture Inc., FT and DT.

      20. Governing Law; Submission to Jurisdiction.

           a. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE
      PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN
      ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
      (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER
      APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

           b. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, MAKER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. MAKER, AND THE PAYEE BY THE ACCEPTANCE OF THIS NOTE, EACH IRREVOCABLY WAIVES TRIAL BY JURY, AND MAKER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

           c. MAKER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF MAKER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO MAKER, BUT THE FAILURE OF MAKER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING

      BY MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED
      MAIL, POSTAGE PREPAID, TO MAKER, SUCH SERVICE TO BECOME
      EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

           d. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO
      SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO
      COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST
      MAKER IN ANY OTHER JURISDICTION.

      21. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Note shall fall on a day other than a Business Day, (as defined below), the party having such privilege or duty shall have until 5:00 p.m. (New York time) on the next succeeding Business Day to exercise such privilege or to discharge such duty. For purposes of this Note, the term "Business Day" shall mean any day other than a day which is a Saturday or Sunday or other day on which commercial banks in the City of New York, Paris, France or Frankfurt am Main, Germany are authorized or required to remain closed.

      22. Language. [Include the following Section if (i) loi n 94-665 du 4 aout 1994 relative a l'emploi de 1a langue francaise or another similar law is in effect in the Republic of France and
(ii) the Maker is FT or a Qualified Subsidiary of FT: The parties have negotiated this Note in the English language, and have prepared successive drafts and the definitive texts of this Note in the English language. For purposes of complying with loi n 94-665 du 4 aout 1994 relative a l'emploi de la langue francaise, the Parties have prepared a French version of this Note, which French version was executed and delivered simultaneously with the execution and delivery of the English version hereof, such English version having likewise been executed and delivered. The parties hereto deem the French and English versions of this Note to be equally authoritative.] [Otherwise, include the following:
This Note has been concluded in the English language and the original English version will govern in the event of any inconsistency between such version and any translation thereof.]

      23. Waiver of Immunity. [This Section to be included only if FT, DT or a Qualified Subsidiary of FT or DT is the Maker, or if a Qualified Stock Purchaser that is a governmental agency or instrumentality is the Maker: Maker agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from setoff or counterclaim relating to this Note from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award or from any other legal process in any jurisdiction, it, for itself and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to such matters arising with respect to this Note or the subject matter hereof (including any obligation for the payment of money). Maker agrees that the foregoing waiver is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against Maker, FT and DT or any of their Affiliates with respect to this Note.]

      24. Judgment Currency.

           a. Maker's obligations hereunder to make payments in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, except to the extent that such tender or recovery actually results in the effective receipt by the Payee of the full amount of the U.S. Dollars expressed to be payable to the Payee hereunder. If for the purpose of obtaining or enforcing judgment against Maker in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in U.S. Dollars, the conversion shall be made, and the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such being hereafter referred to as the "Judgment Currency Conversion Date").

           b. If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, Maker covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by a reputable independent financial institution chosen by the Payee at its prevailing rate for such currency exchange on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

           c. For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of U.S.
      Dollars.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officers under its corporate seal as of the date first above written.

                                    [CLASS A HOLDER]


                                    By:_________________________
                                       Name:____________________
                                       Title:___________________


[CORPORATE SEAL]

ATTEST:


___________________________
Name:______________________
Title:_____________________

                             EXHIBIT A

                 FORM OF SUBORDINATION PROVISIONS


           Subordination. (a) The indebtedness ("Subordinated
Indebtedness") evidenced by this Note is subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided herein.

           (b) Senior Indebtedness. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

           (c) Subordination Upon Event of Default on Senior Indebtedness. Upon the happening of an event of default with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, which occurs at the maturity thereof or which automatically accelerates or permits the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by setoff or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Indebtedness, or as a sinking fund for the Subordinated Indebtedness, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Indebtedness.

           (d) Subordination in the Event of Insolvency. etc.

                (i)  In the event of:

                     (A) any insolvency, bankruptcy,
           receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Maker, its creditors as such or its property;

                     (B) any proceeding for the liquidation,
           dissolution or other winding-up of Maker, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

                     (C) any assignment by Maker for the benefit of creditors; or

                     (D) any other marshalling of the assets of Maker,

      all Senior Indebtedness (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Indebtedness on account of any Subordinated Indebtedness. Any payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Indebtedness shall be paid or delivered directly to the holders of Senior Indebtedness (or to a banking institution selected by the court or designated by the holders of Senior Indebtedness) in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall have been paid in full.

                (ii) If the holder of any Subordinated
      Indebtedness does not file a proper claim, proof of debt, amendment of proof of debt, petition or other document as shall be necessary in order to have such Subordinated Indebtedness allowed in any proceeding referred to in clause (i) of this subdivision (d) and in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim, proof of debt, amendment of proof of debt, petition or other document, then each holder of Senior Indebtedness is hereby irrevocably granted the right (but not the obligation) to file, and is hereby authorized to file, an appropriate claim, proof of debt, amendment of proof of debt, petition or other document for and on behalf of such Subordinated Indebtedness.

           (e) Subordination Upon Event of Default on
Subordinated Indebtedness. In the event that any Subordinated Indebtedness shall be declared due and payable as the result of the occurrence of any one or more defaults in respect thereof, under circumstances when the terms of subdivision (d) are not applicable, no payment shall be made in respect of any Subordinated Indebtedness unless and until all Senior Indebtedness shall have been paid in full; provided that payments of Subordinated Indebtedness otherwise permitted hereunder may resume if such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived or shall have ceased to exist unless such payments are otherwise prohibited hereunder.

           (f) Turnover of Improper Payments. If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holder of Subordinated Indebtedness in contravention of any of the terms hereof and before all Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the proprieties then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of failure of any holder of any Subordinated Indebtedness to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

           (g) No Prejudice or Impairment. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of Subordinated

Indebtedness by any act or failure to act on the part of Maker. Nothing contained herein shall impair, as between Maker and the holder of this Subordinated Indebtedness, the obligation of Maker to pay to the holder hereof the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or prevent the holder of any Subordinated Indebtedness from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the holders of the Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the holders of Subordinated Indebtedness.

           (h) Subrogation. Upon the payment in full of all Senior Indebtedness and the due performance of all obligations of Maker under the Senior Indebtedness, the holders of the Subordinated Indebtedness shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the Subordinated Indebtedness shall have been paid in full, and, for the purposes of such subrogation, no payment or distribution received by the holders of Senior Indebtedness of cash, securities or other property to which the holders of the Subordinated Indebtedness would have been entitled except for these subordination provisions shall, as between Maker and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Indebtedness, on the other, be deemed to be a payment or distribution by Maker to or on account of Senior Indebtedness, and Maker hereby assigns, without recourse, representation or warranty of any kind, to Payee all and any claims which may be existing now or hereafter against all holders of Senior Indebtedness in such event, including but not limited to claims for reimbursement of such payments or distributions received by such holders.

                                                        EXHIBIT B


            QUALIFIED SUBSIDIARY ASSUMPTION AGREEMENT*


           Reference is hereby made to the Amended and Restated Stockholders' Agreement, dated as of _____________, 1998 (the "Stockholders' Agreement"), among Sprint Corporation, a Kansas corporation (the "Company"); France Telecom, S.A., a societe anonyme organized under the laws of France ("FT"); and Deutsche Telekom AG, an Aktiengesellschaft organized under the laws of Germany ("DT").

           1. The undersigned is acquiring Shares (such term and any other capitalized term defined in the Stockholders' Agreement and used herein shall have the meanings specified in the Stockholders' Agreement) from a Class A Holder on the date hereof. Pursuant to the Stockholders' Agreement, for good and valuable consideration and as a condition to the effectiveness of such acquisition of Shares by the undersigned, the undersigned hereby expressly confirms and agrees for the benefit of the Company and each Class A Holder:

           (a) to be bound by the terms and conditions of the Stockholders' Agreement and to perform, observe and assume each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations and duties of a Class A Holder under the Stockholders' Agreement upon the consummation of its purchase of Shares;

           (b) to be bound by the terms and conditions of the Registration Rights Agreement and to perform, observe and assume each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations and duties of a holder of Eligible Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement;

           (c) to execute and deliver concurrently herewith a Qualified Subsidiary Standstill Agreement and a
               Qualified Subsidiary Confidentiality Agreement;

           (d) to cause all of the holders of its equity interests (other than FT, DT and Passive Financial
               Institutions) to execute and deliver concurrently herewith a Strategic Investor Standstill
               Agreement; and

           (e) to cause all of the holders of its equity interests (other than FT and DT) to execute and deliver concurrently herewith a Strategic Investor
               Confidentiality Agreement.

--------

* [If the undersigned is a Qualified Subsidiary of FT, is an agency or instrumentality of the Government of France or is otherwise Controlled by the Government of France, this Assumption Agreement shall be executed concurrently in both English and French.]

           2. From and after the date hereof, (a) all references to a "Class A Holder" or the "Class A Holders" in the Stockholders' Agreement shall be deemed to be references to the undersigned (along with the other Class A Holders), and (b) all references to a "holder of Eligible Securities" or "holders of Eligible Securities" in the Registration Rights Agreement shall be deemed to be references to the undersigned (along with the other holders of Eligible Securities).

           3. Nothing in this Assumption Agreement shall relieve any Class A Holder of any of its obligations under the Stockholders' Agreement or any of the Other Investment Documents, and the Class A Holder effecting the Transfer of Shares to the undersigned shall remain liable for the performance by the undersigned as a party.

           4. The undersigned represents and warrants to the Company that it is a Qualified Subsidiary within the meaning of
Article I of the Stockholders' Agreement.

           5. The undersigned agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from set off or counterclaim relating to this Agreement, the Stockholders' Agreement or the Registration Rights Agreement from the jurisdiction of any competent court described in Section 11.5 of the Stockholders' Agreement or Section 3.6 of the Registration Rights Agreement, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement, the Stockholders' Agreement or the Registration Rights Agreement or the subject matter hereof or thereof (including any obligation for the payment of money). The undersigned agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. P. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against the undersigned with respect to this Agreement, the Stockholders' Agreement or the Registration Rights Agreement.

           IN WITNESS WHEREOF, the undersigned has duly executed this Assumption Agreement as of this _____ day of ____________, 19__.

                               [NAME]


                               By__________________________
                                 Name:
                                 Title:

                                                     EXHIBIT C


                    QUALIFIED STOCK PURCHASER
                       ASSUMPTION AGREEMENT
                    -------------------------


      Reference is hereby made to the Amended and Restated Stockholders' Agreement, dated as of ___________, 1998 (the "Stockholders' Agreement"), among Sprint Corporation, a Kansas corporation (the "Company"); France Telecom S.A., a societe anonyme organized under the laws of France ("FT"); and Deutsche Telekom AG, an Aktiengesellschaft organized under the laws of Germany ("DT").

           1. A Class A Holder (such term and any other capitalized term defined in the Stockholders' Agreement and used herein shall have the meanings specified in the Stockholders' Agreement) has assigned to the undersigned on the date hereof the right to acquire shares of Common Stock through purchases on the open market or from third parties in accordance with Section 2.2(b) of the Amended and Restated Standstill Agreement or shares of Class A Stock from the Company in accordance with Article VI of the Stockholders' Agreement. Pursuant to the Stockholders' Agreement, for good and valuable consideration and as a condition to the effectiveness of such assignment and to the acquisition of shares of Common Stock or Class A Stock by the undersigned, the undersigned hereby expressly confirms and agrees, for the benefit of the Company and each Class A Holder:

           a. to be bound by the terms and conditions of the Stockholders' Agreement and to perform, observe and assume each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations and duties of a Class A Holder under the Stockholders' Agreement;

           b. to be bound by the terms and conditions of the Registration Rights Agreement and to perform, observe and assume each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations and duties of a holder of Eligible Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement;

           c. to execute and deliver concurrently herewith a Qualified Stock Purchaser Standstill Agreement and a
           Qualified Stock Purchaser Confidentiality Agreement;
           and

           d. to cause the Person or Persons, if any, which, directly or indirectly, ultimately Control the undersigned to execute and deliver concurrently herewith such Qualified Stock Purchaser Standstill Agreement and such Qualified Stock Purchaser Confidentiality Agreement.

           2. From and after the date hereof, (a) all references to a "Class A Holder" or the "Class A Holders" in the Stockholders' Agreement shall be deemed to be references to the undersigned (along with the other Class A Holders), and (b) all references to a "holder of Eligible Securities" or "holders of Eligible Securities" in the Registration Rights Agreement shall be deemed to be references to the undersigned (along with the other holders of Eligible Securities).

           3. Nothing in this Assumption Agreement shall relieve any of FT, DT or any of the other Class A Holders of any of its obligations under the Stockholders' Agreement or any of the Other
Investment Documents.

           4. The undersigned represents and warrants to the Company that it (a) is not an Alien, (b) has the legal and financial ability to purchase shares of Common Stock or Class A Stock in accordance with Section 2.2 of the Amended and Restated Standstill Agreement or Article VI of the Stockholders' Agreement, as the case may be, and (c) will not be a Major Competitor of the Company or of the Joint Venture immediately following such purchase.

      IN WITNESS WHEREOF, the undersigned has duly executed this Assumption Agreement as of this _____ day of ____________, 19__.

                               [NAME]


      By________________________________________
           Name:
           Title:

                                                        EXHIBIT E


                   STOCK PAYMENT PROMISSORY NOTE



                                             New York, New York
U.S.  $____________________                  _____________, 19__


      FOR VALUE RECEIVED, [CLASS A HOLDER], a _______________ ("Maker"), promises to pay to SPRINT CORPORATION, a Kansas corporation ("Sprint"), or its assigns (Sprint and its assigns being referred to herein as "Payee"), at ____________________ __________________, or at such other place as Payee may from time to time designate in writing, on demand the outstanding amount of the loans extended from time to time by the Payee to the Maker in connection with the purchase by the Maker of shares of capital stock of the Payee pursuant to Section 7.17 of the Amended and Restated Stockholders' Agreement among Sprint, France Telecom S.A. and Deutsche Telekom AG (the "Stock Purchase Loans"), together with interest thereon at the rate of [one month LIBOR for the first thirty days] [market rate to be determined thereafter]. Interest on this Note shall be payable on demand up to and through such time as the holder hereof shall demand payment of the principal hereunder, and at such time all principal and all accrued and unpaid interest shall be due and payable in full.

      1. Loan Amount. This Note is given to evidence loans made or to be made by Payee in accordance with the terms of the Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"). Such loans shall be evidenced by this Note and shall be subject to the terms of this Note and the Stockholders' Agreement. The outstanding principal balance of this Note may be reduced from time to time by payments and prepayments hereunder and may be increased from time to time by additional loans in connection with the Stockholders' Agreement. On the date of a Stock Purchase Loan, Payee shall note on the Schedule the date and amount of such loan and shall recompute and note on the Schedule the aggregate principal amount of this Note outstanding following such loan. Upon any payment or prepayment of this Note in whole or in part, the Payee shall note on the Schedule the date and amount of the principal paid or repaid and shall recompute and note on the Schedule the aggregate principal amount of this Note outstanding following such payment or prepayment. Maker ackowledges that the notation of a Stock Purchase Loan or payment or prepayment on the Schedule shall, in absence of manifest error, constitute prima facie evidence of such loan or payment or prepayment and that such borrowing or payment or prepayment was made.

      2. Default Rate. From and after an occurrence of an Event of Default and during the continuance thereof, the principal balance due hereunder shall bear interest at a rate per annum equal to [one month LIBOR for the first thirty days] [market rate to be determined thereafter] plus one percent (1%) per annum. Default interest shall be due and payable by Maker upon demand of Payee.

      3. Maximum Lawful Rate. This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision occurs, shall involve payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if, from any circumstances, Payee shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Maker, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance hereof and not to the payment of interest.

      4. Method of Making Payments; Renewal of Obligations. All payments with respect to principal and interest hereunder shall be made by wire transfer of immediately available funds in United States dollars to such account as Payee shall designate in writing to Maker. Maker hereby expressly agrees that to the extent that Maker makes a payment or payments on this Note and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or national law, common law or equitable cause, then to the extent of such payment or repayment, the indebtedness evidenced hereby which is intended to be satisfied by such payment or payments shall be revived and continued in full force and effect as if said payment or payments had not been made.

      5. Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

           a. Failure to Pay. Maker fails to pay the principal and interest when due and payable or declared due and payable in accordance with the terms of this Note and such failure shall continue for three (3) Business Days;

           b. Bankruptcy. (i) Maker shall commence proceedings seeking either its own bankruptcy or to be granted a suspension of payments or any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect; (ii) any proceeding such as described in clause (i) of this subsection 5(b) is commenced or applied to be commenced against Maker, which proceeding remains undismissed for a period of sixty (60) days or is dismissed on the ground of lack of funds sufficient to cover the costs of such proceedings; (iii) a custodian, trustee, administrator or similar official is appointed under any applicable law described in clause (i) of this subsection 5(b) with respect to Maker or such custodian, trustee, administrator or similar official takes charge of all or any substantial part of the property of Maker; (iv) an adjudication is made that Maker is insolvent or bankrupt; (v) any order of relief or other order is entered approving any case or proceeding such as is described in clause (ii) of this subsection 5(b); (vi) Maker makes a general assignment for the benefit of its creditors; or

      (vii) Maker takes any corporate or similar action for the purpose of effecting any of the actions, orders or events described in the foregoing clauses of this subsection 5(b).

      6. Remedies. Upon the occurrence of an Event of Default, at the option of Payee, all amounts payable by Maker to Payee under the terms of the Note shall immediately become due and payable by Maker to Payee and Payee shall have all the rights, powers and remedies available under the terms of this Note, by agreement, under applicable law or otherwise. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 6(b) above, the amounts hereunder shall become automatically due and payable without presentment, protest or demand of any kind.

      7. Certain Withholding Obligations. Payee agrees that it will provide any applicable statements or forms required to be furnished under an applicable [residence of Maker] income tax treaty or the tax laws of [residence of Maker] in order to obtain any reduction in or exemption from [residence of Maker] tax on interest paid under this Note. Maker agrees that it will timely file any forms (with appropriate attachments) required to be filed with [identify the appropriate tax authority] reporting any payment of interest under this Note. All payments of interest under this Note will be subject to the withholding of any applicable [identify country of which Maker is resident] income tax.

      8. Representations and Warranties of Maker. Maker represents and warrants to Payee that:

           a. Existence of Maker.

      [This paragraph to be used if FT is the Maker of the Note:
      FT is a societe anonyme validly existing under the laws of the Republic of France, and has all requisite power and authority to enter into this Note.]

      [This paragraph to be used if DT is the Maker of the Note:
      DT is an Aktiengesellschaft duly formed and validly existing under the laws of the Republic of Germany, and has all requisite corporate power and authority to enter into this Note.]

           b. No Conflicts. The execution and delivery of this Note by Maker and the performance by Maker of its obligations hereunder do not and will not (with or without the giving of notice or the passage of time or both) (i) conflict with or result in a breach or violation of the certificate of incorporation, bylaws or other organizational documents of Maker, (ii) conflict with or result in a violation or breach of, or constitute a default under, any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over Maker or any of its properties or assets where such violation, breach or default would reasonably be expected to result in a material adverse effect on the Maker, or (iii) conflict with or result in a violation or breach of, constitute a default under, result in or give to any person any right of termination, cancellation or acceleration or modification in or with respect to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Maker is a party or by which its assets are bound where such violation, breach, default or right of termination, cancellation, acceleration or modification would reasonably be expected to result in a material adverse effect on the Maker.

           c. No Consents. No consent, approval or action of, filing with or notice to, any court or governmental agency or body is required in connection with the execution, delivery and performance by Maker of this Note or the performance of its obligations hereunder.

           d. Authority; Binding Effect. This Note has been duly authorized, executed and delivered by Maker and constitutes the valid and binding agreement of Maker enforceable against Maker in accordance with its terms.

      9. Costs of Collection. Maker agrees to pay all costs and expenses of collection, including reasonable attorneys' fees and expenses (but not including the portion of any fees determined pursuant to the Bundesegebuhrenordnung fur Rechtsanwalte vom 26. Juli 1957 (BGB1) I S. 907 (as it or any successor provision is from time to time in effect), arising in connection with any enforcement action by Payee, in which it shall prevail, of any of its rights under this Note whether by or through an attorney-at-law or in an action in bankruptcy, insolvency or other judicial proceedings.

      10. Waivers; Amendment. No delay or failure on the part of Payee to exercise any right or remedy accruing to Payee hereunder, upon any default or breach by Maker of any term or provision hereof, shall be held to be an abandonment thereof. No delay on the part of Payee in exercising any of its rights or remedies shall preclude Payee from the exercise thereof at any time during the continuance of any default or breach. No waiver of a single default or breach shall be deemed a waiver of any subsequent default or breach. Payee may enforce any one or more remedies hereunder successively or concurrently, at its option. All waivers under this Note must be in writing signed by the Party entitled to enforce the right waived. All amendments to this Note must be in writing and signed by both the Maker and the Payee.

      Maker, its successors and assigns, and all other persons liable for the payment of this Note, waive presentment for payment, demand, protest, and notice of demand, dishonor, protest and nonpayment, and consent to any and all renewals, extensions or modifications that might be made by Payee as to the time of payment of this Note from time to time.

      11. Securities Laws. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE SECURITIES LAWS OF ANY U.S. STATE OR OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THIS NOTE IS BEING ACQUIRED BY THE PAYEE HEREOF FOR INVESTMENT ONLY AND FOR SAID PAYEE'S OWN ACCOUNT, AND NEITHER THIS

NOTE NOR INTEREST HEREIN MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS, ANY OTHER APPLICABLE SECURITIES LAWS AND ANY OTHER LAWS WHICH ARE APPLICABLE TO SUCH TRANSACTION AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS NOTE. NEITHER THIS NOTE NOR ANY INTEREST HEREIN WILL BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE TERMS OF THIS NOTE; AND NO PERSON SHALL BE RECOGNIZED AS HAVING ANY RIGHT HEREUNDER UNLESS SUCH PERSON HAS BECOME THE REGISTERED HOLDER HEREOF.

      12. Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Note, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party hereto waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Note is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the extent possible.

      13. Notices. All notices and other communications required or permitted under this Note should be made in writing in the English language and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier or seven (7) days after it has been sent by registered or certified mail, return receipt requested, addressed: (a) if to the Payee, at such address as such Payee shall have furnished to the Maker in writing, or until any such Payee so furnishes to the Maker an address, then to and at the address of the last Payee of the Note who has furnished an address to the Maker; or (b) if to the Maker [specify Maker's address], or at such other address, or to the attention of such other officer, as the Maker shall furnish to each Payee in writing.

      14. Captions. The captions herein set forth are for convenience only and should not be deemed to define, limit or describe the scope or intent of this Note.

      15. Successors; Assignment. The terms and provisions of this Note shall be binding upon and inure to the benefit of the successors and assigns of the Maker and the successors and registered assigns of the Payee. This Note may only be transferred or assigned by the Payee in accordance with the terms of this Section 15 and may not be transferred or assigned to any Person who is a Major Competitor of France Telecom SA ("FT") or Deutsche Telekom AG ("DT") or of the Joint Venture (as defined below). The Maker will keep at its principal office a register in which the Maker will provide for the registration of this Note and for the registration of transfers of this Note. The Maker may treat the person in whose name any Note is registered on such register as owner thereof for the purpose of receiving payment of the principal and of interest (if applicable) on this Note and for all other purposes, and the Maker shall not be affected by any notice to the contrary. All references in this Note to the Payee shall mean the Person in whose name this Note is at the time registered on such register. Upon surrender of this Note for registration or transfer, or for exchange, to the Maker at the address set forth above, the Maker will execute and deliver in exchange therefor, a new Note or Notes in denominations of at least U.S. $50 million (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, U.S. $50 million) as requested by the Payee or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be dated so there will be no loss of interest on such surrendered Note and shall otherwise be of like tenor and shall be registered in the name or names of such person as such Payee or transferee may request. In addition to the surrender of the Note being transferred or assigned to Maker, in connection with a request for the transfer or assignment of this Note or the exchange hereof for one or more additional Notes, Maker must also receive a written instrument of transfer in form satisfactory to Maker and duly executed by the registered Payee of this Note and the Payee must also have furnished to the Maker such assurances as Maker may reasonably request that the transfer is in compliance with the Act, all applicable state securities laws, any other applicable securities law and any other laws which are applicable to such transfer. Any purported transfer in violation of the foregoing provision shall be null and void and of no force and effect whatsoever. For purposes of this Section 15, the term "Major Competitor" shall mean (a) with respect to FT or DT, an entity that materially competes with a major portion of the telecommunications services business of FT or DT in Europe, or an entity that has taken substantial steps to become such a Major Competitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in France or Germany, provided that FT and/or DT furnish in writing to the Payee reasonable evidence of the occurrence of such steps; and (b) with respect to the Joint Venture, an entity that materially competes with a major portion of the telecommunications services business of the Joint Venture, or an entity that has taken substantial steps to become such a Major Competitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that the party so concluding furnishes in writing to the Payee reasonable evidence of the occurrence of such steps. For purposes of this Section 15, the term "Joint Venture" shall mean the venture formed pursuant to the Joint Venture Agreement dated as of June 22, 1995, as amended, among Sprint Corporation, Sprint Global Venture Inc., FT and DT.

      16. Governing Law; Submission to Jurisdiction.

           a. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE
      PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN
      ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
      (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER
      APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

           b. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, MAKER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

      MAKER, AND THE PAYEE BY THE ACCEPTANCE OF THIS NOTE, EACH
      IRREVOCABLY WAIVES TRIAL BY JURY, AND MAKER HEREBY
      IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT
      LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED
      ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR
      HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR
      PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

           c. MAKER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF MAKER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO MAKER, BUT THE FAILURE OF MAKER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO MAKER, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

           d. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO
      SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO
      COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST
      MAKER IN ANY OTHER JURISDICTION.

      17. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Note shall fall on a day other than a Business Day, (as defined below), the party having such privilege or duty shall have until 5:00 p.m. (New York time) on the next succeeding Business Day to exercise such privilege or to discharge such duty. For purposes of this Note, the term "Business Day" shall mean any day other than a day which is a Saturday or Sunday or other day on which commercial banks in the City of New York, Paris, France or Frankfurt am Main, Germany are authorized or required to remain closed.

      18. Language. [Include the following Section if (i) loi n(degree) 94-665 du 4 aout 1994 relative a l'emploi de 1a langue francaise or another similar law is in effect in the Republic of France and (ii) the Maker is FT: The parties have negotiated this
Note in the English language, and have prepared successive drafts and the definitive texts of this Note in the English language. For purposes of complying with loi n(degree) 94-665 du 4 aout 1994 relative a l'emploi de la langue francaise, the Parties have prepared a French version of this Note, which French version was executed and delivered simultaneously with the execution and delivery of the English version hereof, such English version having likewise been executed and delivered. The parties hereto deem the French and English versions of this Note to be equally authoritative.] [Otherwise, include the following: This Note has been concluded in the English language and the original English version will govern in the event of any inconsistency between such version and any translation thereof.]

      19. Waiver of Immunity. Maker agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from setoff or counterclaim relating to this Note from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award or from any other legal process in any jurisdiction, it, for itself and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to such matters arising with respect to this Note or the subject matter hereof (including any obligation for the payment of money). Maker agrees that the foregoing waiver is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against Maker, FT and DT or any of their Affiliates with respect to this Note.

      20. Judgment Currency.

           a. Maker's obligations hereunder to make payments in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, except to the extent that such tender or recovery actually results in the effective receipt by the Payee of the full amount of the U.S. Dollars expressed to be payable to the Payee hereunder. If for the purpose of obtaining or enforcing judgment against Maker in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in U.S. Dollars, the conversion shall be made, and the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such being hereafter referred to as the "Judgment Currency Conversion Date").

           b. If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, Maker covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by a reputable independent financial institution chosen by the Payee at its prevailing rate for such currency exchange on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

           c. For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of U.S.
      Dollars.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officers under its corporate seal as of the date first above written.

                              [CLASS A HOLDER]


                              By:____________________
                                 Name:_______________
                                 Title:______________


[CORPORATE SEAL]

ATTEST:


____________________
Name:_______________
Title:______________